                                                                  Exhibit 4.6(i)


                                                                [EXECUTION COPY]






                               U.S. $115,000,000


                                CREDIT AGREEMENT


                            Dated as of July 1, 1997


                                     among


                       NATIONAL EQUIPMENT SERVICES, INC.,

                                      and

                       Certain of its U.S. Subsidiaries,

                                 as Borrowers,

                       EACH OF THE FINANCIAL INSTITUTIONS
                         INITIALLY A SIGNATORY HERETO,
                         TOGETHER WITH THOSE ASSIGNEES
                        PURSUANT TO SECTION 14.6 HEREOF,

                                  as Lenders,

                                      and

                      FIRST UNION COMMERCIAL CORPORATION,

                                    as Agent

                               TABLE OF CONTENTS

                                                                            Page



ARTICLE I  DEFINITIONS                                               1
1.1 General Definitions.                                             1
1.2 Accounting Terms and Determinations                             27
1.3 Other Definitional Terms.                                       28

ARTICLE II  LOANS                                                   28
2.1 Revolving Loans.                                                28
2.2 Term Loans.                                                     34
2.3 Optional and Mandatory Prepayments; Reduction of Commitments    35
2.4 Payments and Computations; Cash Management.                     37
2.5 Maintenance of Account.                                         39
2.6 Statement of Account.                                           39
2.7 Taxes.                                                          40
2.8 Sharing of Payments.                                            41
2.9 Pro Rata Treatment.                                             42
2.10 Extensions and Conversions.                                    42

ARTICLE III  LETTERS OF CREDIT                                      43


3.1 Issuance.                                                       43
3.2 Notice and Reports.                                             43
3.3 Participation.                                                  43
3.4 Reimbursement.                                                  44
3.5 Repayment with Revolving Loans.                                 45
3.6 Renewal, Extension.                                             46
3.7 Uniform Customs and Practices.                                  46
3.8 Indemnification; Nature of Issuing Bank's Duties.               46
3.9 Responsibility of Issuing Bank.                                 47
3.10 Conflict with Letter of Credit Documents.                      47

ARTICLE IV  INTEREST AND FEES                                       48
4.1 Interest on Loans.                                              48
4.2 Interest After Event of Default.                                48
4.3 Unused Line Fee                                                 48
4.4 Lenders' Fees/Agent's Fees.                                     48
4.5 Letter of Credit Fees.                                          49

4.6 Authorization to Charge Account.                                49
4.7 Indemnification in Certain Events.                              49
4.8 Inability To Determine Interest Rate.                           50
4.9 Illegality.                                                     50
4.10 Funding Indemnity.                                             51

ARTICLE V  CONDITIONS PRECEDENT                                     51
5.1 Closing Conditions.                                             51
5.2 Material Adverse Change.                                        52
5.3 Fees.                                                           52
5.4 Representations and Warranties; No Default.                     52
5.5 Notice of Borrowing.                                            52
5.6 Borrowing Base Certificate.                                     52
5.7 Additional Documents.                                           53

ARTICLE VI  REPRESENTATIONS AND WARRANTIES                          53
6.1 Organization and Qualification.                                 53
6.2 Solvency.                                                       53
6.3 Liens; Inventory.                                               53
6.4 No Conflict.                                                    54
6.5 Enforceability.                                                 54
6.6 Financial Data                                                  54
6.7 Locations of Offices, Records and Inventory.                    55
6.8 Fictitious Business Names.                                      55
6.9 Subsidiaries.                                                   56

6.10 No Judgments or Litigation.                                    56
6.11 No Defaults.                                                   56
6.12 No Employee Disputes.                                          56
6.13 Compliance with Law.                                           56
6.14 ERISA.                                                         57
6.15 Compliance with Environmental Laws.                            57
6.16 Use of Proceeds.                                               58
6.17 Intellectual Property.                                         58
6.18 Licenses and Permits.                                          59
6.19 Title to Property.                                             59
6.20 Labor Matters.                                                 60
6.21 Investment Company.                                            60
6.22 Margin Security.                                               60
6.23 No Event of Default.                                           60
6.24 Taxes and Tax Returns.                                         60
6.25 No Other Indebtedness.                                         61
6.26 Status of Accounts.                                            61
6.27 Representations and Warranties.                                62
6.28 Material Contracts.                                            62

6.29 Survival of Representations.                                   62
6.30 Affiliate Transactions.                                        62
6.31 Accuracy and Completeness of Information.                      62

ARTICLE VII  AFFIRMATIVE COVENANTS                                  63
7.1 Financial Information.                                          63
7.2 Inventory.                                                      65
7.3 Corporate Existence.                                            65
7.4 ERISA.                                                          65
7.5 Proceedings or Adverse Changes.                                 67
7.6 Environmental Matters.                                          67
7.7 Books and Records.                                              68
7.8 Collateral Records.                                             69
7.9 Security Interests.                                             69
7.10 Insurance; Casualty Loss.                                      70
7.11 Taxes.                                                         71
7.12 Compliance With Laws.                                          71
7.13 Use of Proceeds.                                               72
7.14 Fiscal Year.                                                   72

7.15 Notification of Certain Events.                                72
7.16 Additional Borrowers.                                          72
7.17 Schedules of Accounts and Purchase Orders.                     73
7.18 Collection of Accounts.                                        73
7.19 Notice; Credit Memoranda; and Returned Goods.                  74
7.20 Acknowledgment Agreements.                                     74
7.21 Trademarks.                                                    74
7.22 Maintenance of Property.                                       74
7.23 Annual Appraisal of Rental Equipment.                          74
7.24 Pledged Real Estate Assets.                                    75
7.25 Revisions or Updates to Schedules.                             75

ARTICLE VIII  FINANCIAL COVENANTS                                   76
8.1 Consolidated Net Worth.                                         76
8.2 Leverage Ratio.                                                 76
8.3 Fixed Charge Coverage Ratio.                                    76
8.4 Interest/Rental Expense Coverage Ratio.                         76

8.5 Consolidated Capital Expenditures.                              76

ARTICLE IX  NEGATIVE COVENANTS                                      77
9.1 Restrictions on Liens.                                          77
9.2 Restrictions on Additional Indebtedness.                        77
9.3 Restrictions on Sale of Assets.                                 77
9.4 No Corporate Changes.                                           77
9.5 No Guarantees.                                                  78
9.6 No Restricted Payments.                                         78
9.7 No Investments.                                                 78
9.8 No Affiliate Transactions.                                      78
9.9 No Prohibited Transactions Under ERISA.                         79
9.10 Restrictions on the Company.                                   79
9.11 Issuance of Stock.                                             80
9.12 Material Amendments of Material Contracts.                     80
9.13 Additional Negative Pledges.                                   80
9.14 Subordinated Debt.                                             80
9.15 Sale and Leaseback.                                            81

9.16 Licenses, Etc.                                                81
9.17 Limitations.                                                  81

ARTICLE X  POWERS                                                  81
10.1 Appointment as Attorney-in-Fact.                              81
10.2 Limitation on Exercise of Power.                              82

ARTICLE XI  EVENTS OF DEFAULT AND REMEDIES                         82
11.1 Events of Default.                                            82
11.2 Acceleration.                                                 84

ARTICLE XII  TERMINATION                                           85

ARTICLE XIII  THE AGENT                                            85
13.1 Appointment of Agent.                                         85
13.2 Nature of Duties of Agent.                                    86
13.3 Lack of Reliance on Agent.                                    86
13.4 Certain Rights of the Agent.                                  86
13.5 Reliance by Agent.                                            87

13.6 Indemnification of Agent.                                     87
13.7 The Agent in its Individual Capacity.                         87
13.8 Holders of Notes.                                             88
13.9 Successor Agent.                                              88
13.10 Collateral Matters.                                          88
13.11 Actions with Respect to Defaults.                            90
13.12 Delivery of Information.                                     90

ARTICLE XIV  MISCELLANEOUS                                         90
14.1 Waivers.                                                      90
14.2 JURY TRIAL.                                                   91
14.3 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE.             91
14.4 Arbitration.                                                  91
14.5 Notices.                                                      93
14.6 Assignability.                                                93
14.7 Information.                                                  96
14.8 Payment of Expenses; Indemnification.                         96
14.9 Entire Agreement, Successors and Assigns.                     97
14.10 Amendments, Etc.                                             97

14.11 Nonliability of Agent and Lenders.                           98
14.12 Independent Nature of Lenders' Rights.                       98
14.13 Counterparts.                                                98
14.14 Effectiveness.                                               98
14.15 Severability.                                                99
14.16 Headings Descriptive.                                        99
14.17 Maximum Rate.                                                99
14.18 Right of Setoff.                                             100
14.19 Concerning Joint and Several Liability of the Borrowers.     100

                             EXHIBITS AND SCHEDULES

                                    EXHIBITS


              Exhibit A    Form of Acknowledgment Agreement
              Exhibit B    Form of Assignment and Acceptance
              Exhibit C    Form of Solvency Certificate
              Exhibit D    Form of Landlord Agreement
              Exhibit E    Form of Pledge Agreement
              Exhibit F    Form of Security Agreement
              Exhibit G-1  Form of Revolving Note
              Exhibit G-2  Form of Term Loan Note
              Exhibit H    Form of Notice of Borrowing
              Exhibit I    Form of Lockbox Agreement
              Exhibit J    Form of Notice of Extension/Conversion
              Exhibit K    Form of Compliance Certificate
              Exhibit L    Form of Borrowing Base Certificate
              Exhibit M    Form of Joinder Agreement
              Exhibit N    Form of Subordinated Note



                                   SCHEDULES


              Schedule 1.1A        Lenders and Commitments
              Schedule 1.1B        Closing Conditions
              Schedule 1.1C        Liens
              Schedule 1.1D        Indebtedness
              Schedule 1.1E        Investments
              Schedule 6.1         Jurisdictions of Organization
              Schedule 6.7         Collateral Locations
              Schedule 6.8         Fictitious Business Names
              Schedule 6.9         Subsidiaries
              Schedule 6.10        Litigation
              Schedule 6.14        ERISA
              Schedule 6.15        Environmental Disclosures
              Schedule 6.17        Intellectual Property
              Schedule 6.19        Real Estate
              Schedule 6.24        Taxes
              Schedule 6.28        Material Contracts
              Schedule 6.30        Affiliate Transactions

                                CREDIT AGREEMENT


        THIS CREDIT AGREEMENT is entered into as of July 1, 1997 by and among NATIONAL EQUIPMENT SERVICES, INC., a Delaware corporation (the "Company"), NES ACQUISITION CORP., a Delaware corporation, BAT ACQUISITION CORP., a Delaware corporation, and AERIAL PLATFORMS,
     INC., a Georgia corporation (collectively referred to as the "Subsidiary Borrowers" or individually referred to as a "Subsidiary Borrower") (hereinafter, the Company and the Subsidiary Borrowers collectively referred to as the "Borrowers" or individually referred to as a "Borrower"), each of those financial institutions identified as Lenders on Schedule 1.1A hereto (together with each of their successors and assigns, referred to individually as a "Lender" and, collectively, as the "Lenders"), and FIRST UNION COMMERCIAL
     CORPORATION ("FUCC"), acting in the manner and to the extent described in Article XIII hereof (in such capacity, the "Agent").

                              W I T N E S S E T H:

     WHEREAS, the Borrowers wish to obtain a revolving credit facility and a term loan facility to provide for the working capital, letter of credit and general corporate needs of the Borrowers, including financing for the Closing Date Acquisitions and Future Acquisitions and to repay the Bridge Loan (as such terms are defined below); and

     WHEREAS, upon the terms and subject to the conditions set forth herein, the Lenders are willing to make loans and advances to the Borrowers;

     NOW, THEREFORE, the Borrowers, the Lenders and the Agent hereby agree as follows:


                                   ARTICLE I


     DEFINITIONS


          1.1  GENERAL DEFINITIONS.

          As used herein, the following terms shall have the meanings herein specified:

          "Accounts" shall mean all of each Borrower's accounts, whether now existing or existing in the future, including, without limitation, all (i) accounts receivable (whether or not specifically listed on schedules furnished to the Agent), including without limitation, all accounts created by or arising from all of each Borrower's sales or leases of goods or rendition of services made under any of each Borrower's trade names or styles, or through any of each Borrower's divisions; (ii) unpaid seller's or lessor's rights (including rescission, replevin, reclamation and stopping in transit) relating to the foregoing or arising therefrom; (iii) rights to any goods represented by any of the foregoing, including returned or repossessed goods; (iv) reserves and credit balances held by each Borrower with respect to any such accounts receivable or account debtors; (v) guarantees or collateral for any of the foregoing; and (vi) insurance policies or rights relating to any of the foregoing.

          "Acknowledgment Agreements" shall mean (i) the Acknowledgment Agreements, substantially in the form of Exhibit A hereto, between each Borrower's warehousemen, fillers, packers and processors and the Agent, in each case acknowledging and agreeing, among other things, (A) that such warehousemen, fillers, packers and processors do not have any Liens on any of the property of any Borrower or any Subsidiary and (B) to the collateral assignment by each Borrower to the Agent of each such Borrower's interest in the contracts with each of such warehousemen, fillers, packers and processors and (ii) Landlord Agreements.

          "Acquired Company" shall mean the Person (or the assets thereof) which is acquired pursuant to an Acquisition.

          "Acquisition" shall mean the purchase of a business unit as a going concern which purchase may be of (i) the Capital Stock of a Person, (ii) the assets of such Person through merger or consolidation with such Person or (iii) the plant, property and equipment of such Person, or a portion thereof, together with the related current assets and intangible assets of such Person.

          "Acquisition Documents" shall mean a purchase agreement pursuant to which a Future Acquisition is made in accordance with the terms hereof, including the exhibits and schedules thereto, and all agreements, documents and instruments executed and delivered pursuant thereto or in connection therewith.

          "Affiliate" shall mean any entity which directly or indirectly controls, is controlled by, or is under common control with, any Borrower or any Subsidiary. For purposes of this definition, "control" shall mean the possession, directly or indirectly, of the power to (i) vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors of such Person, or (ii) direct or cause the direction of management and policies of a business, whether through the ownership of voting securities, by contract or otherwise and either alone or in conjunction with others or any group.

          "Agency and Custodian Agreement" shall mean the Agency and Custodian Agreement, of even date herewith, among the Agent, the Company, on behalf of itself and the other Borrowers, and Paul Ingersoll.

          "Agent" shall mean FUCC as provided in the preamble to this Credit Agreement or any successor to FUCC.

          "Agent's Fees" shall mean the fees payable by the Borrowers to the Agent as described in the Fee Letter.

          "Applicable Percentage" shall mean for Eurodollar Loans, Base Rate Loans and Unused Line Fees, the appropriate applicable percentages corresponding to the Leverage Ratio in effect as of the most recent Calculation Date as shown below:


                                   Applicable            Applicable            Applicable
                                   Percentage for        Percentage for Base   Percentage for
Tier Levels     Leverage Ratio     Eurodollar Loans      Rate Loans            Unused Line Fee
1            > 2.5 to 1.0                 2.75%                 1.25%                  .50%
2            > 2.25 to 1.0 but            2.50%                 1.00%                  .50%
             < 2.5 to 1.0
3            > 2.0 to 1.0 but             2.25%                  .75%                 .375%
             < 2.25 to 1.0
4            < 2.0 to 1.0                 2.00%                  .50%                 .375%

     The Applicable Percentages shall be determined and adjusted quarterly on the date (each a "Calculation Date") five Business Days after the date on which the Company provides the quarterly officer's certificate in accordance with the provisions of Section 7.1(c); provided, however, that (i) the initial Applicable Percentages shall be based on Tier Level 1 (as shown above) and shall remain at Tier
     Level 1 until the first Calculation Date subsequent to September 30, 1997, and, thereafter, the Tier Level shall be determined by the then current Leverage Ratio, and (ii) if the Company fails to provide the officer's certificate to the Agent for any fiscal quarter as required by and within the time limits set forth in Section 7.1(c), the Applicable Percentages from the applicable date of such failure shall be based on Tier Level 1 until five Business Days after an appropriate officer's certificate is provided, whereupon the Tier
     Level shall be determined by the Leverage Ratio set forth in such certificate. Except as set forth above, each Applicable Percentage shall be effective from one Calculation Date until the next
     Calculation Date. The Applicable Percentages set forth above for all Eurodollar Loans and Base Rate Loans shall be reduced by .25% at such time as the outstanding principal balance of the Term Loans has been reduced to an amount equal to or less than $7,500,000.


          "Asset Disposition" shall mean the disposition (other than a disposition made in the ordinary course of business) of any or all of the assets (including without limitation the Capital Stock of a Subsidiary) of any Borrower or any of its Subsidiaries whether by sale, lease, transfer or otherwise.

          "Assignment and Acceptance" shall mean an assignment and acceptance entered into by an assigning Lender and an assignee Lender, accepted by the Agent, in accordance with Section 14.6(f), in the form attached hereto as Exhibit B.

          "Base Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of (i) the Federal Funds Rate in effect on such day plus 1/2 of 1% or (ii) the Prime Rate in effect on such day. If for any reason the Agent shall have determined in good faith (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (i) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

          "Base Rate Loan" shall mean any Loan bearing interest at a rate determined by reference to the Base Rate.

          "Benefit Plan" shall mean a defined benefit plan as defined in
     Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which any Borrower, any Subsidiary or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in
     Section 3(5) of ERISA.

          "Borrower" and "Borrowers" shall have the meaning given such terms in the preamble of this Credit Agreement.

          "Borrowing Base" shall have the meaning given to such term in
     Section 2.1(b)(i) hereof.

          "Borrowing Base Certificate" shall have the meaning given to such term in Section 7.1(d) hereof.

          "Bridge Loan" shall mean the loan evidenced by that certain Secured Promissory Note dated April 28, 1997 issued by the Borrowers in favor of First Union Commercial Corporation in the amount of $20,000,000.

          "Business Day" shall mean any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or required by law or other governmental action to close in Charlotte, North Carolina or New York, New York; provided, that in the case of Eurodollar Loans, such day is also a day on which dealings between banks are carried on in U.S. dollar deposits in the London interbank market.

          "Capital Lease" shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

          "Capital Lease Liens" shall mean Liens on fixed assets arising under Capital Leases entered into after the date of this Credit Agreement, provided that: (i) each such lien shall attach only to the property to be acquired and (ii) a description of the property so acquired is furnished to the Agent.

     "Capital Stock" shall mean (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and
     (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided, that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition,
     (ii) time deposits or certificates of deposit of any commercial bank incorporated under the laws of the United States or any state thereof, of recognized standing having capital and unimpaired surplus in excess of $1,000,000,000 and whose short-term commercial paper rating at the time of acquisition is at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Services, Inc. (any such bank, an "Approved Bank"), with such deposits or certificates having maturities of not more than one year from the date of acquisition,
     (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and
     (ii) above entered into with any Approved Bank, (iv) commercial paper or finance company paper issued by any Person incorporated under the laws of the United States or any state thereof and rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc., and in each case maturing not more than one year after the date of acquisition, and (v) investments in money market funds that are registered under the Investment Company Act of 1940, which have net assets of at least $1,000,000,000 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (i) through (iv) above. All such Cash Equivalents must be denominated solely for payment in U.S. Dollars.

     "Cash Management Event" shall have the meaning given to such term in
     Section 7.18 hereof.

     "Casualty Loss" shall have the meaning given to such term in Section 7.10 hereof.


     "Change of Control" shall mean the occurrence of either of the following:
     (i) the failure of the Company to own 100% of the issued and outstanding Capital Stock of any of its Subsidiaries or (ii) the failure of Golder Thoma and/or its Affiliates to own beneficially, directly or indirectly, an amount of the outstanding Capital Stock of the Company which is entitled to more than 50% of the voting power of all, and represents not less than 50% of the value of all, outstanding Capital Stock of the Company.

     "Closing" shall mean the consummation of the making of the initial loan or advance by the Lenders to the Borrowers under this Credit Agreement.

     "Closing Conditions" shall mean the list of Closing Conditions attached hereto as Schedule 1.1B.

     "Closing Date" shall mean the date on which the Closing occurs.

     "Closing Date Acquisitions" shall mean the Acquisitions of the Company and its Subsidiaries occurring on or prior to the Closing Date pursuant to the Closing Date Acquisition Documents.

     "Closing Date Acquisition Documents" shall mean (a) the Stock Purchase Agreement dated as of February 18, 1997 by and among National Equipment Services, Inc., Aerial Platforms, Inc. and Carter B.
     Wilson; (b) the Asset Purchase Agreement dated as of March 17, 1997 by and among NES Acquisition Corp., Lone Star Rentals, Inc. and James Horsley; (c) the Asset Purchase Agreement dated as of January 6, 1997 by and among NES Acquisition Corp., Industrial Crane Maintenance Systems, Inc., Brazos Rental & Tool, Inc., Safe Work Load Products, Inc. and the Stockholders referred to therein; (d) the Asset Purchase Agreement dated as of April 1, 1997 by and among BAT Acquisition Corp., BAT Rentals, Inc. and Paul B. Bronken, and (e) the Sprintank Purchase Agreement including the exhibits and schedules thereto, and all agreements, documents and instruments executed and delivered pursuant thereto or in connection therewith.

     "Collateral" shall mean any and all assets and rights and interests in or to property of the Borrowers pledged from time to time as security for the Obligations pursuant to the Security Documents whether now owned or hereafter acquired, including, without limitation, (i) all of the Accounts, Chattel Paper, Deposit Accounts, Documents,
     Equipment, Fixtures, General Intangibles (including all intellectual property), Inventory, Instruments and Proceeds of each Borrower, as defined in the Security Agreement and (ii) all Pledged Stock and all Proceeds thereof pledged pursuant to the Pledge Agreement.

     "Collateral Warranties" shall mean the representations and warranties made herein pursuant to Sections 6.3, 6.7, 6.11, 6.19, 6.26 and 6.31.

     "Commitment" of any Lender shall mean the Revolving Credit Commitment and the Term Loan Commitment of such Lender.

     "Consolidated" or "consolidated" with reference to any term defined herein, shall mean that term as applied to the accounts of the Company and all Subsidiaries, consolidated in accordance with GAAP.

     "Consolidated Capital Expenditures" with respect to any fiscal period, shall mean an amount equal to the consolidated aggregate expenditures of the Company and its Subsidiaries during such fiscal period for the acquisition (including the acquisition by capitalized lease) or improvement of (i) capital assets, as determined in accordance with GAAP, or (ii) Rental Equipment.

     "Consolidated Cash Taxes" shall mean, for any period of computation, the aggregate of all taxes of the Company and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP, to the extent the same are paid in cash during such period (whether such taxes are due in such period or any other period).

     "Consolidated EBITDA" shall mean for any applicable period of computation, the sum of (i) Consolidated Net Income for such period, but excluding therefrom all extraordinary non-recurring items of income or loss, plus (ii) the aggregate amount of depreciation and amortization charges made in calculating Consolidated Net Income for such period, plus (iii) aggregate consolidated interest expense for such period, plus (iv) the aggregate amount of all income taxes reflected on the consolidated statements of income of the Company and its Subsidiaries for such period.

     "Consolidated EBITDAR" shall mean for any applicable period of computation, the sum of (i) Consolidated EBITDA for such period plus
     (ii) Consolidated Rental Expense for such period.

     "Consolidated Fixed Charges" shall mean, for any period of computation, the sum of (i) Consolidated Interest Expense for the applicable period plus (ii) Consolidated Funded Debt Payments for the applicable period.

     "Consolidated Funded Debt Payments" shall mean, as of the end of each fiscal quarter of the Company and its Subsidiaries on a consolidated basis, the sum of all scheduled payments of principal on Consolidated Funded Indebtedness (including the principal component of payments due on Capital Leases during the applicable period ending on such date); it being understood that Consolidated Funded Debt Payments shall not include voluntary prepayments or mandatory prepayments of the Term Loans required pursuant to Section 2.3.

     "Consolidated Funded Indebtedness" shall mean, as of the date of determination, all Funded Indebtedness of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" shall mean, for any period of computation, interest expense on Consolidated Funded Indebtedness of the Company and its Subsidiaries for such period, as determined in accordance with GAAP.

     "Consolidated Net Income" shall mean the consolidated net income (or net deficit) of the Company and its Subsidiaries for any period, after deduction of all expenses, taxes and other proper charges, all as determined in accordance with GAAP.

     "Consolidated Net Worth" shall mean, as of any date, shareholders' equity or net worth of the Company and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

     "Consolidated Rental Expense" shall mean, for any period of computation, the sum of all real property rental expense of the Company and its Subsidiaries on a consolidated basis for such period, determined in accordance with GAAP.

    "Contractual Obligations" shall mean, with respect to any Person, any term or provision of any securities issued by such Person, or any indenture, mortgage, deed of trust, contract, undertaking, document, instrument or other agreement to which such Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

     "Credit Agreement" shall mean this credit agreement, dated as of the date hereof, as the same may be modified, amended, extended, restated or supplemented from time to time.

     "Credit Documents" shall mean, collectively, this Credit Agreement, the Revolving Notes, the Term Loan Notes, the Letters of Credit, each of the Security Documents and all other documents, agreements, instruments, opinions and certificates executed and delivered in connection herewith or therewith, as the same may be modified, amended, extended, restated or supplemented from time to time.

     "Default" shall mean an event, condition or default which, with the giving of notice, the passage of time or both would be an Event of Default.

     "Defaulting Lender" shall have the meaning given to such term in Section 2.1(d)(iii) hereof.

     "DOL" shall mean the United States Department of Labor and any successor department or agency.

     "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

     "Eligible Accounts Receivable" shall mean the aggregate face amount of the Borrowers' Accounts that conform to the warranties contained in this definition and to the Collateral Warranties. Unless otherwise approved in writing by the Agent (such approval not to be unreasonably withheld), no Account shall be deemed to be an Eligible Account Receivable if:

          (i) it arises out of a sale or lease made by any Borrower to an Affiliate unless such Affiliate is a Portfolio Company and such sale or lease is made on an arm's length basis; or

          (ii) the Account is unpaid 90 days or more from the original invoice date; or

          (iii) such Account is from the same account debtor (or any affiliate thereof) and fifty percent (50%) or more, in face amount, of other Accounts from such account debtor (or any affiliate thereof) are unpaid 90 days or more after the original invoice date; or

          (iv) the Account, when aggregated with all other Accounts of such account debtor, exceeds fifteen percent (15%) in face value of all Accounts of the Borrowers in the aggregate then outstanding, to the extent of such excess; or

          (v) (A) the account debtor is also a creditor of any Borrower, to the extent of the amount owed by such Borrower to the account debtor, (B) the account debtor has disputed its liability on, or the account debtor has made any claim with respect to, such Account or any other Account due from such account debtor to such Borrower, which has not been resolved or (C) the Account otherwise is or may become subject to any right of setoff by the account debtor, to the extent of the amount of such setoff; or

          (vi) the account debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or if a decree or order for relief has been entered by a court having jurisdiction in the premises in respect to the account debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or if any other petition or other application for relief under the federal bankruptcy laws has been filed by or against the account debtor, or if the account debtor has failed, suspended business, ceased to be solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

          (vii) the sale is to an account debtor outside the continental United States or Canada, unless the sale is (A) on letter of credit, guaranty or acceptance terms, in each case acceptable to the Agent in its sole discretion, or (B) otherwise approved by and acceptable to the Agent in its reasonable discretion; or

          (viii) the sale to the account debtor is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval or consignment basis or made pursuant to any other written agreement providing for repurchase or return; or

          (ix) the account debtor is the United States of America or any department, agency or instrumentality thereof, unless the applicable Borrower duly and effectively assigns its rights to payment of such Account to the Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727 et seq.); or

          (x) the goods giving rise to such Account have not been shipped and delivered to and accepted by the account debtor or the services giving rise to such Account have not been performed by the applicable Borrower and accepted by the account debtor or the Account otherwise does not represent a final sale; or

          (xi) the Account is not subject to a valid, enforceable and first priority perfected Lien, subject only to Non-Priority Liens, in favor of the Agent; or

          (xii) the Agent, in the exercise of its reasonable discretion, determines it to be ineligible.

     In addition to the foregoing, Eligible Accounts Receivable shall include such Accounts as the Borrowers shall request and that the Agent approves in advance, in writing and in its reasonable judgment.

     "Eligible New Equipment" shall mean (A) the gross amount of each Borrower's New Equipment, valued at the delivered cost of such New Equipment, which (i) is owned solely by such Borrower and with respect to which such Borrower has good, valid and marketable title; (ii) is stored on property that is either owned or leased by such Borrower when not rented to an account debtor pursuant to an equipment lease (provided, that, with respect to New Equipment stored on property leased by such Borrower, such Borrower shall have delivered in favor of the Agent an Acknowledgment Agreement from the landlord of such leased property); (iii) is subject to a valid, enforceable and first priority perfected Lien (and no other Liens other than Non-Priority Liens) in favor of the Agent (except for any titled equipment, the title to which has not been modified to name the Agent as lienholder, which equipment may be included as Eligible New Equipment for a period of sixty (60) days following the Closing Date, provided such equipment otherwise complies with the requirements of this definition); (iv) is located in the United States; and (v) is not obsolete or slow moving, and which otherwise conforms to the warranties contained in this definition and to the Collateral Warranties; and (B) less any New Equipment that the Agent determines in its reasonable judgment to be ineligible. In addition to the foregoing, Eligible New Equipment shall include such items of such Borrower's New Equipment as such Borrower shall request and that the Agent approves in advance, in writing and in its reasonable judgment.

     "Eligible Parts and Supplies Inventory" shall mean (A) the gross amount of each Borrower's Parts and Supplies Inventory, valued at the lower of cost (on a FIFO basis) or market, which (i) is owned solely by such Borrower and with respect to which such Borrower has good, valid and marketable title; (ii) is stored on property that is either owned or leased by such Borrower (provided, that, with respect to Parts and Supplies Inventory stored on property leased by such Borrower, such Borrower shall have delivered in favor of the Agent an Acknowledgment Agreement from the landlord of such leased property); (iii) is subject to a valid, enforceable and first priority perfected Lien (and no other Liens other than Non-Priority Liens) in favor of Agent; (iv) is located in the United States; and (v) is not obsolete or slow moving, and which otherwise conforms to the warranties contained in this definition and to the Collateral Warranties; and (B) less any Parts and Supplies Inventory that the Agent determines in its reasonable judgment to be ineligible. In addition to the foregoing, Eligible Parts and Supplies Inventory shall include such items of such Borrower's Parts and Supplies Inventory as such Borrower shall request and that the Agent approves in advance, in writing and in its reasonable judgment.

     "Eligible Rental Equipment" shall mean (A) the Orderly Liquidation Value of the gross amount of each Borrower's Rental Equipment, which (i) is owned solely by such Borrower and with respect to which such Borrower has good, valid and marketable title, (ii) is located on property of a customer of such Borrower or is stored on property that is either owned or leased by such Borrower (provided, that, with respect to Rental Equipment stored on property leased by such Borrower, such Borrower shall have delivered in favor of the Agent an Acknowledgment Agreement from the landlord of such leased property); (iii) is subject to a valid, enforceable and first priority perfected Lien (and no other Liens other than Non-Priority Liens) in favor of the Agent (except for any titled equipment, the title to which has not been modified to name the Agent as lienholder, which equipment may be included as Eligible Rental Equipment for a period of sixty (60) days following the Closing Date, provided such equipment otherwise complies with the requirements of this definition); (iv) is located in the United States or Canada; and (v) is not obsolete or slow moving, and which otherwise conforms to the warranties contained in this definition and to the Collateral Warranties; and (B) less any Rental Equipment that the Agent determines in its reasonable judgment to be ineligible. In addition to the foregoing, Eligible Rental Equipment shall include such items of such Borrower's Rental Equipment as such Borrower shall request and that the Agent approves in advance, in writing and in its reasonable judgment.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

     "ERISA Affiliate" shall mean any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Borrowers or any of their Subsidiaries; (ii) partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Borrowers or any of their Subsidiaries; and (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Borrowers or any of their Subsidiaries, any corporation described in clause (i) above, or any partnership or trade or business described in clause (ii) above.

     "Eurodollar Loan" shall mean a Loan bearing interest based at a rate determined by reference to the Eurodollar Rate.

     "Eurodollar Rate" shall mean, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula:


     Eurodollar Rate = London Interbank Offered Rate
                       --------------------------------------
                       1 - Eurodollar Reserve Percentage

     "Eurodollar Reserve Percentage" shall mean for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to

Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not any Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

     "Event(s) of Default" shall have the meaning provided for in Article XI of this Credit Agreement.

     "Excess Cash Flow" shall mean, with respect to any fiscal year period of the Company and its Subsidiaries on a consolidated basis, an amount equal to (i) Consolidated EBITDA for such period minus (ii) Unfinanced Consolidated Capital Expenditures for such period minus (iii) Consolidated Interest Expense for such period minus (iv) Consolidated Cash Taxes actually paid during such period minus (v) Consolidated Funded Debt Payments made during such period minus (vi) voluntary prepayments of the Term Loan made during such period minus (vii) distributions and other payments made during such period to shareholders of the Company permitted to be made hereunder to the extent not deducted in determining Consolidated EBITDA for such period.

     "Excluded Taxes" shall have the meaning provided for in Section
2.7(a).

     "Existing Subordinated Notes" shall mean the promissory notes described on Schedule 1.1D attached hereto.

     "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by it.

     "Fee Letter" shall mean the letter agreement, dated May 12, 1997, by and between the Agent and the Borrowers regarding the fees to be paid by the Borrowers to the Agent.

     "Fees" shall mean, collectively, the Agent's Fees, the Lenders' Fees, the Unused Line Fee, the Standby Letter of Credit Fee and the Issuing Bank Fees payable hereunder.

     "Financials" shall have the meaning given to such term in Section
6.6.

     "First Union" shall mean First Union National Bank, having its principal offices in Charlotte, North Carolina, and its successors and permitted assigns.

     "Fixed Charge Coverage Ratio" shall mean (i) as of September 30, 1997, the ratio of Consolidated EBITDA minus Consolidated Cash Taxes, cash dividends and Unfinanced Consolidated Capital Expenditures (each computed for the fiscal quarter then ending) to Consolidated Fixed Charges (computed for the fiscal quarter then ending), (ii) as of December 31, 1997, the ratio of Consolidated EBITDA minus Consolidated Cash Taxes, cash dividends and Unfinanced Consolidated Capital Expenditures (each computed for the two fiscal quarters then ending) to Consolidated Fixed Charges (computed for the two fiscal quarters then ending), (iii) as of March 31, 1998, the ratio of Consolidated EBITDA minus Consolidated Cash Taxes, cash dividends and Unfinanced Consolidated Capital Expenditures (each computed for the three fiscal quarters then ending) to Consolidated Fixed Charges (computed for the three fiscal quarters then ending) and (iv) as of June 30, 1998 and as of the last day of each fiscal quarter ending thereafter, the ratio of Consolidated EBITDA minus Consolidated Cash Taxes, cash dividends and Unfinanced Consolidated Capital Expenditures (each computed for the four fiscal quarters then ending) to Consolidated Fixed Charges (computed for the four fiscal quarters then ending).

     "Foreign Lender" shall have the meaning given to such term in Section
2.7(a).

     "FUCC Account" shall mean the deposit account, established and maintained in the name of the Agent at First Union, for the benefit of the Lenders, in connection with this Agreement and the other Credit Documents.

     "Funded Indebtedness" shall mean, with respect to any Person, without duplication, (a) all Indebtedness of such Person other than Indebtedness of the types referred to in clause (e), (f), (g), (i), (k), (l) and (m) of the definition of "Indebtedness" set forth in this Section 1.1, (b) all Indebtedness of another Person of the type referred to in clause (a) above secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (c) all guaranties of such Person with respect to Indebtedness of the type referred to in clause (a) above of another Person and (d) Indebtedness of the type referred to in clause (a) above of any partnership or unincorporated joint venture in which such Person is legally obligated or has a reasonable expectation of being liable with respect thereto.

     "Funding Bank" shall have the meaning given to such term in Section
4.7 hereof.

     "Future Acquisitions" shall mean Permitted Acquisitions occurring after the Closing Date.

     "GAAP" shall mean generally accepted accounting principles in the United States of America, as in effect on the date hereof and applied on a consistent basis with the Financials.

     "Golder Thoma" shall mean Golder, Thoma, Cressey, Rauner, Inc., and its successors and permitted assigns.

     "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

     "Harris Note" shall mean the promissory note from the Company in favor of Harris Trust and Savings Bank dated April 27, 1997 in the principal amount of $13,000,000.

     "Highest Lawful Rate" shall mean, at any given time during which any Obligations shall be outstanding hereunder, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness under this Credit Agreement, under the laws of the State of North Carolina (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Credit Agreement and the other Credit Documents), or under applicable federal laws which may presently or hereafter be in effect and which allow a higher maximum nonusurious interest rate than under North Carolina or such other jurisdiction's law, in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Credit Agreement and any other Credit Documents executed in connection herewith, and any available exemptions, exceptions and exclusions.

     "Indebtedness" shall mean, with respect to any Person, without duplication,
(a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all guaranties of such Person with respect to Indebtedness of the type referred in this definition of another Person, (h) the principal portion of all obligations of such Person under Capital Leases, (i) all obligations of such Person under Interest Rate Protection Agreements, (j) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred Capital Stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date, (l) with respect to the Borrowers or any of their Subsidiaries, the principal portion of all obligations of such Person under off-balance sheet financing arrangements in the nature of

"synthetic leases," asset securitizations and other similar financings and
(m) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer.

     "Independent Accountant" shall mean a firm of independent public accountants of nationally recognized standing selected by the Board of Directors of the Company, which is "independent" as that term is defined in Rule 2-01 of Regulation S-X promulgated by the Securities and Exchange Commission.

     "Interest Period" shall mean, as to Eurodollar Loans, a period of one month, two months, three months or six months, as selected by the Borrowers, commencing on the date of the borrowing (including continuations and conversions thereof); provided, however, (i) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (ii) no Interest Period shall extend beyond the Expiration Date, (iii) any Interest Period with respect to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period and (iv) if the Loans and Commitments hereunder have not been fully syndicated by the Closing Date, during the 60-day period immediately following the Closing Date, the Borrowers shall only be permitted to select Base Rate Loans.

     "Interest Rate Protection Agreement" shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity purchase or option agreement or other interest or exchange rate or commodity price hedging agreements between any Borrower and any Lender, or any Affiliate of a Lender.

     "Interest/Rental Expense Coverage Ratio" shall mean (i) as of September 30, 1997, the ratio of Consolidated EBITDAR (computed for the fiscal quarter then ending) to Consolidated Interest Expense and Consolidated Rental Expense (each computed for the fiscal quarter then ending), (ii) as of December 31, 1997, the ratio of Consolidated EBITDAR (computed for the two fiscal quarters then ending) to Consolidated Interest Expense and Consolidated Rental Expense (each computed for the two fiscal quarters then ending), (iii) as of March 31, 1998, the ratio of Consolidated EBITDAR (computed for the three fiscal quarters then ending) to Consolidated Interest Expense and Consolidated Rental Expense (each computed for the three fiscal quarters then ending) and (iv) as of June 30, 1998 and as of the last day of each fiscal quarter ending thereafter, the ratio of Consolidated EBITDAR (computed for the four fiscal quarters then ending) to Consolidated Interest Expense and Consolidated Rental Expense (each computed for the four fiscal quarters then ending).

     "Internal Revenue" shall mean the Internal Revenue Service and any successor agency.

     "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute thereto and all rules and regulations promulgated thereunder.

     "Inventory" shall mean all of each Borrower's inventory, including without limitation, (i) all raw materials, work in process, parts, components, assemblies, supplies and materials used or consumed in the Borrowers' business; (ii) all goods, wares and merchandise, finished or unfinished, held for sale or lease or leased or furnished or to be furnished under contracts of service; and (iii) all goods returned to or repossessed by the Borrowers.

     "Investment" in any Person shall mean (i) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise, but exclusive of the acquisition of inventory, supplies, equipment and other assets used or consumed in the ordinary course of business of the applicable Borrower and Consolidated Capital Expenditures not otherwise prohibited hereunder) of assets, shares of capital stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such Person, (ii) any deposit (other than deposits made in connection with the purchase of equipment or other assets in the ordinary course of business) with, or advance, loan or other extension of credit (other than sales of inventory on credit in the ordinary course of business and payable or dischargeable in accordance with customary trade terms) to, such Person or (iii) any other capital contribution to or investment in such Person, including, without limitation, any obligation incurred for the benefit of such Person. In determining the aggregate amount of Investments outstanding at any particular time, (i) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (ii) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (iii) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise; and (iv) there shall not be deducted from the aggregate amount of Investments any decrease in the market value thereof.

     "Issuing Bank" shall mean First Union or any other Lender that is acceptable to the Agent which shall issue a Letter of Credit for the account of the Borrowers.

     "Issuing Bank Fees" shall have the meaning given to such term in
Section 4.5(b) hereof.

     "Landlord Agreements" shall mean the Landlord Lien Waiver Agreements, substantially in the form of Exhibit D hereto, between each of the Borrowers' landlords and the Agent, in each case acknowledging and agreeing, among other things, (i) that such landlords do not have any Liens on any of the property of any Borrower or any Subsidiary and (ii) to permit the Agent access to the property for the purposes of exercising its remedies under the Security Agreement.

     "Leases" shall have the meaning given to such term in Section 6.19 hereof.

     "Lender" shall have the meaning given to such term in the preamble of this Credit Agreement.

     "Lenders' Fees" shall mean the non-refundable fees payable to each of the Lenders as set forth in each of the Lender's respective fee letter with the Agent.

     "Letter of Credit Documents" shall mean, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

     "Letter of Credit Committed Amount" shall have the meaning given to such term in Section 3.1 hereof.

     "Letter of Credit Obligations" shall mean, at any time, the sum of
(i) the aggregate undrawn amount of all Letters of Credit outstanding at such time, plus (ii) the aggregate amount of all drawings under Letters of Credit for which the Issuing Bank has not at such time been reimbursed, plus (iii) without duplication, the aggregate amount of all payments made by each Lender to the Issuing Bank with respect to such Lender's participation in Letters of Credit as provided in Section 3.3 for which the Borrowers have not at such time reimbursed the Lenders, whether by way of a Revolving Loan or otherwise.

     "Letters of Credit" shall mean all letters of credit (whether documentary or stand-by and whether for the purchase of inventory, equipment or otherwise) issued by an Issuing Bank for the account of the Borrowers, and all amendments, renewals, extensions or replacements thereof.

     "Leverage Ratio" shall mean (i) as of September 30, 1997, the ratio of Consolidated Funded Indebtedness (computed as of the last day of such fiscal quarter) to Consolidated EBITDA multiplied by four (4) (computed for the fiscal quarter then ending), (ii) as of December 31, 1997, the ratio of Consolidated Funded Indebtedness (computed as of the last day of such fiscal quarter) to Consolidated EBITDA multiplied by two (2) (computed for the two fiscal quarters then ending), (iii) as of March 31, 1998, the ratio of Consolidated Funded Indebtedness (computed as of the last day of such fiscal quarter) to Consolidated EBITDA multiplied by one and one-third (1-1/3) (computed for the three fiscal quarters then ending) and (iv) as of June 30, 1998 and as of the last day of each fiscal quarter ending thereafter, the ratio of Consolidated Funded Indebtedness (computed as of the last day of each such fiscal quarter) to Consolidated EBITDA (computed for the four fiscal quarters then ending).

     "Lien(s)" shall mean any lien, claim, charge, pledge, security interest, deed of trust, mortgage, or other encumbrance.

     "Loan" or "Loans" shall mean the Revolving Loans and/or the Term Loans (or a portion of any Revolving Loan or Term Loan), individually or collectively, as appropriate.

     "Lockbox Accounts" shall have the meaning given to such term in
Section 2.4(b) hereof.

     "Lockbox Agreement" shall have the meaning given to such term in
Section 2.4(b) hereof.

     "Lockbox Bank" shall have the meaning given to such term in Section 2.4(b) hereof.

     "Lockboxes" shall have the meaning given to such term in Section 2.4(b) hereof.

     "London Interbank Offered Rate" shall mean, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Telerate Page 3750, the applicable rate shall be the arithmetic mean of all such rates. If, for any reason, such rate is not available, the term "London Interbank Offered Rate" shall mean, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

     "Material Adverse Change" shall mean a material adverse change in (a) the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Borrowers, taken as a whole, (b) the Collateral taken as a whole, (c) the Borrowers' ability to perform their respective obligations under the Credit
Documents, or (d) the rights and remedies of the Lenders hereunder, in each case as determined by the Agent in its reasonable discretion.

     "Material Adverse Effect" shall mean a material adverse effect on (a) the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Borrowers, taken as a whole, (b) the Collateral taken as a whole, (c) the Borrowers' ability to perform their respective obligations under the Credit
Documents, or (d) the rights and remedies of the Lenders hereunder, in each case as determined by the Agent in its reasonable discretion.

     "Material Contract" shall mean any contract or other arrangement (other than any of the Leases or the Credit Documents), whether written or oral, to which any Borrower or any Subsidiary is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

     "Maturity Date" shall mean (a) as to the Revolving Loans and Letters of Credit (and the related Letter of Credit Obligations), the fifth anniversary of the Closing Date and (b) as to the Term Loan, the date of the final maturity thereof.

     "Merchandise Returns" shall mean any of the products manufactured and sold by the Borrowers or any of their Subsidiaries that are returned.

     "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA and (i) which is, or within the immediately preceding six (6) years was, contributed to by any Borrower, any Subsidiary or any ERISA Affiliate or (ii) with respect to which any Borrower or any Subsidiary may incur any liability.

     "Net Cash Proceeds" shall mean the aggregate cash proceeds received by the Borrowers in respect of any Asset Disposition, net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and (b) taxes paid or payable as a result thereof; it being understood that "Net Cash Proceeds" shall include, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received by the Borrowers in any Asset Disposition net of amounts described in clauses (a) and (b) above.

     "New Equipment" shall mean all of each Borrower's Inventory consisting of equipment less than one year old which is held for resale or held for lease by such Borrower; provided, however, such equipment held for lease by such Borrower shall become "Rental Equipment" and no longer be "New Equipment" upon the leasing of such Equipment by such Borrower.

     "Non-Priority Liens" shall mean Permitted Liens described in clauses
(iv), (v), (vi), (ix) and (xi) of the definition of Permitted Liens herein.

     "Note" or "Notes" shall mean the Revolving Notes and/or the Term Loan Notes, individually or collectively, as appropriate.

     "Notice of Borrowing" shall have the meaning given to such term in
Section 2.1(d)(i) hereof.

     "Notice of Extension/Conversion" shall have the meaning given to such term in Section 2.10 hereof.

     "Obligations" shall mean the Loans, any other loans and advances or extensions of credit made or to be made by any Lender to any Borrower, or to others for any Borrower's account in each case pursuant to the terms and provisions of this Credit Agreement, together with interest thereon (including interest which would be payable as post-petition interest in connection with any bankruptcy or similar proceeding) and, including, without limitation, any reimbursement obligation or indemnity of the Borrowers on account of Letters of Credit and all other Letter of Credit Obligations, and all indebtedness, fees, liabilities and obligations which may at any time be owing by any Borrower to any Lender in each case pursuant to this Credit Agreement or any other Credit

Document, whether now in existence or incurred by a Borrower from time to time hereafter, whether unsecured or secured by pledge, Lien upon or security interest in any of a Borrower's assets or property or the assets or property of any other Person, whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether such Borrower is liable to such Lender for such indebtedness as principal, surety, endorser, guarantor or otherwise. Obligations shall also include any other indebtedness owing to any Lender by any Borrower under this Credit Agreement and the other Credit Documents, any Borrower's liability to any Lender pursuant to this Credit Agreement as maker or endorser of any promissory note or other instrument for the payment of money, any Borrower's liability to any Lender pursuant to this Credit Agreement or any other Credit Document under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which any Lender may make or issue to others for any such Borrower's account pursuant to this Credit Agreement, including any accommodation extended with respect to applications for Letters of Credit, and all liabilities and obligations owing from any Borrower to any Lender, or any Affiliate of a Lender, arising under Interest Rate Protection Agreements entered into for the purpose of hedging interest rate risk under this Credit Agreement and the other Credit Documents.

     "Operative Documents" shall mean the Credit Documents, the Security Documents, the Acquisition Documents, any employment contracts, and any documents or instruments evidencing Subordinated Debt.

     "Orderly Liquidation Value" shall mean with respect to the Rental Equipment, the orderly liquidation value of the Rental Equipment as set forth in the most recent appraisal relating thereto delivered to and accepted by the Agent in accordance with the terms of this Credit Agreement; provided, however, the orderly liquidation value of each item of Rental Equipment acquired subsequent to the Closing Date shall be its delivered cost until such item is appraised in accordance with Section
7.23 hereof.

     "Other Taxes" shall have the meaning given to such term in Section 2.7(c) hereof.

     "Parts and Supplies Inventory" shall mean all of each Borrower's Inventory consisting of parts and supplies.

     "Payment Direction Notice" shall have the meaning given to such term in Section 2.4(b) hereof.


     "PBGC" shall mean the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.

     "Permitted Acquisition" shall mean an Acquisition by any Borrower of an Acquired Company which Acquisition complies with the following requirements (in each case to the reasonable satisfaction of the Agent)
(i) the Acquired Company shall be an operating company that engages in a line of business substantially similar to the business of the Borrowers engaged in on the Closing Date (or a holding company which owns such an operating company),
(ii) the Purchase Price for the Acquired Company shall not exceed $20,000,000 or such greater amount approved by the Required Lenders, (iii) the ratio of the purchase price for the Acquired Company to the net income of the Acquired Company before interest, taxes, depreciation and amortization (computed for the most recently ended 12-month period) shall not exceed 4.5 to 1.0 or such greater ratio as approved by the Required Lenders, (iv) the Agent shall have received the "Board Paper" for the Acquired Company (i.e. a short memo prepared by the applicable Borrower with respect to the Acquired Company), (v) the Agent shall have received a review of the financial condition of the Acquired Company conducted by a firm of independent certified public accountants of nationally recognized standing reasonably acceptable to the Agent, (vi) the Agent shall have received an appraisal from an appraiser satisfactory to the Agent setting forth the orderly liquidation value of the Rental Equipment and New Equipment of the Acquired Company to be included in the Borrowing Base,
(vii) the Agent shall have completed a field examination with respect to the working capital assets of the Acquired Company to be included in the Borrowing Base, (viii) the Agent shall have received all items required by Sections 7.9 and 7.16 in connection with the Acquired Company, (ix) in the case of an Acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (x) the Company shall have delivered to the Agent (A) financial projections demonstrating that, after giving effect to such Acquisition, the Company and its Subsidiaries would be in compliance with all of the covenants contained herein including, without limitation, the covenants set forth in Article VIII hereof, during the four fiscal quarters following such Acquisition and (B) a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Acquisition, the Company and its Subsidiaries shall be in compliance on a Pro Forma Basis with all of the covenants contained herein including, without limitation, the covenants set forth in Article VIII hereof, (xi) no Default or Event of Default shall exist immediately prior to or immediately after the consummation of the Acquisition, (xii) immediately after giving effect to the Acquisition, the lesser of (A) the Revolving Credit Committed Amount or (B) the Borrowing Base shall be at least $3,000,000 greater than the sum of the Revolving Loans outstanding plus Letter of Credit Obligations outstanding and (xiii) in the case of the Company, it may only effect a direct Acquisition of a Person through the purchase of the Capital Stock of such Person.


     "Permitted Indebtedness" shall mean:

          (i) Indebtedness to the Lenders with respect to the Revolving Loans, the Term Loans and the Letters of Credit pursuant to the Credit Documents;

          (ii) trade payables incurred in the ordinary course of the Borrowers' business;

          (iii) Indebtedness secured by Purchase Money Liens or Capital Lease Liens, provided that (i) the total of all such Indebtedness for all the Borrowers and their Subsidiaries taken together shall not exceed an aggregate principal amount of $10,000,000 at any one time outstanding; (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

          (iv) Indebtedness described on Schedule 1.1D attached hereto and any refinancings of such Indebtedness; provided that the aggregate principal amount of such Indebtedness is not increased, the scheduled maturity dates of such Indebtedness are not shortened and such refinancing is on terms and conditions no more restrictive than the terms and conditions of the Indebtedness being refinanced;

          (v) Subordinated Debt;

          (vi) guaranty obligations of any Borrower with respect to any Permitted Indebtedness of another Borrower;

          (vii) indemnity obligations of any Borrower arising in connection with the representations and warranties made by such Borrower with respect to the sale or acquisition by such Borrower of a Person or a business unit of such Person sold or purchased as a going concern;

          (viii) Indebtedness in connection with attachment or judgment Liens which are Permitted Liens, provided that the total of all such Indebtedness for all the Borrowers and their Subsidiaries taken together shall not exceed $250,000 in the aggregate at any one time outstanding; and

          (ix) intercompany loans and advances made by the Company to any Subsidiary Borrower or by any Subsidiary Borrower to the Company.

     "Permitted Investments" shall mean:

          (i) Cash Equivalents;

          (ii) interest-bearing demand or time deposits (including certificates of deposit) having maturities of not more than one year which are insured by the Federal Deposit Insurance Corporation ("FDIC") or a similar federal insurance program; provided, however, that the Borrowers may, in the ordinary course of their respective businesses, maintain in their disbursement accounts from time to time amounts in excess of then applicable FDIC or other program insurance limits;

          (iii) Investments existing on the Closing Date and set forth on
     Schedule 1.1E attached hereto;


          (iv) (A) advances to officers, directors and employees for travel, entertainment or other business-related expenses incurred or anticipated to be incurred in the ordinary course of business and (B) advances to officers and directors for purchases of Capital Stock of the Company not exceeding $500,000 in the aggregate at any one time outstanding;

          (v) intercompany loans and advances described in clause (ix) of the definition of Permitted Indebtedness;

          (vi) promissory notes and other instruments received by a Borrower as consideration in connection with an Asset Disposition permitted hereunder; and

          (vii) Permitted Acquisitions.

     "Permitted Liens" shall mean:

          (i) Liens granted to the Agent by the Borrowers pursuant to any Credit Document;

          (ii) Liens listed on Schedule 1.1C attached hereto;

          (iii) Purchase Money Liens and Capital Lease Liens, in each case securing Indebtedness described in clause (iii) of the definition of Permitted Indebtedness;

          (iv) Liens of warehousemen, mechanics, materialmen, workers, repairmen, fillers, packagers, processors, common carriers, landlords and other similar Liens arising by operation of law or otherwise, not waived in connection herewith, for amounts that are not yet due and payable or which are being diligently contested in good faith by the Borrowers by appropriate proceedings, provided that in any such case an adequate reserve is being maintained by such Borrower for the payment of same;

          (v) attachment or judgment Liens securing judgments not constituting an Event of Default hereunder (exclusive of (a) any amounts that are duly bonded to the satisfaction of the Agent in its commercially reasonable judgment or (b) any amount adequately covered by insurance (i) as to which the insurance company has acknowledged its obligations for coverage or (ii) as determined by the Agent in its reasonable discretion);

          (vi) Liens for taxes, assessments or other governmental charges not yet due and payable or which are being contested in good faith by a Borrower by appropriate proceedings, provided that in any such case an adequate reserve is being maintained by such Borrower for the payment of same;

          (vii) deposits or pledges to secure obligations under workmen's compensation, social security or similar laws, or under unemployment insurance;


          (viii) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business;

          (ix) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes;

          (x) any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Credit Agreement; and

          (xi) the lien in favor of Koehring Cranes, Inc. on certain assets of Aerial Platforms, Inc. filed in the State of Georgia for a period of ninety (90) days following the Closing Date.

     "Person" shall mean any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, entity, party or government (including any division, agency or department thereof), and, as applicable, the successors, heirs and assigns of each.

     "Plan" shall mean any employee benefit plan, program or arrangement, whether oral or written, maintained or contributed to by any Borrower or any Subsidiary, or with respect to which any Borrower or any such Subsidiary may incur liability.

     "Pledge Agreement" shall mean the Pledge Agreement, of even date herewith, between the Agent and the Borrowers, in the form attached hereto as Exhibit E .

     "Portfolio Company" shall mean any Affiliate of Golder Thoma which is not in the chain of ownership between the Company and any of its Subsidiaries and is not part of the Company's consolidated financial group.

     "Prime Rate" shall mean the rate which First Union announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. First Union (and its affiliates) may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

     "Principal Amortization Payment" shall mean a principal payment on the Term Loans as set forth in Section 2.2(d).

     "Principal Amortization Payment Date" shall mean the date a Principal Amortization Payment is due.


     "Pro Forma Basis" shall mean, with respect to any Permitted Acquisition, that such Permitted Acquisition shall be deemed to have occurred as of the first day of the four fiscal-quarter period ending as of the most recent fiscal quarter end preceding the date of such Permitted Acquisition with respect to which the Agent has received the related required financial information described in the definition of "Permitted Acquisition" herein. Any Indebtedness incurred by the Borrowers or any of their Subsidiaries in order to consummate such transaction (a) shall be deemed to have been incurred on the first day of the applicable four fiscal-quarter period and (b) if such Indebtedness has a floating or formula rate, then the implied rate of interest for such Indebtedness for the applicable period for purposes of this definition shall be determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination. In connection with any calculation of the financial covenants set forth in Article VIII, balance sheet and income statement items (whether positive or negative) attributable to the Acquired Company acquired in such transaction shall be included to the extent relating to the relevant period and for purposes of any such calculation, the principles set forth in the second paragraph of Section 1.2 shall be applicable.

     "Pro Forma Compliance Certificate" shall mean a certificate of the chief financial officer of the Company delivered to the Agent in connection with any Permitted Acquisition and containing reasonably detailed calculations, upon giving effect to such Permitted Acquisition on a Pro Forma Basis, of the financial covenants set forth in Article VIII as of the most recent fiscal quarter end preceding the date of such Permitted Acquisition with respect to which the Agent has received the related required financial information described in the definition of "Permitted Acquisition" herein.

     "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "Proprietary Rights" shall have the meaning given to such term in
Section 6.17 hereof.

     "Purchase Money Liens" shall mean Liens on any item of equipment or item of New Equipment acquired after the date of this Credit Agreement, provided that: (i) each such lien shall attach only to the property to be acquired and (ii) a description of the property so acquired is furnished to the Agent.

     "Purchase Price" shall mean all cash paid, notes issued and/or Indebtedness assumed by a Borrower as the consideration paid by such Borrower in connection with the purchase of an Acquired Company.

     "Real Estate" shall mean the real property owned or leased by the Borrowers described in Schedule 6.19 attached hereto, together with all Structures thereon.

     "Rental Equipment" shall mean all of each Borrower's Inventory consisting of equipment which is rented by such Borrower in the ordinary course of business or is held for lease by such Borrower.

     "Reportable Event" shall mean any of the events described in Section 4043 of ERISA and the regulations thereunder for which notice has not been waived by regulation.

     "Required Lenders" shall mean, at any time, Lenders which are then in compliance with their obligations hereunder (as determined by the Agent) and holding in the aggregate at least 51% of (i) the Revolving Credit Commitments (and participation interests therein) and the outstanding Term Loans (and participation interests therein) or (ii) if the Commitments have been terminated, the outstanding Loans and participation interests (including the participation interests of the Issuing Bank in any Letters of Credit).

     "Responsible Officer" shall mean any Chairman, President, CEO, CFO or Vice President of a Borrower.

     "Restricted Payment" shall mean (i) any cash dividend or other cash distribution, direct or indirect, on account of any shares of any class of Capital Stock of any Borrower or any Subsidiary, as the case may be, now or hereafter outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any Borrower or any Subsidiary now or hereafter outstanding by such Borrower or any Subsidiary, as the case may be, except for any redemption, retirement, sinking funds or similar payment payable solely in such shares of that class of stock or in any class of stock junior to that class, (iii) any cash payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any shares of any class of Capital Stock of any Borrower or any Subsidiary now or hereafter outstanding, or (iv) any payment to any Affiliate of any Borrower except to the extent expressly permitted in this Credit Agreement.

     "Revolving Credit Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make its portion of the Revolving Loans in a principal amount up to such Lender's Revolving Credit
Commitment Percentage of the Revolving Credit Committed Amount.

     "Revolving Credit Commitment Percentage" shall mean, for any Lender, the percentage identified as its Revolving Credit Commitment Percentage on
Schedule 1.1A, as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 14.6.

     "Revolving Credit Committed Amount" shall mean the aggregate revolving credit line extended by the Lenders to the Borrowers for Revolving Loans and Letters of Credit pursuant to and in accordance with the terms of this Credit Agreement, in an amount up to $100,000,000, as such revolving credit line may be reduced from time to time in accordance with Section 2.3(d).

     "Revolving Loans" shall have the meaning given to such term in
Section 2.1(b) and shall include Base Rate Loans and Eurodollar Loans.

     "Revolving Notes" shall have the meaning given to such term in
Section 2.1(c) hereof.

     "Security Agreement" shall mean the Security Agreement, of even date herewith, between the Agent and the Borrowers, in the form attached hereto as Exhibit F.

     "Security Documents" shall mean, collectively, the Pledge Agreement, the Security Agreement, the Agency and Custodian Agreement, any
Acknowledgment Agreement and any Lockbox Agreement.

     "Sellers" shall have the meaning given such term in the first WHEREAS clause hereof.

     "Settlement Period" shall have the meaning given to such term in
Section 2.1(d)(ii) hereof.

     "Sprintank Acquisition" shall mean the acquisition by NES Acquisition Corp. of substantially all of the assets of the Sprintank Division and the Sprint Mobile Storage Division from Sprint Industrial Services, Inc. pursuant to the Sprintank Purchase Agreement.

     "Sprintank Purchase Agreement" shall mean the Asset Purchase
Agreement, dated as of July 1, 1997 by and among NES Acquisition Corp., Sprint Industrial Services, Inc. and certain other persons named therein.

     "Standby Letter of Credit Fee" shall have the meaning given to such term in Section 4.5(a) hereof.

     "Structures" shall mean all plants, offices, manufacturing facilities, warehouses, administration buildings and related facilities of the Borrowers located in the Real Estate described on Schedule 6.19 attached hereto.

     "Subordinated Debt" shall mean (a) the indebtedness evidenced by the Existing Subordinated Notes and (b) any other unsecured Indebtedness incurred by any Borrower, which, in each case, is expressly subordinated and made junior to the payment and performance in full of the Obligations and contains terms and conditions reasonably satisfactory to the Required Lenders, provided that the Lenders acknowledge that subordination and other terms and conditions substantially identical, in the sole judgment of the Agent, to those contained in the form of Subordinated Note attached hereto as Exhibit N are satisfactory.

     "Subordinated Payments" shall mean any fees, expenses or other payments incurred or owing by any Borrower or any of its Subsidiaries, which, in each case, are specifically subordinated in right of payment to the prior payment of the Obligations on terms and conditions satisfactory to the Required Lenders.

     "Subsidiary" of a Person shall mean (i) any corporation, association, liability company or other business entity of which in excess of 50% of the voting stock, or other ownership interests in the case of a Person that is not a corporation, is owned or controlled directly or indirectly by such Person, or one or more of the Subsidiaries of such Person, or a combination thereof and (ii) any partnership in which such Person is a general partner.

     "Subsidiary Borrower" and "Subsidiary Borrowers" shall have the meaning given such terms in the preamble of this Credit Agreement.

     "Taxes" shall mean any federal, state, local or foreign income, sales, use, transfer, payroll, personal, property, occupancy, franchise or other tax, levy, impost, fee, imposition, assessment or similar charge, together with any interest or penalties thereon.

     "Termination Event" shall mean (i) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan; (ii) the withdrawal of any Borrower, any Subsidiary or any ERISA Affiliate from a Benefit Plan during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Benefit Plan pursuant to Section 4041 of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan; (v) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Borrower, any Subsidiary or any ERISA Affiliate from a Multiemployer Plan.

     "Term Loans" shall have the meaning given to such term in Section 2.2(a) and shall include Base Rate Loans and Eurodollar Loans.

     "Term Loan Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make its portion of the Term Loan in a principal amount equal to such Lender's Term Loan Commitment Percentage of the Term Loan Committed Amount.

     "Term Loan Commitment Percentage" shall mean, for any Lender, the percentage identified as its Term Loan Commitment Percentage on Schedule 1.1A, as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 14.6.

     "Term Loan Committed Amount" shall mean the aggregate term loan facility extended by the Lenders to the Borrowers for Term Loans pursuant to and in accordance with the terms of this Credit Agreement, in an amount up to $15,000,000, as such term loan facility shall be reduced in accordance with Section 2.2(b).

     "Term Loan Notes" shall have the meaning given to such term in
Section 2.2(e) hereof.

     "Unfinanced Consolidated Capital Expenditures" shall mean, for any period, the sum of (a) twenty percent (20%) of all Consolidated Capital Expenditures made for Eligible Rental Equipment and Eligible New Equipment during such period and (b) one hundred percent (100%) of all other Consolidated Capital Expenditures made during such period.

     "Unused Line Fee" shall mean the fee required to be paid to the Agent for the benefit of the Lenders at the end of each calendar month as partial compensation for extending the Revolving Credit Committed Amount to the Borrowers, and shall be determined by multiplying (i) the positive difference, if any, between (A) the Revolving Credit Committed Amount in effect at such time and (B) the average daily Revolving Loans of the Borrowers and the Letter of Credit Obligations outstanding during such calendar month by (ii) the Applicable Percentage then in effect.

     "Voting Stock" shall mean, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

     1.2 ACCOUNTING TERMS AND DETERMINATIONS
         -----------------------------------
     Unless otherwise defined or specified herein, all accounting terms shall be construed herein and all accounting determinations for purposes of determining compliance with Sections 8.1 through 8.5 hereof and otherwise to be made under this Credit Agreement shall be made in accordance with GAAP applied on a basis consistent in all material respects with the Financials. All financial statements required to be delivered hereunder from and after the Closing Date and all financial records shall be maintained in accordance with GAAP as in effect as of the date of the Financials. If GAAP shall change from the basis used in preparing the Financials, the certificates required to be delivered pursuant to Section 7.1 demonstrating compliance with the covenants contained herein shall include calculations setting forth the adjustments necessary to demonstrate how the Borrowers are in compliance with the financial covenants based upon GAAP as in effect on the Closing Date. If the Borrowers shall change their method of inventory accounting, all calculations necessary to determine compliance with the covenants contained herein shall be made as if such method of inventory accounting had not been so changed.

     Notwithstanding the above, the parties hereto acknowledge and agree that, for purposes of all calculations made in determining compliance for any applicable period with the financial covenants set forth in Sections
8.1 through 8.5 hereof (including without limitation for purposes of the definitions of "Applicable Percentage" and "Pro Forma Basis" set forth in
Section 1.1), balance sheet and income statement items (whether positive or negative) attributable to any Acquired Company acquired in any Permitted Acquisition shall be included in such calculations to the extent relating to such applicable period (and, notwithstanding the foregoing, during the first four fiscal quarters ending after the date of such transaction, income statement items shall be included on an annualized basis).

     1.3 OTHER DEFINITIONAL TERMS.
         -------------------------
     Terms not otherwise defined herein which are defined in the Uniform Commercial Code as in effect in the State of North Carolina (the "Code") shall have the meanings given them in the Code. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Credit Agreement shall refer to the Credit Agreement as a whole and not to any particular provision of this Credit Agreement unless otherwise specifically provided. References in this Credit Agreement to "Articles", "Sections", "Schedules" or "Exhibits" shall be to Articles, Sections, Schedules or Exhibits of or to this Credit Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or plural depending on the reference. "Include", "includes" and "including" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import. "Writing", "written" and comparable terms refer to printing, typing and other means of reproducing words in a visible form. References to any agreement or contract are to such agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of such Person. References "from" or "through" any date mean, unless otherwise specified, "from and including" or "through and including", respectively. References to any times herein shall refer to Eastern Standard time.


                                   ARTICLE II


LOANS
-----
     2.1 REVOLVING LOANS.
         ----------------
          (a) Revolving Credit Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein each of the Lenders severally agrees to lend to the Borrowers at any time or from time to time on or after the Closing Date and before the Maturity Date, such Lender's Revolving Credit Commitment Percentage of the Revolving Loans as may be requested or deemed requested by the Borrowers.


<FF>

     (b) Determination of Borrowing Base.

          (i) The Lenders agree, subject to the terms and conditions of this Credit Agreement, from time to time, to make loans and advances to the Borrowers hereunder on a revolving basis. Such loans and advances to the Borrowers (each a "Revolving Loan"; collectively the "Revolving Loans") shall not in the aggregate exceed the lesser of (A) the Revolving Credit Committed Amount then in effect minus the Letter of Credit Obligations, and (B) an amount equal to the sum of (1) eighty-five percent (85%) of the then Eligible Accounts Receivable, plus (2) fifty percent (50%) of the then Eligible Parts and Supplies Inventory, plus
          (3) eighty percent (80%) of the then Eligible Rental Equipment (provided, however, on the last day of each month (other than the last day of any month during which an appraisal of the Rental Equipment was delivered pursuant to Section 7.23 hereof), the aggregate amount of Eligible Rental Equipment as of such date shall be reduced by an amount equal to 1/60th of such amount), plus (4) eighty percent (80%) of the then Eligible New Equipment, minus (5) the Letter of Credit Obligations, minus (6) reserves established by the Agent from time to time in its reasonable discretion; provided, that the Agent shall give the Borrowers prior written notice describing in reasonable detail the basis for and calculation of any reserves described above. The amount calculated in accordance with clauses (B)(1)-(6) above is hereinafter referred to as the "Borrowing Base."

          (ii) No Lender shall be obligated at any time to make available to the Borrowers its Revolving Credit Commitment Percentage of any requested Revolving Loan if such amount plus its Revolving Credit Commitment Percentage of all Revolving Loans and its Revolving Credit Commitment Percentage of all Letter of Credit Obligations then outstanding would exceed such Lender's Revolving Credit Commitment at such time. The aggregate balance of Revolving Loans and the aggregate amount of all Letter of Credit Obligations outstanding shall not at any time exceed the Revolving Credit Committed Amount. No Lender shall be obligated to make available, nor shall the Agent make available, any Revolving Loans to any of the Borrowers to the extent such Revolving Loan when added to the then outstanding Revolving Loans and all Letter of Credit Obligations would cause the aggregate outstanding Revolving Loans and all Letter of Credit Obligations to exceed the Borrowing Base. The Borrowers shall promptly repay to the Agent for the account of the Lenders from time to time the full amount of the excess, if any of (A) the amount of all Revolving Loans and Letter of Credit Obligations outstanding over (B) the lesser of (1) the Revolving Credit Committed Amount and (2) the Borrowing Base.

     (c) Revolving Notes. The obligations to repay the Revolving Loans and to pay interest thereon shall be evidenced by separate promissory notes of the Borrowers to each Lender in substantially the form of Exhibit G-1 attached hereto (the "Revolving Notes"), with appropriate insertions, one Revolving Note being payable to the order of each Lender in a principal amount equal to such Lender's
     Revolving Credit Commitment and representing the obligations of the Borrowers to pay such Lender the amount of such Lender's Revolving
     Credit Commitment or, if less, the aggregate unpaid principal amount of all Revolving Loans made by such Lender hereunder, plus interest accrued thereon, as set forth herein. The Borrowers irrevocably authorize each Lender to make or cause to be made appropriate notations on its Revolving Note, or on a record pertaining thereon, reflecting Revolving Loans and repayments thereof. The outstanding amount of the Revolving Loans set forth on such Lender's Revolving
     Note or record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to make such notation or record, or any error in such notation or record shall not limit or otherwise affect the obligations of the Borrowers hereunder or under any Revolving Note to make payments of principal of or interest on any Revolving Note when due.

     (d) Borrowings under Revolving Notes.

          (i) Each request for borrowings hereunder shall be made by notice in the form attached hereto as Exhibit H from the Company, acting on behalf of the Borrowers, to the Agent (the "Notice of Borrowing"), given not later than 12:00 noon (A) on the Business Day on which the proposed borrowing is requested to be made for Revolving Loans that will be Base Rate Loans and (B) three Business Days prior to the date of the requested borrowing of Revolving Loans that will be Eurodollar Loans. Each Notice of Borrowing shall be given by either telephone, telecopy, telex or cable, and, if requested by the Agent, confirmed in writing if by telephone, setting forth (1) the requested date of such borrowing, (2) the aggregate amount of such requested borrowing,
          (3) whether such Revolving Loans will be Base Rate Loans or Eurodollar Rate Loans, and if appropriate, the applicable Interest Period, (4) certification by the Company, on behalf of the Borrowers, that they have complied in all respects with
          Article V hereof, all of which shall be specified in such manner as is necessary to comply with all limitations on Revolving Loans outstanding hereunder (including, without limitation, availability under the Borrowing Base) and (5) the account at which such requested funds should be made available. Each Notice of Borrowing shall be irrevocable by and binding on the Borrowers. The Company, on behalf of itself and the other Borrowers shall be entitled to borrow Revolving Loans in a minimum principal amount of $100,000 and integral multiples of $50,000 (or the remaining amount of the Revolving Credit Committed Amount, if less) and shall be entitled to borrow Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrowers may request; provided, that no more than six (6) Eurodollar Loans (including Term Loans which are Eurodollar Loans) shall be outstanding hereunder at any one time; and provided, further, that Eurodollar Loans shall be in minimum principal amounts of $1,000,000 and integral multiples of $1,000,000. Revolving Loans may be repaid and reborrowed in accordance with the provisions hereof.

          The Agent shall give to each Lender prompt notice (but in no event later than 2:00 p.m. on the date of the Agent's receipt of notice from the Borrowers) of each Notice of Borrowing by telecopy, telex or cable (other than any Notice of Borrowing which will be funded by the Agent in accordance with subsection (d)(ii) below). No later than 3:00 p.m. on the date on which a borrowing is requested to be made pursuant to the applicable Notice of Borrowing, each Lender will make available to the Agent at the address of the Agent set forth on the signature pages hereto, in immediately available funds, its Revolving Credit Commitment Percentage of such borrowing requested to be made. Unless the Agent shall have been notified by any Lender prior to the date of borrowing that such Lender does not intend to make available to the Agent its portion of the borrowing to be made on such date, the Agent may assume that such Lender will make such amount available to the Agent at the end of the Settlement Period and the Agent may, in reliance upon such assumption, make available the amount of the borrowing to be provided by such Lender. Upon fulfillment of the conditions set forth in Article V hereof for such borrowing, the Agent will make such funds available to the Borrowers at the account specified by the Borrowers in such Notice of Borrowing.

          (ii) Because the Borrowers anticipate requesting borrowings of Revolving Loans on a daily basis and repaying Revolving Loans on a daily basis through the collection of Accounts and the proceeds of other Collateral, resulting in the amount of outstanding Revolving Loans fluctuating from day to day, in order to administer the Revolving Loans in an efficient manner and to minimize the transfer of funds between the Agent and the Lenders, the Lenders hereby instruct the Agent, and the Agent may (but is not obligated to) (A) make available, on behalf of the Lenders, the full amount of all Revolving Loans requested by the Borrowers not to exceed $10,000,000 in the aggregate at any one time outstanding without requiring that the Borrowers give the Agent a Notice of Borrowing with respect to such borrowing and without giving each Lender prior notice of the proposed borrowing, of such Lender's Revolving Credit Commitment Percentage thereof and the other matters covered by the Notice of Borrowing and
          (B) if the Agent has made any such amounts available as provided in clause (A), upon repayment of Revolving Loans by the Borrowers, apply such amounts repaid directly to the amounts made available by the Agent in accordance with clause (A) and not yet settled as described below; provided, that the Agent shall not advance funds as described in clause (A) above if the Agent has actually received prior to such borrowing (1) an officers' certificate from the Company or any other Borrower pursuant to and in accordance with Section 7.1(h) that a Default or Event of Default is in existence or (2) a Notice of Borrowing from any Borrower wherein the certification provided therein states that the conditions to the making of the requested Revolving Loans have not been satisfied or (3) a written notice from any Lender that the conditions to such borrowing have not been satisfied, which officers' certificate, Notice of Borrowing or notice, in each case, shall not have been rescinded. If the Agent advances Revolving Loans on behalf of the Lenders, as provided in the immediately preceding sentence, the amount of outstanding Revolving Loans and each Lender's Revolving Credit Commitment Percentage thereof shall be computed weekly rather than daily and shall be adjusted upward or downward on the basis of the amount of outstanding Revolving Loans as of 5:00 p.m. on the Business Day immediately preceding the date of each computation; provided, however, that the Agent retains the absolute right at any time or from time to time to make the aforedescribed adjustments at intervals more frequent than weekly. The Agent shall deliver to each of the Lenders after the end of each week, or such lesser period or periods as the Agent shall determine, a summary statement of the amount of outstanding Revolving Loans for such period (such week or lesser period or periods being hereafter referred to as a "Settlement Period"). If the summary statement is sent by the Agent and received by the Lenders prior to 12:00 Noon on any Business Day each Lender shall make the transfers described in the next succeeding sentence no later than 3:00 p.m. on the day such summary statement was sent; and if such summary statement is sent by the Agent and received by the Lenders after 12:00 Noon on any Business Day, each Lender shall make such transfers no later than 3:00 p.m. on the next succeeding Business Day. If in any Settlement Period, the amount of a Lender's Revolving Credit Commitment Percentage of the Revolving Loans is in excess of the amount of Revolving
          Loans actually funded by such Lender, such Lender shall forthwith (but in no event later than the time set forth in the next preceding sentence) transfer to the Agent by wire transfer in immediately available funds the amount of such excess; and, on the other hand, if the amount of a Lender's Revolving Credit Commitment Percentage of the Revolving Loans in any Settlement
          Period is less than the amount of Revolving Loans actually funded by such Lender, the Agent shall forthwith transfer to such Lender by wire transfer in immediately available funds the amount of such difference. The obligation of each of the Lenders to transfer such funds shall be irrevocable and unconditional and without recourse to or warranty by the Agent.
          Each of the Agent and the Lenders agree to mark their respective books and records at the end of each Settlement Period to show at all times the dollar amount of their respective Revolving
          Credit Commitment Percentages of the outstanding Revolving
          Loans. Because the Agent on behalf of the Lenders may be advancing and/or may be repaid Revolving Loans prior to the time when the Lenders will actually advance and/or be repaid
          Revolving Loans, interest with respect to Revolving Loans shall be allocated by the Agent to each Lender (including the Agent) in accordance with the amount of Revolving Loans actually advanced by and repaid to each Lender (including the Agent) during each Settlement Period and shall accrue from and including the date such Revolving Loans are advanced by the Agent to but excluding the date such Revolving Loans are repaid by the Borrowers in accordance with Section 2.4 or actually settled by the applicable Lender as described in this Section 2.1(d)(ii). All such Revolving Loans shall be made as Base Rate Loans.

          (iii) If the amounts described in subsection (d)(i) or (d)(ii) of this
          Section 2.1 are not in fact made available to the Agent by a Lender (such Lender being hereinafter referred to as a "Defaulting Lender") and the Agent has made such amount available to the Borrowers, the Agent shall be entitled to recover such corresponding amount on demand from such Defaulting Lender. If such Defaulting Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrowers and the Borrowers shall immediately (but in no event later than five Business Days after such demand) repay such corresponding amount to the Agent. The Agent shall also be entitled to recover from such Defaulting Lender and the Borrowers, (A) interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrowers to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to either (1) if paid by such

          Defaulting Lender, the overnight Federal Funds Rate or (2) if paid by the Borrowers, the then applicable rate of interest, calculated in accordance with Section 4.1 hereof, plus (B) in each case, an amount equal to any costs (including legal expenses) and losses incurred as a result of the failure of such Defaulting Lender to provide such amount as provided in this Credit Agreement. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrowers may have against any Lender as a result of any default by such Lender hereunder, including, without limitation, the right of the Borrowers to seek reimbursement from any Defaulting Lender for any amounts paid by the Borrowers under clause (B) above on account of such Defaulting Lender's default.

          (iv) The failure of any Lender to make the Revolving Loan to be made by it as part of any borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Loan on the date of such borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Loan to be made by such other Lender on the date of any borrowing.

          (v) Each Lender shall be entitled to earn interest at the then applicable rate of interest, calculated in accordance with
          Article IV hereof, on outstanding Revolving Loans which it has funded to the Agent from the date such Lender funded such Revolving Loan to, but excluding, the date on which such Lender is repaid with respect to such Revolving Loan.

          (vi) Notwithstanding the obligation of the Borrowers to send written confirmation of a Notice of Borrowing made by telephone if and when requested by the Agent, in the event that the Agent agrees to accept a Notice of Borrowing made by telephone, such telephonic Notice of Borrowing shall be binding on the Borrowers whether or not written confirmation is sent by the Borrowers or requested by the Agent. The Agent may act prior to the receipt of any requested written confirmation, without any liability whatsoever, based upon telephonic notice believed by the Agent in good faith to be from a Borrower or its agents. The Agent's records of the terms of any telephonic Notices of Borrowing shall be conclusive on the Borrowers in the absence of gross negligence or willful misconduct on the part of the Agent in connection therewith.

2.2 TERM LOANS.

     (a) Term Loan Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein each Lender severally agrees to make available to the Borrowers on the Closing Date a term loan in Dollars (each a "Term

     Loan"; collectively the "Term Loans") equal to such Lender's Term Loan Commitment Percentage of the Term Loan Committed Amount for the purposes hereinafter set forth. The Term Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrowers may request; provided, however, that no more than six (6) Eurodollar Loans (including Revolving Loans which are Eurodollar Loans) shall be outstanding hereunder at any time. For purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period. Amounts repaid on the Term Loans may not be reborrowed.

     (b) Borrowing Procedures. The full amount of the Term Loans shall be disbursed on the Closing Date as Base Rate Loans (subject, in all events, to the closing conditions contained in Article V). Each Lender shall make its Term Loan Commitment Percentage of the Term Loan Committed Amount available to the Agent for the account of the Borrower at the office of the Agent specified in Section 14.5, or at such other office as the Agent may designate in writing, by 1:00 P.M. on the Closing Date in Dollars and in funds immediately available to the Agent. The Term Loan Commitments of the Lenders shall automatically terminate at the close of business on the Closing Date.

     (c) Minimum Amounts. Each Eurodollar Loan or Base Rate Loan that is part of the Term Loans shall be in an aggregate principal amount that is not less than $3,000,000 and integral multiples of $1,000,000 (or the then remaining principal balance of the Term Loans, if less).

     (d) Repayment of Term Loans. The principal amount of the Term Loans shall be repaid in sixteen (16) consecutive quarterly installments as follows, unless accelerated sooner pursuant to Section 11.2:

                 Principal Amortization       Term Loan Principal
                   Payment Dates             Amortization Payment
              -------------------------  ------------------------

                  September 1, 1997               $625,000
                  December 1, 1997                 625,000
                  March 1, 1998                    625,000
                  June 1, 1998                     625,000
                  September 1, 1998                875,000
                  December 1, 1998                 875,000
                  March 1, 1999                    875,000
                  June 1, 1999                     875,000
                  September 1, 1999              1,125,000
                  December 1, 1999               1,125,000
                  March 1, 2000                  1,125,000
                  June 1, 2000                   1,125,000
                  September 1, 2000              1,125,000
                  December 1, 2000               1,125,000
                  March 1, 2001                  1,125,000
                  June 1, 2001                   1,125,000
                                         ========================

                               TOTAL             $15,000,000

          (e) Term Notes. The obligations to repay the Term Loans and to pay interest thereon shall be evidenced by separate promissory notes of the Borrowers to each Lender in substantially the form of Exhibit G-2 attached hereto (the "Term Loan Notes"), with appropriate insertions, one Term Loan Note being payable to the order of each Lender in a principal amount equal to such Lender's Term Loan Commitment and representing the obligations of the Borrowers to pay such Lender the amount of such Lender's Term Loan Commitment or, if less, the aggregate unpaid principal amount of the Term Loan made by such Lender hereunder, plus interest accrued thereon, as set forth herein. The Borrowers irrevocably authorize each Lender to make or cause to be made appropriate notations on its Term Loan Note, or on a record pertaining thereon, reflecting Term Loans and repayments thereof.
     The outstanding amount of the Term Loan set forth on such Lender's
     Term Loan Note or record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to make such notation or record, or any error in such notation or record shall not limit or otherwise affect the obligations of the Borrowers hereunder or under any Term Loan Note to make payments of principal of or interest on any Term Loan Note when due.

2.3 OPTIONAL AND MANDATORY PREPAYMENTS; REDUCTION OF COMMITMENTS.

          (a) Voluntary Prepayments. The Borrowers shall have the right to prepay Loans in whole or in part from time to time, but otherwise without premium or penalty; provided, however, that (i) Loans that are Eurodollar Loans may only be prepaid on three Business Days' prior written notice to the Agent specifying the applicable Loans to be prepaid; (ii) any prepayment of Loans that are Eurodollar Loans will be subject to Section 4.10; (iii) each such partial prepayment of Loans shall be in a minimum principal amount of $1,000,000 and integral multiples of $1,000,000. Subject to the foregoing terms, amounts prepaid under this Section 2.3(a) shall be applied first to Revolving Loans and then to the Term Loans. Prepayments on Revolving Loans shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. Prepayments on Term Loans shall be applied to the remaining Principal Amortization Payments thereof in the inverse order of maturity thereof.

          (b) Mandatory Prepayments.

          (i) Revolving Credit Committed Amount. If at any time, the sum of the aggregate principal amount of outstanding Revolving Loans plus Letter of Credit Obligations outstanding shall exceed the lesser of (A) the Revolving Credit Committed Amount and (B) the Borrowing Base, the Borrowers immediately shall prepay the Revolving Loans and (after all Revolving Loans have been repaid) cash collateralize the Letter of Credit Obligations, in an amount sufficient to eliminate such excess.

          (ii) Excess Cash Flow. Within ninety (90) days after the end of each fiscal year (commencing with the fiscal year ending December 31, 1997), the Borrowers shall prepay the Loans in an amount equal to the lesser of (x) 25% of the Excess Cash Flow earned during such prior fiscal year and (y) $1,000,000. Any payments of Excess Cash Flow shall be applied as set forth in clause (iv) below.

          (iii) Asset Dispositions.  Promptly and in any event within five
          (5) days following the occurrence of any Asset Disposition, the Borrowers shall prepay the Loans in an aggregate amount equal to the Net Cash Proceeds of the related Asset Disposition. Such prepayment shall be applied as set forth in clause (iv) below.

          (iv) Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 2.3(b) shall be applied as follows: (A) with respect to all amounts prepaid pursuant to
          Section 2.3(b)(i), to Revolving Loans and (after all Revolving Loans have been repaid) to a cash collateral account in respect of Letter of Credit Obligations and (B) with respect to all amounts prepaid pursuant to Section 2.3(b)(ii) or (iii), (1) first to the Term Loans to be applied pro rata to the remaining Principal Amortization Payments thereof and (2) second to the Revolving Loans and (after all Revolving Loans have been repaid) to a cash collateral account in respect of Letter of Credit Obligations. Within the parameters of the applications set forth above for Revolving Loans, prepayments shall be applied first to Base Rate Loans and then to

          Eurodollar Loans in direct order of Interest Period maturities. All prepayments under this Section 2.3(b) shall be subject to
          Section 4.10.

     (c) Voluntary Reductions. The Borrowers may from time to time permanently reduce or terminate the Revolving Credit Committed Amount in whole or in part (in minimum aggregate amounts of $5,000,000 or in integral multiples of $5,000,000 in excess thereof (or, if less, the full remaining amount of the then applicable Revolving Credit Committed Amount)) upon three Business Days' prior written notice to the Agent; provided, however, no such termination or reduction shall be made which would cause the aggregate principal amount of outstanding Revolving Loans plus Letter of Credit Obligations outstanding to exceed the lesser of (A) the Revolving Credit Committed Amount and (B) the Borrowing Base, unless, concurrently with such termination or reduction, the Revolving Loans are repaid to the extent necessary to eliminate such excess. The Agent shall promptly notify each affected Lender of receipt by the Agent of any notice from the Borrowers pursuant to this Section 2.3(c).

     (d) Maturity Date. The Revolving Commitments of the Lenders and the Letter of Credit Commitment of the Issuing Bank shall automatically terminate on the Maturity Date.

     (e) General. The Borrowers shall pay to the Agent for the account of the Lenders in accordance with the terms of Section 4.3, on the date of each termination or reduction of the Revolving Credit Committed Amount, the Unused Line Fee accrued through the date of such termination or reduction on the amount of the Revolving Credit Committed Amount so terminated or reduced.

2.4 PAYMENTS AND COMPUTATIONS; CASH MANAGEMENT.

     (a) Payments and Computations. The Borrowers shall make each payment hereunder and under the Notes not later than 2:00 p.m. on the day when due. Payments made by the Borrowers shall be in Dollars to the Agent at its address referred to in Section 14.5 hereof in immediately available funds. Payments made with respect to the Revolving Loans shall be applied to repay Revolving Loans consisting of Base Rate Loans first and then Revolving Loans consisting of Eurodollar Loans. As soon as practicable after the Agent receives payment from the Borrowers, but in no event later than one Business Day after such payment has been made, subject to Section 2.1(d)(ii), the Agent will cause to be distributed like funds relating to the payment of principal, interest, or Fees (other than amounts payable to the Agent to reimburse the Agent and the Issuing Bank for fees and expenses payable solely to them pursuant to
     Article IV hereof) or expenses payable to the Agent and the Lenders in accordance with Section 14.8 hereof ratably to the Lenders, and like funds relating to the payment of any other amounts payable to such Lender, in each case to be distributed and applied in accordance with the terms of subsection (b) or (c) of this Section 2.4. The Borrowers' obligations to the Lenders with respect to such payments shall be discharged by making such payments to the Agent pursuant to this Section 2.4(a) or if not timely paid or any Event of Default then exists, may be added to the principal amount of the Revolving Loans outstanding.

     (b) Cash Management. Unless a Cash Management Event shall have occurred, the Borrowers shall be permitted to receive directly for their own account all payments or other remittances of Accounts of the Borrowers and other proceeds of the Collateral. Upon the occurrence of a Cash Management Event, the Agent may in its sole discretion give to the Borrowers and the Lockbox Banks (as defined hereinafter) a written payment direction notice (a "Payment Direction Notice") (which notice in the case of an Event of Default described in Section 11.1(e) or (f) shall be deemed given to the Borrowers without any further act by the Agent or any Lender) directing that
     (x) the Borrowers, individually or through the Company, each (A) establish and maintain lockboxes (the "Lockboxes") with financial institutions, including First Union, selected by the Company and approved by the Agent (the "Lockbox Banks") and (B) instruct all account debtors on the Accounts of each Borrower to remit all payments to its respective Lockboxes and (y) all such payments or other remittances received in the Lockboxes be deposited by the Lockbox Banks into the Lockbox Accounts (as defined hereinafter) pursuant to the terms of the Lockbox Agreements (as defined hereinafter). Each Borrower, individually or through the Company, the Agent and each Lockbox Bank shall enter into three party agreements in the form of Exhibit I hereto (the "Lockbox Agreements"), providing, among other things, for the following:

               (i) The Borrowers, individually or through the Company, will open and establish for the benefit of the Agent on behalf of the Lenders an account at each Lockbox Bank (each a "Lockbox Account"). Notwithstanding the foregoing, in lieu of establishing a Lockbox Account with First Union, the FUCC Account will serve as the Borrowers' Lockbox Account with respect to the Lockboxes opened with First Union.

               (ii) All receipts held in the Lockboxes shall be remitted daily to the appropriate Lockbox Account or the FUCC Account, as applicable. Upon the terms and subject to the conditions set forth in the Lockbox Agreements, all amounts held in the Lockbox Accounts with Lockbox Banks other than First Union shall be deposited daily into the FUCC Account.

               (iii) All good funds deposited into the FUCC Account on any Business Day shall be applied by the Agent on such Business Day to the payment of the Obligations. All amounts received directly by the Borrowers from any account debtor, in addition to all other cash received from any other source including but not limited to proceeds from asset sales and judgments, shall be held in trust by the Borrowers and promptly deposited into the applicable Lockbox Account (as defined below) or, if made by wire transfer, directly to the FUCC Account.

               (iv) All funds deposited into the FUCC Account shall immediately become the property of the Agent and each of the Borrowers shall obtain the agreement by the Lockbox Banks to waive any offset rights against the funds so deposited. The Agent assumes no responsibility for the Lockbox arrangements, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by the Lockbox Banks thereunder.

               (v) The Borrowers may close Lockboxes and/or open new lockboxes with the prior written consent of the Agent and subject to prior execution and delivery to the Agent of lockbox agreements consistent with the provisions of this
               Section 2.4(b) and in form and substance satisfactory to the Agent and its counsel.

     (c) The Borrowers hereby authorize each Lender to charge from time to time against any or all of the Borrowers' accounts with such Lender any of the Obligations which are then due and payable. Each Lender receiving any payment as a result of charging any such account shall promptly notify the Agent thereof and make such arrangements as the Agent shall request to share the benefit thereof in accordance with
     Section 2.8 hereof.

     (d) Interest shall accrue from and include the date of borrowing, but exclude the date of payment. Except as expressly provided otherwise herein with respect to Eurodollar Loans, any payments falling due under this Credit Agreement on a day other than a Business Day shall be due and payable on the next succeeding Business Day and shall accrue interest at the applicable interest rate provided for in this Credit Agreement to but excluding such Business Day. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days.

2.5 MAINTENANCE OF ACCOUNT.

     The Agent shall maintain an account on its books in the name of the Borrowers in which the Borrowers will be charged with all loans and advances made by the Lenders to the Borrowers or for the Borrowers' account, including the Revolving Loans, the Term Loans, the Letter of Credit Obligations and any other Obligations, including any and all costs, expenses and reasonable attorney's fees which the Agent may incur, including, without limitation, in connection with the exercise by or for the Lenders of any of the rights or powers herein conferred upon the Agent (other than in connection with any assignments or participations by any Lender) or in the prosecution or defense of any action or proceeding by or against the Borrowers or the Lenders concerning any matter arising out of, connected with, or relating to this Credit Agreement or the Accounts, or any Obligations owing to the Lenders by the Borrowers. The Borrowers will be credited in accordance with Section 2.4(b) above, with all amounts received by the Lenders from the Borrowers or from others for the Borrowers' account, including, as above set forth, all amounts received by the Agent in payment of Accounts. In no event shall prior recourse to any Accounts or other Collateral be a prerequisite to the Agent's right to demand payment of any Obligation upon its maturity. Further, it is understood that the Agent shall have no obligation whatsoever to perform in any respect any of the Borrowers' contracts or obligations relating to the Accounts.

2.6 STATEMENT OF ACCOUNT.

After the end of each month the Agent shall send the Borrowers a statement showing the accounting for the charges, loans, advances and other transactions occurring between the Lenders and the Borrowers during that month. The monthly statements shall be deemed correct and binding upon the Borrowers and shall constitute an account stated between the Borrowers and the Lenders unless the Agent receives a written statement of the Borrowers' exceptions within thirty (30) days after same is mailed to the Borrowers.

2.7 TAXES.

          (a) Any and all payments by the Borrowers hereunder or under the Notes to or for the benefit of any Lender shall be made, in accordance with
     Section 2.4 hereof, free and clear of and without deduction for any and all present or future Taxes, deductions, charges or withholdings and all liabilities with respect thereto, excluding, in the case of each such Lender and the Agent, Taxes imposed on or measured by the Agent's or any Lender's net income or receipts (any such excluded Taxes, collectively "Excluded Taxes"). If any Borrower shall be required by law to deduct any Taxes (other than Excluded Taxes) from or in respect of any sum payable hereunder or under any Note to or for the benefit of any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions of Taxes (including deductions of Taxes applicable to additional sums payable under this Section 2.7) such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount so deducted to the relevant taxation authority or other authority in accordance with applicable law; provided, however, that such Borrower shall be under no obligation to increase the sum payable to any Lender not organized under the laws of the United States or a state thereof (a "Foreign Lender") by an amount equal to the amount of the United States Tax required to be withheld under United States law from the sums paid to such Foreign Lender, if such withholding is caused by the failure of such Foreign Lender to be engaged in the active conduct of a trade or business in the United States or all amounts of interest and fees to be paid to such Foreign Lender hereunder are not effectively connected with such trade or business within the meaning of United States Treasury Regulation 1.1441-4(a).

     (b) Each Foreign Lender agrees that it will deliver to the Borrowers and the Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, together with any other certificate or statement of exemption required under the Code or regulations issued thereunder. Each such Lender also agrees to deliver to the Borrowers and the Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers, and such extensions or renewals thereof as may reasonably be requested by the Borrowers or the Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrowers and the Agent. Such Lender shall certify (A) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Credit Agreement without deduction or withholding of any United States federal income taxes and (B) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax.

     (c) The Borrowers agree to pay any present or future stamp, documentary, privilege, intangible or similar Taxes or any other excise or property Taxes, charges or similar levies that arise at any time or from time to time (other than Excluded Taxes) (i) from any payment made under any and all Credit Documents, (ii) from the transfer of the rights of any Lender under any Credit Documents to any other Lender or Lenders or (iii) from the execution or delivery by any Borrower of, or from the filing or recording or maintenance of, or otherwise with respect to, any and all Credit Documents (hereinafter referred to as "Other Taxes").

     (d) The Borrowers will indemnify each Lender and the Agent for the full amount of Taxes described in Section 2.7(a) (including, without limitation and without duplication, any Taxes imposed by any jurisdiction on amounts payable under this Section 2.7), subject to (i) the exclusion set out in the first sentence of Section 2.7(a), (ii) the provisions of Section 2.7(b), and (iii) the provisions of the proviso set forth in Section 2.7(a), and will indemnify each Lender and the Agent for the full amount of Other Taxes (including, without limitation and without duplication, any Taxes imposed by any jurisdiction on amounts payable under this Section 2.7), paid by such Lender or the Agent (on its own behalf or on behalf of any Lender), as the case may be, in respect of payments made or to be made hereunder, and any liability (including penalties, interest and expenses) arising solely therefrom or with respect thereto, whether or not such Taxes described in Section 2.7(a) or Other Taxes were correctly or legally asserted. Payment of this indemnification shall be made within 30 days from the date such Lender or the Agent, as the case may be, makes written demand therefor.

     (e) Within 30 days after the date of any payment of Taxes described in Section 2.7(a) or Other Taxes, the applicable Borrower shall furnish to the Agent, at its address referred to in Section 14.5 hereof, the original or certified copy of a receipt evidencing payment thereof.

     (f) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 2.7 shall survive the payment in full of all Obligations hereunder and under the Notes.

2.8 SHARING OF PAYMENTS.

If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of the Term Loans or Revolving Loans made by it or its participation in Letters of Credit in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall forthwith purchase from the other Lenders such participations in the Term Loans and Revolving Loans made by them or in their participation in Letters of Credit as shall be necessary to cause such purchasing Lender to share the excess payment accruing all Lenders in accordance with their respective ratable shares as provided for in this Credit Agreement; provided, however, that if all or any portion of such excess is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) or any interest or other amount paid or payable by the purchasing Lender in respect to the total amount so recovered. The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 2.8 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

2.9 PRO RATA TREATMENT.

Each Loan, each payment or prepayment of principal of any Loan or reimbursement obligations arising from drawings under Letters of Credit, each payment of interest on the Loans, each payment of the Unused Line Fee, each payment of the Standby Letter of Credit Fee, each reduction of the Revolving Credit Commitment and each conversion or extension of any Loan, shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Loans and their participation interests in the Letters of Credit; provided, however, that the foregoing fees payable hereunder to the Lenders shall be allocated to each Lender based on such Lender's Revolving Credit Commitment Percentage.

2.10 EXTENSIONS AND CONVERSIONS.

Subject to the terms of Article V hereof, the Borrowers shall have the option, on any Business Day, to extend existing Eurodollar Loans into a subsequent permissible Interest Period, to convert Base Rate Loans into Eurodollar Loans, or to convert Eurodollar Loans into Base Rate Loans; provided, however, that (i) except as provided in Section 4.10, Eurodollar Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto, (ii) Eurodollar

Loans may be extended, and Base Rate Loans may be converted into Eurodollar Loans, only if no Default or Event of Default is in existence on the date of extension or conversion, (iii) Revolving Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of "Interest Period" and shall be in such minimum amounts as provided in, with respect to Revolving Loans, Section 2.1(d)(i) and with respect to the Term Loan, Section 2.2(c), and (iv) no more than six (6) separate Eurodollar Loans shall be outstanding hereunder at any time.
Each such extension or conversion shall be effected by the Borrowers by giving a written notice in the form of Exhibit J hereto (a "Notice of Extension/Conversion") (or telephone notice promptly confirmed in writing) to the Agent prior to 12:00 noon on the Business Day of, in the case of the conversion of a Eurodollar Loan into a Base Rate Loan, and on the third Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall constitute a representation and warranty by the Borrowers of the matters specified in
Article V hereof. In the event the Borrowers fail to request extension or conversion of any Eurodollar Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then such Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto. The Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.


                                  ARTICLE III

LETTERS OF CREDIT

3.1 ISSUANCE.

Subject to the terms and conditions hereof and of the Letter of Credit Documents, if any, and any other terms and conditions which the Issuing Bank may reasonably require, the Lenders will participate in the issuance by the Issuing Bank from time to time of such Letters of Credit in Dollars from the Closing Date until the Maturity Date as the Borrowers may request, in a form acceptable to the Issuing Bank; provided, however, that (i) the Letter of Credit Obligations outstanding shall not at any time exceed FIVE HUNDRED THOUSAND DOLLARS ($500,000) (the "Letter of Credit Committed Amount") and (ii) the sum of the aggregate principal amount of outstanding Revolving Loans plus Letter of Credit Obligations outstanding shall not at any time exceed the lesser of the Revolving Credit Committed Amount or the Borrowing Base. No Letter of Credit shall (x) have an original expiry date more than one year from the date of issuance or renewal thereof or (y) as originally issued or as extended, have an expiry date extending beyond the Maturity Date. Each Letter of Credit shall comply with the related Letter of Credit Documents. The issuance and expiry date of each Letter of Credit shall comply with the related Letter of Credit Documents. The issuance and expiry date of each Letter of Credit shall be a Business Day.

<FF>

3.2 NOTICE AND REPORTS.

The request for the issuance of a Letter of Credit shall be submitted by the Borrowers to the Issuing Bank at least three (3) Business Days prior to the requested date of issuance. The Issuing Bank will, upon request, disseminate to each of the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the beneficiary, the face amount and the expiry date as well as any payment or expirations which may have occurred.

3.3 PARTICIPATION.

Each Lender, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Bank in such Letter of Credit and the obligations arising thereunder, in each case in an amount equal to its Revolving Credit Commitment Percentage of such Letter of Credit, and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Bank therefor and discharge when due, its Revolving Credit Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that the Issuing Bank has not been reimbursed as required hereunder or under any such Letter of Credit, each such Lender shall pay to the Issuing Bank its Revolving Credit Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by the Issuing Bank of an unreimbursed drawing pursuant to the provisions of Section 3.4 hereof. The obligation of each Lender to so reimburse the Issuing Bank shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrowers to reimburse the Issuing Bank under any Letter of Credit, together with interest as hereinafter provided.

3.4 REIMBURSEMENT.

In the event of any drawing under any Letter of Credit, the Issuing Bank will promptly notify the Borrowers. Unless the Borrowers shall immediately notify the Issuing Bank that the Borrowers intend to otherwise reimburse the Issuing Bank for such drawing, the Borrowers shall be deemed to have requested that the Lenders make a Revolving Loan in the amount of the drawing as provided in Section 3.5 hereof on the related Letter of Credit, the proceeds of which will be used to satisfy the related reimbursement obligations. The Borrowers promise to reimburse the Issuing Bank on the day of drawing under any Letter of Credit (either with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds. If the Borrowers shall fail to reimburse the Issuing Bank as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Base Rate plus the sum of (i) the Applicable Percentage for Base Rate Loans and (ii) two percent (2%). The Borrowers' reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment the Borrowers may claim or have against the Issuing Bank, the Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrowers to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Bank will promptly notify the other Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Agent for the account of the Issuing Bank in Dollars and in immediately available funds, the amount of such Lender's Revolving Credit Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the

Business Day such notice is received by such Lender from the Issuing Bank if such notice is received at or before 2:00 P.M.; otherwise such payment shall be made at or before 12:00 Noon on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the Issuing Bank in full upon such request, such Lender shall, on demand, pay to the Agent for the account of the Issuing Bank interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to the Issuing Bank in full at a rate per annum equal to, if paid within two (2) Business Days of the date that such Lender is required to make payments of such amount pursuant to the preceding sentence, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each Lender's obligation to make such payment to the Issuing Bank, and the right of the Issuing Bank to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations of the Borrowers hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Lender to the Issuing Bank, such Lender shall, automatically and without any further action on the part of the Issuing Bank or such Lender, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Bank) in the related unreimbursed drawing portion of the Letter of Credit Obligation and in the interest thereon and in the related Letter of Credit Documents, and shall have a claim against the Borrowers with respect thereto.

3.5 REPAYMENT WITH REVOLVING LOANS.

On any day on which the Borrowers shall have requested, or been deemed to have requested, a Revolving Loan advance to reimburse a drawing under a standby Letter of Credit, the Agent shall give notice to the Lenders that a Revolving Loan has been requested or deemed requested by the Borrowers to be made in connection with a drawing under a Letter of Credit, in which case a Revolving Loan advance comprised of Base Rate Loans (or Eurodollar Loans to the extent the Borrowers have complied with the procedures of Section 2.1(d)(i) with respect thereto) shall be immediately made to the Borrowers by all Lenders (notwithstanding any termination of the Commitments pursuant to Section 11.2) pro rata based on the respective Revolving Credit Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 11.2) and the proceeds thereof shall be paid directly by the Agent to the Issuing Bank for application to the respective Letter of Credit Obligations. Each such Lender hereby irrevocably agrees to make its Revolving Credit Commitment Percentage of each such Revolving Loan immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Article V are then satisfied, (iii) whether a Default or an Event of Default then exists,
(iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (vi) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a bankruptcy or insolvency proceeding with respect to any Borrower), then each such Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrowers on or after such date and prior to such purchase) from the Issuing Bank such participation in the outstanding Letter of Credit Obligations as shall be necessary to cause each such Lender to share in such Letter of Credit Obligations ratably (based upon the respective Revolving Credit Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 11.2)), provided, that at the time any purchase of participation pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Issuing Bank, to the extent not paid to the Issuing Bank by the Borrowers in accordance with the terms of Section 3.4 hereof, interest on the principal amount of participation purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to, if paid within two
(2) Business Days of the date of the Revolving Loan advance, the Federal
Funds Rate, and thereafter at a rate equal to the Base Rate.

3.6 RENEWAL, EXTENSION.

The renewal or extension of any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

3.7 UNIFORM CUSTOMS AND PRACTICES.

The Issuing Bank may have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (the "UCP"), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

3.8 INDEMNIFICATION; NATURE OF ISSUING BANK'S DUTIES.

     (a) In addition to its other obligations under this Article III, the Borrowers hereby agree to protect, indemnify, pay and save the Issuing Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the Issuing Bank to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "Government Acts").

     (b) As between the Borrowers and the Issuing Bank, the Borrowers shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Bank shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (iv) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (v) for any consequences arising from causes beyond the control of the Issuing Bank, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Bank's rights or powers hereunder.

     (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Bank, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Issuing Bank under any resulting liability to any Borrower. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Bank against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrowers, including, without limitation, any and all Government Acts. The Issuing Bank shall not, in any way, be liable for any failure by the Issuing Bank or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Bank.

     (d) Nothing in this Section 3.8 is intended to limit the reimbursement obligations of the Borrowers contained in Section 3.4 above. The obligations of the Borrowers under this Section 3.8 shall survive the termination of this Credit Agreement. No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Bank to enforce any right, power or benefit under this Credit Agreement.

     (e) Notwithstanding anything to the contrary contained in this Section 3.8, the Borrowers shall have no obligation to indemnify the Issuing Bank in respect of any liability incurred by the Issuing Bank (i) arising solely out of the gross negligence or willful misconduct of the Issuing Bank, as determined by a court of competent jurisdiction, or (ii) caused by the Issuing Bank's failure to pay under any Letter of Credit after presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, as determined by a court of competent jurisdiction, unless such payment is prohibited by any law, regulation, court order or decree.

3.9 RESPONSIBILITY OF ISSUING BANK.

It is expressly understood and agreed that the obligations of the Issuing Bank hereunder to the Lenders are only those expressly set forth in this Credit Agreement and that the Issuing Bank shall be entitled to assume that the conditions precedent set forth in Articles III and V have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Article III shall be deemed to prejudice the right of any Lender to recover from the Issuing Bank any amounts made available by such Lender to the Issuing Bank pursuant to this Article III in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Bank.

3.10 CONFLICT WITH LETTER OF CREDIT DOCUMENTS.

In the event of any conflict between this Credit Agreement and any Letter of Credit Document (including any letter of credit application), this Credit Agreement shall control.


                                   ARTICLE IV

INTEREST AND FEES

4.1 INTEREST ON LOANS.

Subject to the provisions of Section 4.2 hereof, interest on the Loans shall be payable (a) for Base Rate Loans, monthly in arrears as of the end of each calendar month and the interest rate shall be equal to the Base Rate plus the Applicable Percentage on the outstanding amount of each such Base Rate Loan (or if a Cash Management Event shall have occurred, with respect to Base Rate Loans which are Revolving Loans, on the average balances of the Base Rate Loans owing to the Lenders in the Borrowers' Revolving Loan accounts at the close of business for each day during each calendar month) and (b) for Eurodollar Loans, on the last day of the applicable Interest Period (and with respect to any Eurodollar Loan with an Interest Period of 6 months, on the date 3 months after the making of such Eurodollar Loan) and the interest rate shall be equal to the Eurodollar Rate plus the Applicable Percentage on the outstanding amount of each such Eurodollar Loan. In the event of any change in the Base Rate, the rate hereunder shall change, effective as of the day the Base Rate changes. The interest rates hereunder shall be calculated based on a 360 day year for the actual number of days elapsed.

4.2 INTEREST AFTER EVENT OF DEFAULT.

Interest on any amount of matured principal under the Loans, and interest on the amount of principal under the Loans outstanding as of the date an Event of Default occurs, and at all times thereafter until the earlier of the date upon which (a) all Obligations have been paid and satisfied in full or (b) such Event of Default shall have been cured or waived, shall accrue at a rate equal to the rate at which the Loans are then bearing interest pursuant to Section 4.1 above, plus two percent (2%) and shall be payable on demand. In the event of any change in said applicable interest rate, the rate hereunder shall change, effective as of the day the applicable interest rate changes, so as to remain two percent (2%) above the then applicable interest rate. Interest shall be payable on any other amount due hereunder and shall accrue at the Base Rate, plus two percent (2%) from the date due until paid in full. The rates hereunder shall be calculated based on a 360 day year for the actual number of days elapsed.

4.3 UNUSED LINE FEE.

At the end of each calendar month the Borrowers shall pay to the Agent for the benefit of the Lenders the Unused Line Fee due in respect of such calendar month.

4.4 LENDERS' FEES/AGENT'S FEES.

On the Closing Date the Agent shall pay to each Lender its respective Lender's Fees that are required to be paid on the Closing Date pursuant to the terms of such Lender's fee letter with the Agent. The Borrowers shall pay all fees required to be paid to the Agent under the Fee Letter at the times and in the amounts set forth therein.

4.5 LETTER OF CREDIT FEES.

     (a) Standby Letter of Credit Issuance Fee. In consideration of the issuance of standby Letters of Credit hereunder, the Borrowers promise to pay to the Agent for the account of each Lender a fee (the "Standby Letter of Credit Fee") on such Lender's Revolving Credit Commitment of the average daily maximum amount available to be drawn under each such standby Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the Applicable Percentage for Eurodollar Loans. The Standby Letter of Credit Fee will be payable monthly in arrears on the last day of each calendar month.

     (b) Issuing Bank Fees. In addition to the Standby Letter of Credit Fee payable pursuant to clause (a) above, the Borrowers promise to pay to the Issuing Bank for its own account without sharing by the other Lenders the letter of credit fronting and negotiation fees agreed to by the Borrowers and the Issuing Bank from time to time and the customary charges from time to time of the Issuing Bank with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "Issuing Bank Fees").

4.6 AUTHORIZATION TO CHARGE ACCOUNT.

The Borrowers hereby authorize the Agent to charge the Borrowers' Revolving Loan accounts with the amount of all payments and fees due hereunder to the Lenders, the Agent and the Issuing Bank as and when such payments become due. The Borrowers confirm that any charges which the Agent may so make to the Borrowers' Revolving Loan accounts as herein provided will be made as an accommodation to the Borrowers and solely at the Agent's discretion.

4.7 INDEMNIFICATION IN CERTAIN EVENTS.

If after the Closing Date, either (a) any change in or in the interpretation of any law or regulation is introduced (other than a change in the rate of Excluded Taxes), including, without limitation, with respect to reserve requirements, applicable to FUCC or any other banking or financial institution from whom any of the Lenders borrow funds or obtain credit (a "Funding Bank") or any of the Lenders, or (b) a Funding Bank or any of the Lenders complies with any future guideline or request from any central bank or other governmental authority or (c) a Funding Bank or any of the Lenders determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or a Funding Bank or any of the Lenders complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on any of the Lenders' capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration the Funding Bank's or Lenders' policies with respect to capital adequacy) by an amount deemed by such Lender to be material, and the result of any of the foregoing events described in clauses (a), (b) or (c) is or results in an increase in the cost to any of the Lenders of funding or maintaining the Revolving Credit Committed Amount, the Revolving Loans, the Letters of Credit or the Term Loans then the Borrowers shall from time to time upon demand by the Agent, pay to the Agent additional amounts sufficient to indemnify the Lenders against such increased cost. A certificate as to the amount of such increased cost showing the calculation therefor in reasonable detail shall be submitted to the Borrowers by the Agent and shall be conclusive and binding absent manifest error.

4.8 INABILITY TO DETERMINE INTEREST RATE.

If prior to the first day of any Interest Period, (a) the Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, (b) the Agent has received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Eurodollar Loans during such Interest Period, or (c) Dollar deposits in the principal amounts of the Eurodollar Loans to which such Interest Period is to be applicable are not generally available in the London interbank market, the Agent shall give telecopy or telephonic notice thereof to the Borrowers and the Lenders as soon as practicable thereafter, and will also give prompt written notice to the Borrowers when such conditions no longer exist. If such notice is given (i) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans,
(ii) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as Base Rate Loans and (iii) each outstanding Eurodollar Loan shall be converted, on the last day of the then-current Interest Period thereof, to Base Rate Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrowers have the right to convert Base Rate Loans to Eurodollar Loans.

4.9 ILLEGALITY.

Notwithstanding any other provision herein, if the adoption of or any change in any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other governmental authority or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Credit Agreement, (a) such Lender shall promptly give written notice of such circumstances to the Borrowers and the Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert a Base Rate Loan to Eurodollar Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurodollar Loan is requested and (c) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrowers shall pay to such Lender such amounts, if any, as may be required pursuant to Section 4.10 hereof.

4.10 FUNDING INDEMNITY.

The Borrowers, jointly and severally, promise to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender's gross negligence or willful misconduct) as a consequence of (a) default by the Borrowers in making a borrowing of, conversion into or extension of Eurodollar Loans after the Borrowers have given a notice requesting the same in accordance with the provisions of this Credit Agreement, (b) default by the Borrowers in making any prepayment of a Eurodollar Loan after the Borrowers have given a notice thereof in accordance with the provisions of this Credit Agreement, and (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto.
With respect to Loans that are Eurodollar Loans, such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or extended, for the period from the date of such prepayment or of such failure to borrow, convert or extend to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or extend, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.


                                   ARTICLE V

CONDITIONS PRECEDENT

     The obligation of the Lenders to make the Term Loans or any Revolving Loans or of the Issuing Bank to issue any Letter of Credit hereunder is subject to the satisfaction of, or waiver of, immediately prior to or concurrently with the making of such Term Loans, Revolving Loans or issuance of such Letter of Credit, the following conditions precedent:

     5.1 CLOSING CONDITIONS.

     On or prior to the Closing Date, the Lenders shall have received each of the documents, opinions and certificates set forth in the list of Closing Conditions attached hereto as Schedule 1.1B and the conditions set forth therein shall have been satisfied or waived.

     5.2 MATERIAL ADVERSE CHANGE.

     (a) No Material Adverse Change shall have occurred, (b) no occurrence or event which is reasonably likely to have a Material Adverse Effect shall have occurred and be continuing and (c) on or prior to the Closing Date, there shall not have occurred a substantial impairment of the financial markets generally which, in the opinion of the Lenders, has materially and adversely affected the transactions contemplated hereby.

     5.3 FEES.

     On or prior to the Closing Date, the Lenders shall have received payment in full of the Lenders' Fees.

     5.4 REPRESENTATIONS AND WARRANTIES; NO DEFAULT.

     On the date of the making of any Term Loan, any Revolving Loan or the issuance of any Letter of Credit, both before and after giving effect thereto and to the application of the proceeds therefrom, the following statements shall be true to the satisfaction of the Agent (and each request for a Term Loan, a Revolving Loan and request for a Letter of Credit, and the acceptance by the Borrowers of the proceeds of such Term Loan, Revolving Loan or issuance of such Letter of Credit, shall constitute a representation and warranty by the Borrowers that on the date of such Term Loan, Revolving Loan or issuance of such Letter of Credit before and after giving effect thereto and to the application of the proceeds therefrom, such statements are true): (a) the representations and warranties contained in this Credit Agreement are true and correct in all material respects on and as of the date of such Term Loan, Revolving Loan or issuance of such Letter of Credit as though made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date); (b) no event has occurred and is continuing, or would result from such Term Loan, Revolving Loan or issuance of such Letter of Credit or the application of the proceeds thereof, which would constitute a Default or an Event of Default under this Credit Agreement; and (c) no Material Adverse Change, or development reasonably likely to have a Material Adverse Effect shall have occurred and be continuing.

     5.5 NOTICE OF BORROWING.

     On the date of the making of any Revolving Loan, the Agent shall have received a Notice of Borrowing to the extent such Notice of Borrowing is required to be given with respect to the making of such Revolving Loan.

     5.6 BORROWING BASE CERTIFICATE.

     No Revolving Loans shall be made following a mandatory prepayment of the Loans pursuant to Section 2.3(b)(ii) or (iii) unless and until the Company shall have furnished to the Lenders a new Borrowing Base
Certificate evidencing sufficient availability under the Borrowing Base to make such Revolving Loans.

     5.7 ADDITIONAL DOCUMENTS.

     On or prior to the Closing Date, the Borrowers shall have executed and delivered to the Agent all documents which the Agent determines are reasonably necessary to consummate the lending arrangements contemplated hereby.



                                   ARTICLE VI

REPRESENTATIONS AND WARRANTIES

     In order to induce the Lenders to enter into this Credit Agreement and the Issuing Bank to issue the Letters of Credit, and to make available the credit facilities contemplated hereby, each Borrower hereby represents and warrants to the Lenders and the Issuing Bank as of the Closing Date and on the date of each extension of credit hereunder, as follows:

     6.1 ORGANIZATION AND QUALIFICATION.

     Such Borrower and each of its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, (ii) has the power and authority to own its properties and assets and to transact the businesses in which it is presently, or proposes to be, engaged, and (iii) is duly qualified and is authorized to do business and is in good standing in every jurisdiction in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect. Schedule 6.1 contains a true, correct and complete list of all jurisdictions in which such Borrower and its Subsidiaries are qualified to do business as a foreign corporation or foreign limited liability company as of the Closing Date.

     6.2 SOLVENCY.

     The fair saleable value of such Borrower's assets, measured on a going concern basis, exceeds all probable liabilities, including those to be incurred pursuant to this Credit Agreement. Such Borrower (i) does not have unreasonably small capital in relation to the business in which it is or proposes to be engaged or (ii) has not incurred, and does not believe that it will incur after giving effect to the transactions contemplated by this Credit Agreement, debts beyond its ability to pay such debts as they become due.


      6.3  LIENS; INVENTORY.

     There are no Liens in favor of third parties with respect to any of the Collateral, including, without limitation, with respect to the Inventory, wherever located, other than Permitted Liens. To the best of such Borrower's knowledge, no lessor, warehouseman, filler, processor or packer of such Borrower has granted any Lien with respect to the Inventory maintained by such Borrower at the property of any such lessor, warehousemen, filler, processor or packer. Upon the proper filing of financing statements and the proper recordation of other applicable documents with the appropriate filing or recordation offices in each of the necessary jurisdictions, the security interests granted pursuant to the Credit Documents constitute and shall at all times constitute valid and enforceable first, prior and perfected Liens on the Collateral (other than Permitted Liens). The Borrowers are or will be at the time additional Collateral is acquired by them, the absolute owners of the Collateral with full right to pledge, sell, consign, transfer and create a Lien therein, free and clear of any and all Liens in favor of third parties, except Permitted Liens.


       6.4  NO CONFLICT.

     The execution and delivery by such Borrower of this Credit Agreement and each of the other Credit Documents executed and delivered in connection herewith and the performance of the obligations of such Borrower hereunder and thereunder and the consummation by such Borrower of the transactions contemplated hereby and thereby: (i) are within the corporate powers of such Borrower; (ii) are duly authorized by the Board of Directors or members of such Borrower and, if necessary with respect to the Company, its stockholders; (iii) are not in contravention of the terms of the articles or certificate of incorporation or bylaws of such Borrower; (iv) are not in contravention of the terms of any indenture, contract, lease, agreement instrument or other commitment to which such Borrower is a party or by which such Borrower or any of its properties are bound except for any contravention which could not reasonably be expected to have a Material Adverse Effect; (v) do not require the consent, registration or approval of any governmental entity or any other Person (except such as have been duly obtained, made or given, and are in full force and effect); (vi) do not contravene any statute, law, ordinance regulation, rule, order or other governmental restriction applicable to or binding upon such Borrower except for any contravention which could not reasonably be expected to have a Material Adverse Effect; and (vii) will not, except as contemplated herein for the benefit of the Agent on behalf of the Lenders, result in the imposition of any Liens other than Permitted Liens upon any property of such Borrower under any existing indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which such Borrower is a party or by which it or any of its property may be bound or affected.

     6.5  ENFORCEABILITY.

     The Credit Agreement and all of the other Credit Documents executed and delivered in connection herewith are the legal, valid and binding obligations of such Borrower, and with respect to those Credit Documents executed and delivered by any Subsidiary, of each such Subsidiary, and are enforceable against such Borrower and such Subsidiaries, as the case may be, in accordance with their terms except as such enforceability may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity.


     6.6  FINANCIAL DATA.

     The Borrowers have furnished to the Agent and the Lenders the following financial statements (the "Financials"): (a) the consolidated balance sheets as of, and consolidated statements of income and cash flow of the Borrowers and their predecessor corporations for, the fiscal year ended December 31, 1996 prepared by the Company and certified by its chief financial officer, (b) the consolidated and consolidating balance sheets as of, and consolidated and consolidating statements of income and cash flow of the Borrowers for, the four month period ending April 30, 1997 prepared by the Company and certified by its chief financial officer, (c) the pro forma opening balance sheets for each of the Borrowers dated the Closing Date giving effect to the Closing Date Acquisitions and the transactions contemplated by the Closing Date Purchase Agreements and reflecting estimated purchase price accounting adjustments, prepared by the Company and certified by its chief financial officer (to be reviewed by Price Waterhouse following the Closing Date) and (d) such other information relating to the Borrowers or the Closing Date Acquisitions as the Agent may reasonably require in connection with the structuring and syndication of credit facilities of the type described herein. The Financials are and the historical financial statements to be furnished to the Lenders in accordance with Section 7.1 below will be in accordance with the books and records of the Borrowers and their predecessor corporations and fairly present in all material respects the financial condition of each of the Borrowers and such predecessor corporations at the dates thereof and the results of operations for the periods indicated (subject, in the case of unaudited financial statements, to normal year-end adjustments and the absence of footnote disclosures), and such financial statements have been prepared in conformity with GAAP consistently applied throughout the periods involved. Since the date of the Financials, there have been no changes in the condition, financial or otherwise, of any of the Borrowers as shown on the respective balance sheets of each of the Borrowers described above, except (a) as contemplated herein and (b) for changes in the ordinary course of business (none of which individually or in the aggregate is a Material Adverse Change).


     6.7  LOCATIONS OF OFFICES, RECORDS AND INVENTORY.

     The Borrowers' principal places of business and chief executive offices are set forth in Schedule 6.7 hereto, and the books and records of the Borrowers and all chattel paper and all records of accounts are located at the principal places of business and chief executive offices of the Borrowers. There is no jurisdiction in which any Borrower or any of its Subsidiaries has any assets, equipment or Inventory (except for vehicles, Rental Equipment under lease, Inventory in transit for processing, or immaterial items) other than those jurisdictions listed on
Schedule 6.7 attached hereto. Attached hereto as Schedule 6.7 is a true, correct and complete list of (i) the legal names and addresses of each warehouseman, filler, processor and packer at which Inventory is stored,
(ii) the address of the chief executive offices of the Borrowers and each of their Subsidiaries and (iii) the address of all offices where records and books of account of the Borrowers and each of their Subsidiaries are kept. None of the receipts received by any of the Borrowers from any warehouseman, filler, processor or packer states that the goods covered thereby are to be delivered to bearer or to the order of a named person or to a named person and such named person's assigns.


     6.8  FICTITIOUS BUSINESS NAMES.

     Neither such Borrower nor any of its Subsidiaries has used any corporate or fictitious name during the five (5) years preceding the date hereof, other than the corporate name shown on its or such Subsidiary's Articles or Certificate of Incorporation and as set forth on Schedule 6.8.


     6.9  SUBSIDIARIES.

     The only direct or indirect Subsidiaries of the Borrowers are those listed on Schedule 6.9 attached hereto. The Borrowers are the record and beneficial owner of all of the shares of Capital Stock of each of the Subsidiaries listed on Schedule 6.9 as being owned by the Borrowers, there are no proxies, irrevocable or otherwise, with respect to such shares, and no equity securities of any of such Subsidiaries are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any Capital Stock of any of such Subsidiaries, and there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may become bound to issue additional shares of its Capital Stock or securities convertible into or exchangeable for such shares. All of such shares so owned by the Borrowers are owned by them free and clear of any Liens other than Permitted Liens.


     6.10  NO JUDGMENTS OR LITIGATION.

     Except as set forth on Schedule 6.10 hereto, no judgments, orders, writs or decrees are outstanding against such Borrower or any of its Subsidiaries nor is there now pending or, to the best of such Borrower's knowledge after diligent inquiry, threatened any litigation, contested claim, investigation, arbitration, or governmental proceeding by or against such Borrower or any of its Subsidiaries except judgments and pending or threatened litigation, contested claims, investigations, arbitrations and governmental proceedings which could not reasonably be expected to have a Material Adverse Effect.


     6.11  NO DEFAULTS.

     Neither such Borrower nor any of its Subsidiaries is in default under any material term of any indenture, contract, lease, agreement, instrument or other commitment to which any of them is a party or by which any of them is bound. Such Borrower knows of no dispute regarding any indenture, contract, lease, agreement, instrument or other commitment which could reasonably be expected to have a Material Adverse Effect.


     6.12  NO EMPLOYEE DISPUTES.

     There are no controversies pending or, to the best of such Borrower's knowledge after diligent inquiry, threatened between such Borrower or any of its Subsidiaries and any of their respective employees, other than employee grievances arising in the ordinary course of business which would not, in the aggregate, have a Material Adverse Effect.

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




     6.13  COMPLIANCE WITH LAW.

     Neither such Borrower nor any of its Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule or order of any foreign, federal, state or local government, or any other governmental department or agency or any self regulatory organization, or any judgment, decree or order of any court, applicable to its business or operations except where the aggregate of all such violations or failures to comply would not have a Material Adverse Effect. The conduct of the business of such Borrower and each of its Subsidiaries is in conformity with all securities, commodities, energy, public utility, zoning, building code, health, OSHA and environmental requirements and all other foreign, federal, state and local governmental and regulatory requirements and requirements of any self regulatory organizations, except where such non-conformities would not have a Material Adverse Effect. Neither such Borrower nor any of its Subsidiaries has received any notice to the effect that, or otherwise been advised that, it is not in compliance with, and neither such Borrower nor any of its Subsidiaries has any reason to anticipate that any presently existing circumstances are likely to result in the violation of any such statute, law, ordinance, regulation, rule, judgment, decree or order which failure or violation could reasonably be expected to have a Material Adverse Effect.

     6.14  ERISA.

     Neither such Borrower, any Subsidiary nor any ERISA Affiliate maintains or contributes to any Benefit Plan other than those listed on
Schedule 6.14 annexed hereto. Each Benefit Plan has been and is being maintained and funded in accordance with its terms and in compliance in all material respects with all provisions of ERISA and the Internal Revenue Code applicable thereto. Such Borrower, each of its Subsidiaries and each ERISA Affiliate have fulfilled all obligations related to the minimum funding standards of ERISA and the Internal Revenue Code for each Benefit Plan, are in compliance in all material respects with the currently applicable provisions of ERISA and of the Internal Revenue Code and have not incurred any liability (other than routine liability for premiums) under Title IV of ERISA. No Termination Event has occurred nor has any other event occurred that may result in such a Termination Event. No event or events have occurred in connection with which such Borrower, any of its Subsidiaries, any ERISA Affiliate, any fiduciary of a Benefit Plan or any Benefit Plan, directly or indirectly, could be subject to any material liability, individually or in the aggregate, under ERISA, the Internal Revenue Code or any other law, regulation or governmental order or under any agreement, instrument, statute, rule of law or regulation pursuant to or under which any such entity has agreed to indemnify or is required to indemnify any person against liability incurred under, or for a violation or failure to satisfy the requirements of, any such statute, regulation or order.


     6.15 COMPLIANCE WITH ENVIRONMENTAL LAWS.

     Except as disclosed on Schedule 6.15 attached hereto or as could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, (a) the operations of such Borrower and each of its Subsidiaries comply with all applicable federal, state or local environmental, health and safety statutes, regulations, ordinances, or similar provisions having the force and effect of law and (b) none of the operations of such Borrower or any of its Subsidiaries is the subject of any judicial or administrative proceeding alleging the violation of any federal, state or local environmental, health or safety statute, regulation, ordinance, or similar provisions having the force and effect of law. Except as disclosed on Schedule 6.15 or as could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, none of the operations of such Borrower or any of its Subsidiaries is the subject of any federal or state investigation evaluating whether such Borrower or any of its Subsidiaries disposed any hazardous or toxic waste, substance or constituent or other substance at any site that may require remedial action, or any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any hazardous or toxic waste, substance or constituent, or other substance into the environment. Except as disclosed on Schedule 6.15 or as could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, neither such Borrower nor any of its Subsidiaries have filed any notice under any federal or state law indicating past or present treatment, storage or disposal of a hazardous waste or reporting a spill or release of a hazardous or toxic waste, substance or constituent, or other substance into the environment. Except as disclosed on Schedule
6.15 or as could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, neither such Borrower nor any of its Subsidiaries have any contingent liability of which such Borrower has knowledge or reasonably should have knowledge in connection with any release of any hazardous or toxic waste, substance or constituent, or other substance into the environment, nor has such Borrower or any of its Subsidiaries received any notice, letter or other indication of potential liability arising from the disposal of any hazardous or toxic waste, substance or constituent or other substance into the environment.


     6.16  USE OF PROCEEDS.

     All proceeds of the Loans will be used only in accordance with
Section 7.13 hereof.


     6.17  INTELLECTUAL PROPERTY.

     Such Borrower possesses adequate assets, licenses, patents, patent applications, copyrights, service marks, trademarks and tradenames to continue to conduct its business as heretofore conducted by it. Schedule
6.17 attached hereto sets forth (a) all of the federal, state and foreign registrations of trademarks, service marks and other marks, trade names or other trade rights of such Borrower and its Subsidiaries, and all pending applications for any such registrations, (b) all of the patents and copyrights of such Borrower and its Subsidiaries and all pending applications therefor and (c) all other trademarks, service marks and other marks, trade names and other trade rights used by such Borrower or any of its Subsidiaries in connection with their businesses (collectively, the "Proprietary Rights"). Such Borrower and its Subsidiaries are collectively the owners of each of the trademarks listed on Schedule 6.17 as indicated on such schedule, and no other Person has the right to use any of such marks in commerce either in the identical form or in such near resemblance thereto as may be likely to cause confusion or to cause mistake or to deceive. Each of the trademarks listed on Schedule 6.17 is a federally registered trademark of such Borrower or its Subsidiaries having the registration number and issue date set forth on Schedule 6.17. The Proprietary Rights listed on
Schedule 6.17 are all those used in the businesses of such Borrower and its Subsidiaries. Except as disclosed on Schedule 6.17, no person has a right to receive any royalty or similar payment in respect of any Proprietary
Rights pursuant to any contractual arrangements entered into by such Borrower, or any of its Subsidiaries and no person otherwise has a right to receive any royalty or similar payment in respect of any such Proprietary Rights except as disclosed on Schedule
6.17. Neither such Borrower nor any of its Subsidiaries has granted any license or sold or otherwise transferred any interest in any of the Proprietary Rights to any other person. The use of each of the Proprietary Rights by such Borrower and its Subsidiaries is not infringing upon or otherwise violating the rights of any third party in or to such Proprietary Rights, and no proceeding has been instituted against or notice received by such Borrower or any of its Subsidiaries that are presently outstanding alleging that the use of any of the Proprietary
Rights infringes upon or otherwise violates the rights of any third party in or to any of the Proprietary Rights. Neither such Borrower nor any of its Subsidiaries have given notice to any Person that it is infringing on any of the Proprietary Rights and to the best of such Borrower's knowledge, no Person is infringing on any of the Proprietary Rights. All of the Proprietary Rights of such Borrower and its Subsidiaries are valid and enforceable rights of such Borrower and its Subsidiaries and will not cease to be valid and in full force and effect by reason of the execution and delivery of this Credit Agreement or the Credit Documents or the consummation of the transactions contemplated hereby or thereby.


     6.18  LICENSES AND PERMITS.

     Such Borrower and each of its Subsidiaries have obtained and hold in full force and effect, all material franchises, licenses, leases, permits, certificates, authorizations, qualifications, easements, rights of way and other rights and approvals which are necessary or appropriate for the operation of their businesses as presently conducted and as proposed to be conducted. Neither such Borrower nor any of its Subsidiaries is in violation of the terms of any such franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval in any such case which could reasonably be expected to have a Material Adverse Effect.


     6.19  TITLE TO PROPERTY.

     Such Borrower has (i) good and marketable fee simple title to or valid leasehold interests in all of its real property, including, without limitation, the Real Estate (all such real property and the nature of such Borrower's or any Subsidiary's interest therein is disclosed on Schedule
6.19) and (ii) good and marketable title to all of its other property (including without limitation, all real and other property in each case as reflected in the Financial Statements delivered to the Agent hereunder), other than, with respect to properties described in clause (ii) above, properties disposed of in the ordinary course of business or in any manner otherwise permitted under this Credit Agreement since the date of the most recent audited consolidated balance sheet of such Borrower, and in each case subject to no Liens other than Permitted Liens. Such Borrower and its Subsidiaries enjoy peaceful and undisturbed possession of all its real property, including, without limitation, the Real Estate, and there is no pending or, to the best of their knowledge, threatened condemnation proceeding relating to any such real property. The leases with respect to the leased property, together with any leases of real property entered into by such Borrower after the date hereof, are referred to collectively as the "Leases." All of the Structures and other tangible assets owned, leased or used by such Borrower or any of its Subsidiaries in the conduct of their respective businesses are (a) insured to the extent and in a manner customary in the industry in which such Borrower or such Subsidiaries are engaged, (b) structurally sound with no known material defects, (c) in good operating condition and repair, subject to ordinary wear and tear,
(d) not in need of maintenance or repair except for ordinary, routine maintenance and repair the cost of which would not be material, (e) sufficient for the operation of the businesses of such Borrower and its Subsidiaries as presently conducted thereon and (f) in conformity with all applicable laws, ordinances, orders, regulations and other requirements (including applicable zoning, environmental, motor vehicle safety, occupational safety and health laws and regulations) relating thereto, except where the failure to conform could not reasonably be expected to have a Material Adverse Effect.


     6.20  LABOR MATTERS.

     Neither such Borrower nor any of its Subsidiaries is engaged in any unfair labor practice. There is (a) no unfair labor practice complaint pending against such Borrower or any of its Subsidiaries or, to the best knowledge of such Borrower, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is so pending against such Borrower or any of its Subsidiaries or, to the best knowledge of such Borrower, threatened against any of them, (b) no strike, labor dispute, slowdown or stoppage pending against either of such Borrower or any of its Subsidiaries or, to the best knowledge of such Borrower, threatened against any of them, and (c) no union representation questions with respect to the employees of such Borrower or any Subsidiaries and no union organizing activities, except for any such complaint, grievance, arbitration, strike, labor dispute, slowdown or stoppage, union representation questions or organizing activities which could not reasonably be expected to have a Material Adverse Effect.


     6.21  INVESTMENT COMPANY.

     Neither such Borrower nor any of its Subsidiaries is (a) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (b) a "holding company" or a "Subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "Subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (c) subject to any other law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Credit Agreement or the other Credit Documents or to perform its obligations hereunder or thereunder.


     6.22   MARGIN SECURITY.

     Such Borrower does not own any margin stock and no portion of the proceeds of any Loans or Letters of Credit shall be used by the Borrowers for the purpose of purchasing or carrying any "margin stock" (as defined in Regulation G of the Board of Governors of the Federal Reserve System) or for any other purpose which violates the provisions or Regulation G, T, U or X of said Board of Governors or for any other purpose in violation of any applicable statute or regulation, or of the terms and conditions of this Credit Agreement.


     6.23  NO EVENT OF DEFAULT.

     No Default or Event of Default has occurred and is continuing.


     6.24  TAXES AND TAX RETURNS.

          (a) Except as set forth on Schedule 6.24, such Borrower and its Subsidiaries (and any affiliated group as defined in Section 1504 of the Code or any analogous combined, consolidated, or unitary group defined under state, local or foreign income tax law (an "Affiliated Group") of which such Borrower or any of its Subsidiaries are now or have been members) have timely filed (inclusive of any permitted extensions) with the appropriate taxing authorities all material returns (including without limitation, information returns and other material information, in respect of Taxes required to be filed through the Closing Date and will timely file (inclusive of any permitted extensions) any such material returns required to be filed on and after the Closing Date and such returns are true and accurate in all material respects. As of the Closing Date, except as specified in Schedule 6.24 hereto, neither such Borrower nor any of its Subsidiaries, nor any Affiliated Group of which such Borrower or any of its Subsidiaries are members, has requested any extension of time within which to file returns (including without limitation information returns) in respect of any Taxes.

          (b) All Taxes, in respect of periods beginning prior to the Closing Date, have been timely paid, or will be timely paid, or an adequate reserve has been established therefor, as set forth in
     Schedule 6.24 or in the Financials.

          (c) Except as set forth in Schedule 6.24, no material deficiencies for Taxes have been claimed, proposed or assessed by any taxing or other governmental authority against such Borrower or any of its Subsidiaries and no material tax liens have been filed as of the Closing Date. Except as set forth in Schedule 6.24, there are no pending or, to the best of such Borrower's knowledge, threatened audits, investigations or claims for or relating to any material liability in respect of Taxes. As of the Closing Date, except as set forth in Schedule 6.24, no extension of a statute of limitations relating to Taxes is in effect with respect to such Borrower or any of its Subsidiaries.


     6.25  NO OTHER INDEBTEDNESS.

     Such Borrower has no Indebtedness that is senior, pari passu or subordinated in right of payment to their Indebtedness to the Lenders hereunder, except for Permitted Indebtedness.


     6.26  STATUS OF ACCOUNTS.

     Each account receivable of such Borrower is based on an actual and bona fide sale and delivery of goods or rendition of services to customers, made by such Borrower in the ordinary course of its business, except for those accounts receivable made by such Borrower outside the ordinary course of business which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; the goods and inventory being sold or leased and the accounts receivable created are its exclusive property and are not and shall not be subject to any Lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than the Permitted Liens; and such Borrower's customers have accepted the goods or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without any dispute, offset, defense, counterclaim or contra that could reasonably be expected to have, when aggregated with any such other disputes, offsets, defenses, counterclaims or contras, a Material Adverse Effect. Such Borrower confirms to the Lenders that any and all taxes or fees relating to its business, its sales, the Accounts or the goods relating thereto, are its sole responsibility and that same will be paid by such Borrower when due (unless duly contested and adequately reserved for) and that none of said taxes or fees is or will become a lien on or claim against the Accounts.


     6.27  REPRESENTATIONS AND WARRANTIES.

     Each of the representations and warranties made in the Operative Documents by each of the parties thereto was true and correct in all material respects when made. As of the Closing Date, each of the representations and warranties made in the Operative Documents by the Borrowers is true and correct in all material respects and such representations and warranties are hereby incorporated herein by reference with the same effect as though set forth in their entirety herein, as qualified therein.


     6.28  MATERIAL CONTRACTS.

     Attached hereto as Schedule 6.28 is a true, correct and complete list of all the Material Contracts currently in effect on the date hereof. All of the Material Contracts are in full force and effect.


     6.29  SURVIVAL OF REPRESENTATIONS.

     All representations made by such Borrower in this Credit Agreement and in any other Credit Document executed and delivered in connection herewith shall survive the execution and delivery hereof and thereof but shall terminate upon payment in full of the Obligations (other than contingent indemnity obligations).


     6.30  AFFILIATE TRANSACTIONS.

     Except as set forth on Schedule 6.30 hereto, neither such Borrower nor any Subsidiaries is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate of such Borrower or any Subsidiary is a party except (i) in the ordinary course of and pursuant to the reasonable requirements of such Borrower's or such Subsidiary's business and (ii) upon fair and reasonable terms no less favorable to such Borrower and such Subsidiary than it could obtain in a comparable arm's-length transaction with an unaffiliated Person.

     6.31 ACCURACY AND COMPLETENESS OF INFORMATION.

     All factual information heretofore, contemporaneously or hereafter furnished by or on behalf of the Borrowers or any of their Subsidiaries to the Agent, any Lender, or the Independent Accountant for purposes of or in connection with this Credit Agreement or any Credit Documents, or any transaction contemplated hereby or thereby is or will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time. There is no fact now known to any officer of any Borrower or any of its Subsidiaries which has, or would have, a Material Adverse Effect which fact has not been set forth herein, in the Financials, or in any certificate, opinion or other written statement made or furnished by any Borrower to the Agent.


                                  ARTICLE VII

AFFIRMATIVE COVENANTS

     So long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding, and until all the Commitments hereunder shall have terminated, each Borrower agrees that, unless the Required Lenders shall have otherwise consented in writing:


     7.1  FINANCIAL INFORMATION.

     The Company will furnish to the Lenders the following information within the following time periods:


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



          (a) as soon as available, and in any event within 90 days after the close of each fiscal year of the Company, a consolidated and consolidating balance sheet and income statement of the Company and its Subsidiaries, as of the end of such fiscal year, together with related consolidated and consolidating statements of operations and retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated and consolidating figures for the preceding fiscal year to the extent applicable, all such financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified as to the status of the Company and its Subsidiaries as a going concern;

          (b) as soon as available, and in any event within 30 days after the close of each month, a consolidated and consolidating balance sheet and income statement of the Company and its Subsidiaries (provided, that financial information for a newly Acquired Company shall not be required to be included in such financial statements until the next monthly period following the month in which the Acquisition of such Acquired Company occurred), as of the end of such month, together with related consolidated and consolidating statements of operations and of cash flows for such month in each case setting forth (i) in comparative form consolidated and consolidating figures for the corresponding monthly period and year-to-date period of the preceding fiscal year, (ii) year-to-date consolidated and consolidating figures and (iii) in comparative form consolidated and consolidating figures for the corresponding period set forth in the annual budget and business plan delivered pursuant to Section 7.1(f), all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Agent, and accompanied by a certificate of the chief financial officer of the Company to the effect that such monthly financial statements fairly present in all material respects the financial condition of the Company and its Subsidiaries and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments;

          (c) at the time of delivery of any annual financial statements provided for in Section 7.1(a) and any monthly financial statements provided for in Section 7.1(b) above which coincides with the end of any fiscal quarter of the Company, a certificate of the chief financial officer of the Company substantially in the form of Exhibit K, (i) demonstrating compliance with the financial covenants contained in Article VIII by calculation thereof as of the end of each such fiscal quarter and (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrowers propose to take with respect thereto; in addition, together with the annual financial statements provided for in
     Section 7.1(a), the Company shall provide to the Agent and the Lenders a certificate of the chief financial officer of the Company as to the amount of Excess Cash Flow for the immediately preceding fiscal year showing in reasonable detail the calculation thereof;

          (d) a report on the Borrowing Base (a "Borrowing Base
     Certificate") substantially in the form of Exhibit L (or in such other form containing similar information as the Company and the Agent may agree) (i) on or before the 15th day after the end of each month

     (as of the last day of such month), together with a monthly summary of Parts and Supplies Inventory, a monthly summary of Rental Equipment, a monthly summary of New Equipment, a monthly Rental Equipment summary roll forward report, a monthly summary of accounts receivable aging and accounts payable aging, a monthly summary of existing Purchase Money Liens and Capital Lease Liens and the Indebtedness secured thereby and monthly sales and cash receipt reports (each as of the last day of such month), (ii) simultaneously with the consummation of any Asset Disposition for which a mandatory prepayment is required hereunder giving effect to such Asset Disposition and (iii) promptly as of any other date requested by the Agent, together in each case with such other supporting data as may reasonably be requested by the Agent;

          (e) promptly upon receipt thereof, copies of all management letters and other material reports which are submitted to any Borrower by its Independent Accountant in connection with any annual or interim audit of the books of such Borrower made by such accountants;

          (f) no later than 30 days after the beginning of each fiscal year, a budget and business plan for such fiscal year of the Company which includes (i) a projected consolidated and consolidating balance sheet and statement of income of the Borrowers for such fiscal year and a projected consolidated and consolidating statement of cash flows of the Borrowers for such fiscal year, (ii) projected consolidated and consolidating balance sheets, statements of income and statements of cash flows of the Borrowers on a monthly basis for such fiscal year and (iii) projected usage and excess availability of Revolving Loans on a monthly basis for such fiscal year;

          (g) promptly upon receipt thereof, copies of all notices delivered to the Borrowers or sent by the Borrowers with respect to Subordinated Debt, including, without limitation, any notice of default (the Borrowers expressly agreeing to furnish all such notices by telecopy);

          (h) promptly and in any event within two (2) Business Days after a Responsible Officer becomes aware of the occurrence of a Default or Event of Default, a certificate of the chief executive officer or chief financial officer of the Company specifying the nature thereof and the Borrowers' proposed response thereto, each in reasonable detail; and

          (i) with reasonable promptness, such other data as the Agent or any of the Lenders may reasonably request.


     7.2  INVENTORY.

     Within thirty (30) days after the end of each month, upon the request of the Agent from time to time, the Borrowers will provide to the Agent written statements listing items of Inventory in reasonable detail as requested by the Agent. The Borrowers will conduct annually a physical count of their Inventory and a copy of such count will be


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



promptly supplied to the Agent accompanied by a report of the value (valued at FIFO) of such Inventory; provided that the Borrowers will conduct such a physical count at such other times and as of such dates as the Agent shall reasonably request.


               7.3  CORPORATE EXISTENCE.

     Each Borrower and each of its Subsidiaries (a) will maintain their corporate existence, will maintain in full force and effect all material licenses, bonds, franchise, leases, trademarks and qualifications to do business, (b) will obtain or maintain patents, licenses, contracts and other rights necessary or desirable to the profitable conduct of their businesses, (c) will continue in, and limit their operations to, the same general lines of business as that presently conducted by them and (d) will comply with all applicable laws and regulations of any federal, state or local governmental authority, except in each case when noncompliance or nonmaintenance with each of the foregoing would not, in the aggregate, have a Material Adverse Effect.


               7.4  ERISA.

     The Borrowers will deliver to the Agent, at the Borrowers' expense, the following information at the times specified below:

          (a) within ten (10) Business Days after any Borrower, any Subsidiary or any ERISA Affiliate knows or has reason to know that a Termination Event has occurred, a written statement of the chief financial officer of the Company describing such Termination Event and the action, if any, which the Borrowers or other such entities have taken, are taking or propose to take with respect thereto, and when known, any action taken or threatened by the Internal Revenue Service, DOL or PBGC with respect thereto;

          (b) within ten (10) Business Days after any Borrower, any Subsidiary or any ERISA Affiliate knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Internal Revenue Code) has occurred, a statement of the chief financial officer of the Company describing such transaction and the action which the Borrowers or other such entities have taken, are taking or propose to take with respect thereto;

          (c) upon the Agent's request, copies of each annual report (form 5500 series), including all schedules and attachments thereto, filed with respect to each Benefit Plan;

          (d) upon the Agent's request, copies of each actuarial report for any Benefit Plan or Multiemployer Plan and each annual report for any Multiemployer Plan;

          (e) within three (3) Business Days after the filing thereof with the Internal Revenue Service, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by any Borrower, any Subsidiary or any ERISA Affiliate with respect to such request;

          (f) within ten (10) Business Days upon the occurrence thereof, notification of any increase in the benefits of any existing Benefit Plan or the establishment of any new Benefit Plan or the commencement of contributions to any Benefit Plan to which any Borrower, any Subsidiary or any ERISA Affiliate was not previously contributing;

          (g) within three (3) Business Days after receipt by any Borrower, any Subsidiary or any ERISA Affiliate of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

          (h) within ten (10) Business Days after receipt by any Borrower, any Subsidiary or any ERISA Affiliate of any unfavorable determination letter or, upon the Agent's request, any favorable determination letter, from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Internal Revenue Code, copies of each such letter;

          (i) within ten (10) Business Days after receipt by any Borrower, any Subsidiary or any ERISA Affiliate of a notice regarding the imposition of withdrawal liability, copies of each such notice;

          (j) within ten (10) Business Days after any Borrower, any Subsidiary or any ERISA Affiliate fails to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or payment, a notification of such failure; and

          (k) within three (3) Business Days after any Borrower, any Subsidiary or any ERISA Affiliate know (i) a Multiemployer Plan has been terminated, (ii) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or
     (iii) the PBGC has instituted or will institute proceedings under
     Section 4042 of ERISA to terminate a Multiemployer Plan, a written statement setting forth any such event or information.

     For purposes of this Section 7.4, any Borrower, any Subsidiary and any ERISA Affiliate shall be deemed to know all facts known by the administrator of any Benefit Plan of which such entity is the plan sponsor.

     The Borrowers will establish, maintain and operate all Benefit Plans to comply in all material respects with the provisions of ERISA, Internal Revenue Code, and all other applicable laws, and the regulations and interpretations thereunder other than to the extent that the Borrowers are in good faith contesting by appropriate proceedings the validity or implication of any such provision, law, rule, regulation or interpretation.


     7.5  PROCEEDINGS OR ADVERSE CHANGES.

     Each Borrower will as soon as possible, and in any event within five
(5) days after any Responsible Officer of such Borrower learns of the following, give written notice to the Agent of (a) any material proceeding(s) being instituted or threatened to be instituted by or against any such Borrower or any of its Subsidiaries in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign), and (b) any

Material Adverse Change. Provision of such notice by such Borrower will not constitute a waiver or excuse of any Default or Event of Default occurring as a result of such changes or events.


     7.6  ENVIRONMENTAL MATTERS.

     Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, each Borrower will conduct its business and the businesses of each of its Subsidiaries so as to comply in all material respects with all environmental laws, regulations and, ordinances, in all jurisdictions in which any of them is or may at any time be doing business including, without limitation, environmental land use, occupational safety or health laws, regulations, ordinances, requirements or permits in all jurisdictions in which any of them is or may at any time be doing business, except to the extent that any Borrower or any of its Subsidiaries are contesting, in good faith by appropriate legal proceedings, any such law, regulation, direction, ordinance, criteria, guideline, or interpretation thereof or application thereof; provided, further, that each Borrower and each of its Subsidiaries will comply with the order of any court or other governmental body of the applicable jurisdiction relating to such laws unless such Borrower or its Subsidiaries shall currently be prosecuting an appeal or proceedings for review and shall have secured a stay of enforcement or execution or other arrangement postponing enforcement or execution pending such appeal or proceedings for review. If any Borrower or any of its Subsidiaries shall (a) receive notice that any violation of any federal, state or local environmental law, regulation or ordinance, may have been committed or is about to be committed by such Borrower or any of its Subsidiaries, (b) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against such Borrower or any of its Subsidiaries alleging violations of any federal, state or local environmental law, regulation or ordinance, or requiring such Borrower or any of its Subsidiaries to take any action in connection with the release of toxic or hazardous substances into the environment or (c) receive any notice from a federal, state, or local governmental agency or private party alleging that such Borrower or any of its Subsidiaries may be liable or responsible for costs associated with a response to or cleanup of a release of a toxic or hazardous substance into the environment or any damages caused thereby, the Borrowers will provide the Agent with a copy of such notice within fifteen (15) days after the receipt thereof by the applicable Borrower or any of its Subsidiaries. Within fifteen (15) days after any Borrower learns of the enactment or promulgation of any federal, state or local environmental law, regulation or ordinance, which could reasonably be expected to have a Material Adverse Effect, such Borrower will provide the Agent with notice thereof. Each Borrower will promptly take all actions necessary to prevent the imposition of any Liens on any of its properties arising out of or related to any environmental matters. At the request of the Agent based upon Agent's reasonable belief that any Borrower has violated a provision of this Section 7.6, and at the sole cost and expense of the Borrowers, the Borrowers will retain an environmental consulting firm, satisfactory to the Agent in its commercially reasonable judgment, to conduct an environmental review with respect to such matters and provide to the Agent and each Lender a copy of any reports delivered in connection therewith.


     7.7  BOOKS AND RECORDS.

     Each Borrower will, and will cause each of its Subsidiaries to, maintain books and records pertaining to the Collateral in such detail, form and scope as is consistent with good business practice. Each Borrower agrees that the Agent or its agents may enter upon the premises of each Borrower or any of its Subsidiaries at any time and from time to time, during normal business hours upon reasonable prior notice, and at any time at all on and after the occurrence of an Event of Default which continues beyond the expiration of any grace or cure period applicable thereto, and which has not otherwise been waived by the Agent or cured to the Agent's reasonable satisfaction, for the purpose of (a) inspecting the Collateral (including field examinations conducted by the Agent's examination staff at the Borrowers' expense, which expense shall be reasonable), (b) inspecting and/or copying (at Borrowers' expense) any and all records pertaining thereto, (c) discussing the affairs, finances and business of any Borrower or with any officers, employees and directors of any Borrower with the Independent Accountant and (d) verifying Eligible Accounts Receivable, Eligible Parts and Supplies, Eligible Rental Equipment and Eligible New Equipment. Each Borrower will use its best efforts to make available to the Agent or any Lender any records handled or maintained for such Borrower by any other company or entity. The Lenders, in the reasonable discretion of the Agent, may accompany the Agent at their sole expense in connection with the foregoing inspections. Each Borrower agrees to afford the Agent thirty (30) days prior written notice of any change in the location of its chief executive office or place of business from the locations specified in Schedule 6.7, and to execute in advance of such change, cause to be filed and/or delivered to the Agent any financing statements or other documents required by the Agent, all in form and substance satisfactory to the Agent. Each Borrower further agrees to afford the Agent prompt written notice of any change in the location of any Collateral from the locations specified in Schedule 6.7, and to execute in connection with such change, cause to be filed and/or delivered to the Agent any financing statements or other documents required by the Agent, all in form and substance satisfactory to the Agent. Each Borrower agrees to advise the Agent promptly, in sufficient detail, of any substantial change relating to the type, quantity or quality of the Collateral or any event which could have a material adverse effect on the value of the Collateral or on the security interests granted to the Lenders therein. In addition, each Borrower agrees to furnish any Lender with such other information regarding its business affairs and financial condition as such Lender may reasonably request from time to time.


     7.8  COLLATERAL RECORDS.

     Each Borrower will, and will cause each of its Subsidiaries to, execute and deliver to the Agent, from time to time, solely for the Agent's convenience in maintaining a record of the Collateral, such written statements and schedules as the Agent may reasonably require, including without limitation those described in Section 7.1 of this Credit Agreement, designating, identifying or describing the Collateral pledged to the Lenders hereunder. Each Borrower's or any Subsidiary's failure, however, to promptly give the Agent such statements or schedules shall not affect, diminish, modify or otherwise limit the Lenders' security interests in the Collateral. Such Borrower agrees to maintain such books and records regarding Accounts and the other Collateral as the Agent may reasonably require, and agrees that such books and records will reflect the Lenders' interest in the Accounts and such other Collateral.


     7.9  SECURITY INTERESTS.

     (a) Each Borrower and its Subsidiaries will at their expense, for so long as the Credit Documents remain effective, warrant and defend the Collateral against any and all claims, demands and Liens (other than Permitted Liens) of any third party. The Borrowers will not, and will not permit any of their Subsidiaries to, grant, create or permit to exist, any Lien upon the Collateral, or any proceeds thereof, in favor of any third party (other than Permitted Liens).

Each Borrower agrees to comply with the requirements of all state and federal laws in order to grant to the Lenders valid and perfected first security interest in the Collateral (subject only to Permitted Liens).
The Agent is hereby authorized by each Borrower to file any financing statements covering the Collateral whether or not any Borrower's signature appears thereon. Each Borrower agrees to do whatever the Agent may reasonably request, from time to time, by way of: filing notices of liens, financing statements, fixture filings and amendments, renewals and continuations thereof; cooperating with the Agent's custodians; keeping stock records; obtaining waivers from landlords and mortgagees and from warehousemen, fillers, processors and packers and their respective landlords and mortgagees; paying claims, which might if unpaid, become a Lien (other than a Permitted Lien) on the Collateral; and performing such further acts as the Agent may reasonably require in order to effect the purposes of this Credit Agreement and the other Credit Documents. Any and all fees, costs and expenses of whatever kind and nature (including any Taxes, reasonable attorneys' fees or costs for insurance of any kind), which the Agent may incur with respect to the Collateral or the
Obligations: in filing public notices; in preparing or filing documents; making title examinations or rendering opinions; in protecting, maintaining, or preserving the Collateral or its interest therein; in enforcing or foreclosing the Liens hereunder, whether through judicial procedures or otherwise; or in defending or prosecuting any actions or proceedings arising out of or relating to its transactions with any Borrower or any of its Subsidiaries under this Credit Agreement or any other Credit Document, will be borne and paid by the Borrowers. If same are not promptly paid by the Borrowers, the Agent may pay same on the Borrowers' behalf, and the amount thereof shall be an Obligation secured hereby and due to the Agent on demand.

     (b) In accordance with the foregoing clause (a) of this Section 7.9, each Borrower shall promptly notify the Agent of any delivery of Rental Equipment to a state or county of a state in which a financing statement covering the property of such Borrower or any of its Subsidiaries has not yet been filed and shall promptly prepare such financing statement naming the Agent as "Secured Party" for the Lenders and cause it to be duly filed in the appropriate filing office in such state. In addition, each Borrower shall (i) within sixty (60) days following the Closing Date and
(ii) within thirty (30) days following the acquisition of any equipment or the consummation of a Permitted Acquisition, cause each document of title evidencing such Borrower's or any of its Subsidiaries' ownership of an item of equipment to duly name on the face thereof the Agent as lienholder of such title for the benefit of the Lenders.

     (c) Commencing on the ninetieth (90th) day following the Closing Date, all equipment leases entered into by the Borrowers with their respective customers on and after such date, shall contain satisfactory provisions to the effect that each such lease has been assigned to the Agent for the benefit of the Lenders as collateral security for the Obligations.


     7.10  INSURANCE; CASUALTY LOSS.

     Each Borrower will, and will cause each of its Subsidiaries to, maintain public liability insurance, third party property damage insurance and replacement value insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts and covering such risks as are commercially reasonable and customary in the industry in which such Borrower or such Subsidiaries are engaged. In addition, the Borrowers will obtain and maintain, within 60 days of the Closing Date, general liability insurance in the minimum aggregate amount of $10,000,000 for all Borrowers and their Subsidiaries. All policies covering the Collateral are to name the Borrowers and the Agent, on behalf of the Lenders, as additional insureds and loss payees in case of loss, as their interests may appear, and are to contain such other provisions as the Agent may reasonably require to fully protect the Agent's interest in the Collateral and to any payments to be made under such policies. True copies of all original insurance policies are to be delivered to the Agent on or prior to the Closing Date, premium prepaid, with the loss payable endorsement in the Agent's favor, and shall provide for not less than thirty (30) days prior written notice to the Agent, of the exercise of any right of cancellation. In the event any Borrower or any of its Subsidiaries fail to respond in a timely and appropriate manner (as determined by the Agent in its sole discretion) with respect to collecting under any insurance policies required to be maintained under this
Section 7.10, the Agent shall have the right, in the name of the Agent, any Borrower or any Subsidiary, to file claims under such insurance policies, to receive and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies. Each Borrower will provide written notice to the Lenders of the occurrence of any of the following events within five (5) Business Days after a Responsible Officer of such Borrower learns of the occurrence of such event: any asset or property owned or used by any Borrower or any of its Subsidiaries is (a) materially damaged or destroyed, or suffers any other loss or (b) is condemned, confiscated or otherwise taken, in whole or in part, or the use thereof is otherwise diminished so as to render impracticable or unreasonable the use of such asset or property for the purpose to which such asset or property was used immediately prior to such condemnation, confiscation or taking, by exercise of the powers of condemnation or eminent domain or otherwise, and in either case the amount of the damage, destruction, loss or diminution in value of the Collateral is in excess of $1,000,000 (each such event or occurrence in excess of $1,000,000 being herein referred to as a "Casualty Loss"). Each Borrower will diligently file and prosecute its claim or claims for any award or payment in connection with a Casualty Loss. In the event of a Casualty Loss, the Borrowers will pay to the Agent, promptly upon receipt thereof, any and all insurance proceeds and payments received by any Borrower or any of its Subsidiaries on account of damage, destruction or loss of all or any portion of the Collateral. The Agent may, at its election and in its sole discretion (and with the approval of the Required Lenders if such Casualty Loss is in excess of $5,000,000), either (i) apply the proceeds realized from Casualty Losses to payment of accrued and unpaid interest on, or outstanding principal of, the Term Loans or the Revolving Loans, as determined by the Agent, or (ii) pay such proceeds to the Borrowers to be used to repair, replace or rebuild the asset or property or portion thereof that was the subject of the Casualty Loss. After the occurrence and during the continuance of an Event of Default, (A) no settlement on account of any such Casualty Loss shall be made without the consent of the Required Lenders and (B) the Agent may participate in any such proceedings and the Borrowers will deliver to the Agent such documents as may be requested by the Agent to permit such participation and will consult with the Agent, its attorneys and agents in the making and prosecution of such claim or claims. Each Borrower hereby irrevocably authorizes and appoints the Agent its attorney-in-fact, after the occurrence and continuance of an Event of Default, to collect and receive for any such award or payment and to file and prosecute such claim or claims, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest, and each Borrower shall, upon demand of the Agent, make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning any such award or payment to the Agent for the benefit of the Lenders, free and clear of any encumbrances of any kind or nature whatsoever.


     7.11  TAXES.

     Each Borrower will, and will cause each of its Subsidiaries to, pay, when due, all Taxes lawfully levied or assessed against any Borrower, any Subsidiary or any of the Collateral; provided, however, that no such Tax need be paid if the same is being contested in good faith by appropriate proceedings and if an adequate reserve or other appropriate provision shall have been made therefor as required in order to be in conformity with GAAP.


     7.12  COMPLIANCE WITH LAWS.

     Each Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its Property if noncompliance with any such law, rule, regulation, order or restriction could reasonably be expected to have a Material Adverse Effect.


     7.13  USE OF PROCEEDS.

     The proceeds of the Loans made and Letters of Credit issued hereunder shall be used by the Borrowers solely to provide for the working capital and general corporate needs of the Borrowers, including financing for Closing Date Acquisitions and Future Acquisitions and to repay the Bridge Loan and the Harris Note; provided, however, that in any event, no portion of the proceeds of any Loans or Letters of Credit shall be used by the Borrowers for the purpose of purchasing or carrying any "margin stock" (as defined in Regulation G of the Board of Governors of the Federal Reserve System) or for any other purpose which violates the provisions or Regulation G, T, U or X of said Board of Governors or for any other purpose in violation of any applicable statute or regulation, or of the terms and conditions of this Credit Agreement.


     7.14  FISCAL YEAR.

     Each Borrower agrees that it will not change its fiscal year from a year ending December 31 unless required by law, in which case such Borrower will give the Agent at least 30 days prior written notice thereof.


     7.15  NOTIFICATION OF CERTAIN EVENTS.

     Each Borrower agrees that it will promptly notify the Agent of the occurrence of any of the following events:

          (a) any Material Contract of any Borrower or any of its Subsidiaries is terminated or amended in any material respect or any new Material Contract is entered into (in which event each Borrower shall provide the Agent with a copy of such Material Contract); or

          (b) any of the material terms upon which suppliers to any Borrower or any of its Subsidiaries do business with any Borrower or any Subsidiary are changed or amended in a manner which could reasonably be expected to have a Material Adverse Effect; or

          (c) any order, judgment or decree in excess of $50,000 shall have been entered against any Borrower or any of its Subsidiaries or any of their respective properties or assets; or

          (d) any notification of violation of any material law or regulation or any inquiry shall have been received by any Borrower or any of its Subsidiaries from any local, state, federal or foreign governmental authority or agency.


     7.16 ADDITIONAL BORROWERS.

     As soon as practicable and in any event within 30 days after any Person becomes a direct or indirect Subsidiary of the Company, the Borrowers will provide the Agent with written notice thereof setting forth information in reasonable detail describing all of the assets of such Person and shall (a) cause such Person to execute a Joinder Agreement in substantially the same form as Exhibit M hereto, (b) pledge all of its assets to the Agent pursuant to a security agreement in substantially the form of the Security Agreement and otherwise in a form acceptable to the Agent, (c) cause all of its Capital Stock to be delivered to the Agent (together with undated stock powers signed in blank and pledged to the Agent pursuant to an appropriate pledge agreement(s) in substantially the form of the Pledge Agreement and otherwise in form acceptable to the Agent), (d) cause such Person to execute Term Loan Notes and Revolving Notes in favor of the Lenders and (e) deliver such other documentation as the Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, Acknowledgment Agreements, certified resolutions and other organizational and authorizing documents of such Person and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above), all in form, content and scope reasonably satisfactory to the Agent. The Company shall at all times own, directly or indirectly, 100 percent of the Capital Stock of the Subsidiary Borrowers and their Subsidiaries.

     7.17 SCHEDULES OF ACCOUNTS AND PURCHASE ORDERS.

     In furtherance of the continuing assignment and security interest in the Accounts of each Borrower granted pursuant to the Security Agreement, in connection with the creation of Accounts, upon the reasonable request of the Agent, each Borrower will execute and deliver to the Agent in such form and manner as the Agent may reasonably require, solely for its convenience in maintaining records of collateral, such confirmatory schedules of Accounts, customer lists and other appropriate reports designating, identifying and describing the Accounts. In addition, upon the Agent's reasonable request, each Borrower will provide the Agent with copies of agreements with, or purchase orders from, the customers of each Borrower and its Subsidiaries, and copies of invoices to customers, proof of shipment or delivery and such other documentation and information relating to said Accounts and other collateral as the Agent may reasonably require. Failure to provide the Agent with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. Each Borrower hereby authorizes the Agent to regard such Borrower's or any Subsidiary's printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by such Borrower's or such Subsidiary's authorized officers or agents.


     7.18  COLLECTION OF ACCOUNTS.

     Unless the Agent shall have, in its reasonable discretion, elected to enforce, collect and receive all amounts owing on the Accounts, or an Event of Default has occurred which continues beyond the expiration of the applicable grace or cure period, or has not otherwise been waived by the Agent (each a "Cash Management Event"), each Borrower may and will enforce, collect and receive all amounts owing on the Accounts, for the benefit, and on behalf, of the Lenders, but at the Borrowers' sole expense in accordance with the provisions of Section 2.4(b) hereof; such privilege shall terminate automatically, however, upon the occurrence of any Event of Default which continues beyond the expiration of any applicable grace or cure period, or which has not otherwise been waived by the Agent. Upon the occurrence of a Cash Management Event (a) any checks, cash, notes or other instruments or property received by any Borrower or any of its Subsidiaries with respect to any Accounts shall be held by such Borrower or such Subsidiary in trust for the benefit of the Lenders, separate from such Borrower's or Subsidiary's own property and funds, and immediately turned over to the Agent in accordance with Section 2.4(b) with proper assignments or endorsements and (b) no checks, drafts or other instruments received by the Agent shall constitute final payment unless and until such instruments have actually been collected.

     7.19 NOTICE; CREDIT MEMORANDA; AND RETURNED GOODS.

     Each Borrower will notify the Agent promptly of any matters materially affecting the value, enforceability or collectibility of any Account, and of all material customer disputes, offsets, defenses, counterclaims, returns and rejections, and all reclaimed or repossessed merchandise or goods, provided, however, that such notice shall only be required as to any such matter that affects Accounts outstanding at any one time from any account debtor having a value greater than $35,000. The Borrower will prepare credit memoranda promptly (with duplicates to the Agent upon its request for same) upon accepting returns or granting allowances, and may continue to do so until the occurrence of an Event of Default which continues beyond the expiration of the applicable grace or cure period, or which has not otherwise been waived by the Agent. After the occurrence and during the continuance of an Event of Default, each Borrower agrees that all returned, reclaimed or repossessed merchandise or goods shall be set aside by such Borrower, marked with the Lenders' name and held by such Borrower for the Lenders' account as owner and assignee.


     7.20  ACKNOWLEDGMENT AGREEMENTS.

     Each Borrower will assist the Agent in obtaining executed
Acknowledgment Agreements from each of the warehousemen, processors, packers, fillers, landlords and mortgagees with whom such Borrower conducts business from time to time.


     7.21  TRADEMARKS.

     Each Borrower will do and cause to be done all things necessary to preserve and keep in full force and effect all registrations of trademarks, service marks and other marks, trade names or other trade rights.


     7.22  MAINTENANCE OF PROPERTY.

     Each Borrower will, and will cause each of its Subsidiaries to, keep all property useful and necessary to its respective business in good working order and condition (ordinary wear and tear and damages from casualty and condemnation excepted) in accordance with their past operating practices and not to commit or suffer any waste with respect to any of its properties which could reasonably be expected to have a Material Adverse Effect.


     7.23  ANNUAL APPRAISAL OF RENTAL EQUIPMENT.

     The Borrowers will, within 60 days after the end of each fiscal year, deliver to each Lender and the Agent an appraisal of the orderly liquidation value of the Rental Equipment as of the last day of such fiscal year from an appraiser reasonably satisfactory to the Agent. Upon the reasonable request of the Agent, the Borrowers shall deliver to the Agent and the Lenders additional appraisals of the orderly liquidation value of the Rental Equipment within 45 days of any such request. All appraisals conducted pursuant to this Section 7.23 shall be at the Borrowers' expense.


     7.24  PLEDGED REAL ESTATE ASSETS.

     Upon the request of the Agent, each Borrower will, and will cause each of its Subsidiaries to, cause (a) all of its owned real property and
(b) all of its leased real property, whether owned or leased as of, or subsequent to, the Closing Date, to be subject at all times to first priority, perfected and title insured Liens (other than Permitted Liens) in favor of the Agent pursuant to the terms and conditions of such security documents and instruments, in form and substance satisfactory to the Agent, as the Agent shall reasonably request. In connection with any mortgage in favor of the Agent delivered pursuant to this Section 7.24, the Agent shall be entitled to receive a title report, title insurance, such maps, plats or surveys as it may reasonably request, flood insurance as required by law, evidence that the subject real property is in compliance with all zoning and environmental laws and such other information and documents as the Agent shall reasonably request. In furtherance of the foregoing terms of this Section 7.24, each Borrower agrees to promptly provide the Agent with written notice of the acquisition by, or the entering into a leasing by, any Borrower or any of its Subsidiaries of any real property assets having a market value greater than $250,000 or annual lease payments in excess of $250,000, setting forth in reasonable detail the location and a description of the real property assets so acquired or leased.


7.25  REVISIONS OR UPDATES TO SCHEDULES.

     If any of the information or disclosures provided on any of Schedules 6.7, 6.8, 6.9, 6.14, 6.17 or 6.19 or on Schedule 6.24, with respect to the disclosure referred to in the second sentence of Section 6.24(c), originally attached hereto become outdated or incorrect in any material respect, the Borrowers shall deliver to the Agent and the Lenders as part of the compliance certificate required pursuant to Section 7.1(c) such revision or updates to such Schedule(s) as may be necessary or appropriate to update or correct such Schedule(s), provided, that no such revisions or updates to any such Schedule(s) shall be deemed to have amended, modified or superseded such Schedule(s) as originally attached hereto, or to have cured any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule(s), unless and until the Required Lenders, in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule(s) or unless such revision or updates to such Schedule(s) would not have a Material Adverse Affect or would not result in a Material Adverse Change and would not cause or result in a breach of a covenant hereunder or otherwise cause or result in a Default or Event of Default hereunder.

                                  ARTICLE VIII



FINANCIAL COVENANTS

     So long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding, and until all the Commitments hereunder shall have terminated, each Borrower agrees that, unless the Required Lenders shall have otherwise consented in writing:

     8.1 CONSOLIDATED NET WORTH.

     The Borrowers shall maintain Consolidated Net Worth of not less than
(a) $20,500,000 at all times during the period commencing on the Closing Date through and including December 30, 1997, (b) $21,000,000 at all times during the period commencing on December 31, 1997 through and including December 30, 1998, (c) $22,500,000 at all times during the period commencing on December 31, 1998 through and including December 30, 1999,
(d) $25,000,000 at all times during the period commencing on December 31, 1999 through and including December 30, 2000 and (e) $28,000,000 at all times thereafter.


     8.2  LEVERAGE RATIO.

     The Borrowers shall maintain a Leverage Ratio of not greater than
3.50 to 1.0 as of the last day of each fiscal quarter.


     8.3  FIXED CHARGE COVERAGE RATIO.

     The Borrowers shall maintain a Fixed Charge Coverage Ratio of not less than 1.75 to 1.0 as of the last day of each fiscal quarter.


     8.4  INTEREST/RENTAL EXPENSE COVERAGE RATIO.

     The Borrowers shall maintain an Interest/Rental Expense Coverage Ratio of not less than 3.50 to 1.0 as of the last day of each fiscal quarter.


     8.5  CONSOLIDATED CAPITAL EXPENDITURES.

     The Borrowers shall not make Consolidated Capital Expenditures in excess of (a) $15,000,000 during fiscal year 1997, (b) $16,000,000 during fiscal year 1998, (c) $17,000,000 during fiscal year 1999, and (d) $18,000,000 during any fiscal year thereafter.


                                   ARTICLE IX

NEGATIVE COVENANTS

     So long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding, and until all the Commitments hereunder shall have terminated, each Borrower agrees that, unless the Required Lenders shall have otherwise consented in writing, it will not, and will not permit any of its Subsidiaries to:

     9.1  RESTRICTIONS ON LIENS.

     Mortgage, assign, pledge, transfer or otherwise permit any Lien or judgment (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of its assets or goods, whether real, personal or mixed, whether now owned or hereafter acquired, except for Permitted Liens.


     9.2  RESTRICTIONS ON ADDITIONAL INDEBTEDNESS.

     Incur or create any liability or Indebtedness other than Permitted Indebtedness.

     9.3  RESTRICTIONS ON SALE OF ASSETS.

     Sell, lease, assign, transfer or otherwise dispose of any assets (including stock of any Subsidiary of the Company) other than (a) sales of Inventory in the ordinary course of business, (b) sale-leaseback transactions permitted by Section 9.15 hereof, (c) sales in the ordinary course of business of assets that are obsolete or that are no longer used or useful in the conduct of such Borrower's or Subsidiary's business, (d) sales in the ordinary course of business of assets (other than Inventory) used in such Borrower's or Subsidiary's business that are worn out or in need of replacement and that are replaced with assets of reasonably equivalent value or utility, provided that the proceeds of sales of assets made pursuant to this clause (d) shall be applied to replace such assets, or a contract for such replacement shall be entered into, within 60 days of any such sales, and (e) sales of assets of such Borrower or Subsidiary approved by the Required Lenders in their reasonable discretion.

     9.4  NO CORPORATE CHANGES.

     (a) Merge or consolidate with any Person (unless (i) such merger or consolidation is made in connection with a Permitted Acquisition or such other transaction as shall be approved by the Required Lenders in their reasonable discretion, (ii) such Borrower or its Subsidiary is the survivor of such merger or consolidation and (iii) no Event of Default would exist prior to or immediately after such merger or consolidation),
(b) alter or modify any Borrower's or any Subsidiary's Articles or Certificate of Incorporation or any operating agreement in any manner which is materially adverse to the Lenders, (c) modify or alter any names, mailing addresses, principal places of business, structure, status or existence (unless otherwise permitted hereunder) or (d) enter into or engage in any business, operation or activity materially different from that presently being conducted by any Borrower or Subsidiary.

     9.5  NO GUARANTEES.

     Assume, guarantee, endorse, or otherwise become liable upon the obligations of any other Person, including, without limitation, any Subsidiary or Affiliate of any Borrower, except (a) by the endorsement of negotiable instruments in the ordinary course of business, (b) by the giving of indemnities in connection with the sale of Inventory or other Asset Dispositions permitted hereunder and (c) for guarantees of Permitted Indebtedness.

     9.6  NO RESTRICTED PAYMENTS.

     Make a Restricted Payment other than the following Restricted Payments so long as no Default or Event of Default shall exist immediately prior to or immediately after the making of any such permitted Restricted
Payment: (a) the payments of dividends from any Subsidiary to any Borrower, (b) on and after the Closing Date, the payment from time to time to Golder Thoma of a one-time fee equal to one percent (1%) of the aggregate amount of funds loaned or contributed to the Company by Golder Thoma, payable by the Company at each such time such funds are so loaned or contributed, (c) the payment of an annual fee of $200,000 to Golder Thoma pursuant to the Professional Services Agreement dated June 4, 1996 between Golder Thoma and the Company, (d) the payment of annual management bonuses by the Borrowers and their Subsidiaries in an aggregate amount not to exceed $1,000,000 per fiscal year, (e) repurchases of stock of any Borrower held by management of such Borrower, provided that the aggregate amount of such repurchases shall not exceed $1,000,000 per fiscal year and
(f) customary and reasonable corporate overhead reimbursements payable by the Subsidiary Borrowers to the Company.

     9.7  NO INVESTMENTS.

     Make any investment other than (a) Permitted Investments and (b) investments by the Company in the Subsidiary Borrowers.

     9.8  NO AFFILIATE TRANSACTIONS.

     Enter into any transaction with, including, without limitation, the purchase, sale or exchange of property or the rendering of any service to, any Subsidiary or Affiliate of any Borrower except (a) in the ordinary course of and pursuant to the reasonable requirements of such Borrower's business and upon fair and reasonable terms no less favorable to such Borrower than could be obtained in a comparable arm's-length transaction with an unaffiliated Person, (b) as permitted under Section 9.6 hereof,
(c) for intercompany loans and advances from the Company to any Subsidiary Borrower or from any Subsidiary Borrower to the Company and (d) for intercompany transfers of equipment among Subsidiary Borrowers for the purpose of meeting customer demand for Rental Equipment, provided that the Subsidiary Borrowers shall keep adequate internal records of all such transfers .

     9.9 NO PROHIBITED TRANSACTIONS UNDER ERISA.

          (a) Engage, or permit any ERISA Affiliate to engage, in any prohibited transaction which could result in a material civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

          (b) permit to exist with respect to any Benefit Plan any accumulated funding (as defined in Sections 302 of ERISA and 412 of the Internal Revenue Code), whether or not waived;

          (c) fail, or permit any ERISA Affiliate to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

          (d) terminate, or permit any ERISA Affiliate to terminate, any Benefit Plan where such event would result in any material liability of a Borrower or any Subsidiary of such Borrower or any ERISA Affiliate under Title IV of ERISA;

          (e) fail, or permit any ERISA Affiliate to fail to make any required contribution or payment to any Multiemployer Plan;

          (f) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment;

          (g) amend, or permit any ERISA Affiliate to amend, a Benefit Plan resulting in an increase in current liability for the plan year such that either of the Borrowers, any Subsidiary or any ERISA Affiliate is required to provide security to such Benefit Plan under
     Section 401(a)(29) of the Internal Revenue Code;

          (h) withdraw, or permit any ERISA Affiliate to withdraw, from any Multiemployer Plan where such withdrawal may result in any liability of any such entity under Title IV of ERISA; or

          (i) allow any representation made in Section 6.14 to be untrue at any time during the term of this Credit Agreement, if such an occurrence would have a Material Adverse Effect.


     9.10  RESTRICTIONS ON THE COMPANY.

     The Company may not hold any assets other than the stock of the Subsidiary Borrowers and the Subsidiaries listed on Schedule 6.9 and may not have any liabilities other than (a) the liabilities under the Credit Documents and (b) tax and routine administrative liabilities in the ordinary course of business. The Company may not sell, transfer or otherwise dispose of any shares of Capital Stock of or other ownership interests in the Subsidiary Borrowers or such Subsidiaries. The Company may not engage in any business other than (i) owning the stock of the Subsidiary Borrowers and such Subsidiaries and the managerial activities related thereto and (ii) acting as a Borrower hereunder and pledging its assets (including the Capital Stock of its Subsidiaries) as security therefor and engaging in activities directly related thereto.


     9.11  ISSUANCE OF STOCK.

     Issue or distribute any Capital Stock or other securities for consideration or otherwise other than the issuance of Capital Stock of the Company or any of its Subsidiaries so long as immediately before and after giving effect to such issuance no Default or Event of Default exists.

     9.12 MATERIAL AMENDMENTS OF MATERIAL CONTRACTS.

     Without the prior written consent of the Agent, amend, modify, cancel or terminate or permit the amendment, modification, cancellation or termination of any of the Material Contracts, except in the event that such amendments, modifications, cancellations or terminations could not reasonably be expected to have a Material Adverse Effect.


     9.13  ADDITIONAL NEGATIVE PLEDGES.

     Create or otherwise cause or suffer to exist or become effective, or permit any of its Subsidiaries to create or otherwise cause or suffer to exist or become effective, directly or indirectly, (i) any prohibition or restriction (including any agreement to provide equal and ratable security to any other Person in the event a Lien is granted to or for the benefit of the Agent and the Lenders) on the creation or existence of any Lien upon the assets of any Borrower or its Subsidiaries, other than Permitted Liens or (ii) any Contractual Obligation which may restrict or limit the Agent's rights or ability to sell or otherwise dispose of the Collateral or any part thereof after the occurrence of an Event of Default other than standard and customary subordination, nondisturbance and attornment agreements under or in connection with leases of Rental Equipment.

     9.14 SUBORDINATED DEBT.

     Effect or permit any change in or amendment to any document or instrument pertaining to the subordination, terms of payment or required prepayments of any Subordinated Debt, effect or permit any change in or amendment to any document or instrument pertaining to the covenants or events of default of any Subordinated Debt if the effect of any such change or amendment is to make such covenants or events of default more restrictive on the Borrowers, give any notice of optional redemption or optional prepayment or offer to repurchase under any such document or instrument, or, directly or indirectly, make any payment of principal of or interest on or in redemption, retirement or repurchase of any Subordinated Debt, except for the scheduled payments of interest under the Existing Subordinated Notes so long as immediately before and after giving effect to such payment no Default or Event of Default exists.


     9.15  SALE AND LEASEBACK.

     Enter into any arrangement, directly or indirectly, whereby the Company or any Subsidiary shall sell or transfer any property owned by it to a Person (other than the Company or any Subsidiary) in order then or thereafter to lease such property or lease other property which the Company or any Subsidiary intends to use for substantially the same purpose as the property being sold or transferred.


     9.16  LICENSES, ETC.

     Enter into licenses of, or otherwise restrict the use of, any patents, trademarks or copyrights which would prevent the Company or any Subsidiary from selling, transferring, encumbering or otherwise disposing of any such patent, trademark or copyright.


     9.17  LIMITATIONS.

     Create, nor will it permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Person to (a) in the case of any Subsidiary Borrowers, pay dividends or make any other distribution on any of such Person's Capital Stock,
(b) pay any Indebtedness owed to the Borrowers, (c) make loans or advances to any other Borrower or (d) transfer any of its property to any other Borrower, except for encumbrances or restrictions existing under or by reason of (i) customary non-assignment provisions in any lease governing a leasehold interest,
(ii) any agreement or other instrument of a Person existing at the time it becomes a Subsidiary of a Borrower; provided that such encumbrance or restriction is not applicable to any other Person, or any property of any other Person, other than such Person becoming a Subsidiary of a Borrower and was not entered into in contemplation of such Person becoming a Subsidiary of a Borrower and (iii) this Credit Agreement and the other Credit Documents.


                                   ARTICLE X

POWERS

     10.1 APPOINTMENT AS ATTORNEY-IN-FACT.

     Each Borrower hereby irrevocably authorizes and appoints the Agent, or any Person or agent the Agent may designate, as such Borrower's attorney-in-fact, at the Borrowers' cost and expense, to exercise, subject to the limitations set forth in Section 10.2 hereof, all of the following powers, which being coupled with an interest, shall be irrevocable until all of the Obligations to the Lenders have been paid and satisfied in full:

          (a) To receive, take, endorse, sign, assign and deliver, all in the name of the Agent, the Lenders or such Borrower, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

          (b) To receive, open and dispose of all mail addressed to such Borrower and to notify postal authorities to change the address for delivery thereof to such address as the Agent may designate;

          (c) To request at any time from customers indebted on Accounts, in the name of such Borrower or a third party designee of the Agent, information concerning the Accounts and the amounts owing thereon;

          (d) To give customers indebted on Accounts notice of the Lenders' interest therein, and/or to instruct such customers to make payment directly to the Agent for such Borrower's account; and

          (e) To take or bring, in the name of the Agent, the Lenders or such Borrower, all steps, actions, suits or proceedings deemed by the Agent necessary or desirable to enforce or effect collection of the Accounts.


     10.2  LIMITATION ON EXERCISE OF POWER.

     Notwithstanding anything hereinabove to the contrary, the powers set forth in subparagraphs (b), (d) and (e) above may only be exercised by the Agent on and after the occurrence of an Event of Default which continues beyond the expiration of the applicable grace or cure period, and which has not otherwise been waived by the Agent. The powers set forth in subparagraphs (a) and (c) above may be exercised by the Agent at any time.


                                   ARTICLE XI

EVENTS OF DEFAULT AND REMEDIES


     11.1  EVENTS OF DEFAULT.

     The occurrence of any of the following events shall constitute an Event of Default hereunder:

          (a) failure of any Borrower to pay (i) any interest or Fees hereunder within three (3) Business Days of when due hereunder, in each case whether at stated maturity, by acceleration, or otherwise, (ii) any Credit Obligations when due, whether at stated maturity, by acceleration or otherwise or (iii) any expenses hereunder within five (5) Business Days after receipt of notice by the Borrowers from the Agent or any applicable Lender that such expenses are payable;

          (b) any representation or warranty, contained in this Credit Agreement, the other Credit Documents or any other agreement, document, instrument or certificate among any Borrower, the Agent and the Lenders or executed by any Borrower in favor of the Agent or the Lenders shall prove untrue in any material respect on the date as of which it was made or was deemed to have been made;

          (c) failure of any Borrower to perform, comply with or observe any term, covenant or agreement applicable to it contained in (i) the second sentence of Section 7.7 and such breach or failure to comply is not cured within five (5) Business Days of its occurrence or (ii)
     Section 7.1(h), Section 7.5, Article VIII or Article IX;

          (d) failure to comply with any other covenant, contained in this Credit Agreement, the other Credit Documents or any other agreement, document, instrument or certificate among any Borrower, the Agent and the Lenders or executed by any Borrower in favor of the Agent or the Lenders, and in the event such breach or failure to comply is capable of cure, is not cured within thirty (30) days of its occurrence;

          (e) dissolution, liquidation, winding up or cessation of any Borrower's or any Subsidiary's businesses (except in connection with a transaction permitted hereunder), or the failure of any Borrower or any Subsidiary to meet its debts as they mature, or the calling of a meeting of any Borrower's or any Subsidiary's creditors for purposes of compromising any Borrower's or any Subsidiary's debts;

          (f) the commencement by or against any Borrower or any Subsidiary of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law and, in the event any such proceeding is commenced against any Borrower or any Subsidiary, such proceeding is not dismissed within sixty (60) days;

          (g) the occurrence of a Change of Control;

          (h) the occurrence of a default or event of default (in each case which shall continue beyond the expiration of any applicable grace periods) under, or the occurrence of any event that would permit the acceleration of the maturity of any note, agreement or instrument evidencing (i) any Subordinated Debt or (ii) any other Indebtedness of any Borrower or any of its Subsidiaries and the aggregate principal amount of all such other Indebtedness with respect to which a default or an event of default has occurred, or the maturity of which is permitted to be accelerated, exceeds $250,000;

          (i) any material covenant, agreement or obligation of any party contained in or evidenced by any of the Credit Documents shall cease to be enforceable in accordance with its terms, or any party (other than the Agent or the Lenders) to any Credit Document shall deny or disaffirm its obligations under any of the Credit Documents, or any Credit Document shall be canceled, terminated, revoked or rescinded without the express prior written consent of the Agent, or any action or proceeding shall have been commenced by any Person (other than the Agent or any Lender) seeking to cancel, revoke, rescind or disaffirm the obligations of any party to any Credit Document, or any court or other governmental authority shall issue a judgment, order, decree or ruling to the effect that any of the payment obligations of any party to any Credit Document is illegal, invalid or unenforceable, or the Liens created under the Security Documents shall cease to be first priority perfected Liens (except for Permitted Liens);

          (j) (i) any holder of Subordinated Debt alleges (or any governmental authority with applicable jurisdiction determines) that the Subordinated Debt is not subordinated to any of the Obligations or (ii) the subordination provisions in any agreement relating to Subordinated Debt shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable as to any holder of the Subordinated Debt; or

          (k) one or more judgments or decrees shall be entered against one or more of the Borrowers or any Subsidiary involving a liability of $250,000 or more in the aggregate (to the extent not paid or covered by insurance (i) provided by a carrier who has acknowledged coverage and has the ability to perform or (ii) as determined by the Agent in its reasonable discretion) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof.


     11.2  ACCELERATION.

     Upon the occurrence of an Event of Default which has not been cured by the Borrowers or waived by the Agent at the direction of the Required Lenders, the Agent shall, upon the written, telecopied or telex request of the Required Lenders, and by delivery of written notice to the Borrowers from the Agent, take any or all of the following actions, without prejudice to the rights of the Agent, any Lender or the holder of any Note to enforce its claims against any
Borrower: (a) declare all Obligations to be immediately due and payable (except with respect to any Event of Default set forth in Section 11.1(e) or (f) hereof in which case all Obligations shall automatically become immediately due and payable without the necessity of any notice or other demand) without presentment, demand, protest or any other action or obligation of the Agent or any Lender, (b) immediately terminate this Credit Agreement and the Commitments hereunder; and at all times thereafter, all loans and advances made by any Lender pursuant to this Credit Agreement shall be at such Lender's sole discretion and (c) enforce any and all rights and interests created and existing under the Credit Documents or arising under applicable law, including, without limitation, all rights and remedies existing under the Security Documents and all rights of set-off.

     In addition, upon demand by the Agent or the Required Lenders after the occurrence of any Event of Default, the Borrowers shall deposit with the Agent for the benefit of the Lenders with respect to each Letter of Credit then outstanding, promptly upon such demand, cash or Cash Equivalents in an amount equal to the greatest amount for which such Letter of Credit may be drawn. Such deposit shall be held by the Agent for the benefit of the Issuing Bank and the other Lenders as security for, and to provide for the payment of, outstanding Letters of Credit.

     The foregoing rights shall be effective only after and during the continuance of an Event of Default and the enumeration of such rights herein is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative.


                                  ARTICLE XII

TERMINATION

     Except as otherwise provided in Article XI of this Credit Agreement, the Revolving Credit Commitments made hereunder shall terminate on the Maturity Date and all then outstanding Revolving Loans and Term Loans shall be immediately due and payable in full. Unless sooner demanded, all Obligations shall become due and payable as of any termination hereunder or under Article XI hereof and, pending a final accounting (which the Agent agrees to complete in a timely manner), the Agent may withhold any balances in the Borrowers' Revolving Loan accounts, unless supplied with a satisfactory indemnity to cover all of the Obligations, whether absolute or contingent. All of the Agent's and the Lenders' rights, liens and security interests shall continue after any termination until all Obligations (other than contingent indemnity obligations) have been paid and satisfied in full.


                                ARTICLE XIII

THE AGENT


     13.1    APPOINTMENT OF AGENT.

          (a) Each Lender hereby designates FUCC as Agent to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Note or participation in any Letter of Credit by the acceptance of a Note or participation shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Credit Agreement and the Notes and any other instruments and agreements referred to herein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent shall hold all Collateral and all payments of principal, interest, Fees, charges and expenses received pursuant to this Credit Agreement or any other Credit Document for the ratable benefit of the Lenders. The Agent may perform any of its duties hereunder by or through its agents or employees.

          (b) The provisions of this Article XIII are solely for the benefit of the Agent and the Lenders, and none of the Borrowers shall have any rights as a third party beneficiary of any of the provisions hereof (other than Section 13.9). In performing its functions and duties under this Credit Agreement, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Borrower.

          (c) Without limiting the generality of this Section 13.1, each Lender expressly authorizes the Agent to determine, subject to the terms of this Credit Agreement, on behalf of such Lender whether or not Inventory or Accounts shall be deemed to constitute Eligible Accounts Receivable, Eligible New Equipment, Eligible Parts and Supplies Inventory and Eligible Rental Equipment. Such authorization may be withdrawn by the Required Lenders; provided, however, that unless otherwise agreed by the Agent such withdrawal of authorization shall not become effective until the thirtieth Business Day after receipt of such notice by the Agent. Thereafter, the Required Lenders shall jointly instruct the Agent in writing regarding such matters with such frequency as the Required Lenders shall jointly determine.


     13.2  NATURE OF DUTIES OF AGENT.

     The Agent shall have no duties or responsibilities except those expressly set forth in this Credit Agreement. Neither the Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Credit Agreement a fiduciary relationship in respect of any Lender; and nothing in this Credit Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Credit Agreement except as expressly set forth herein.


     13.3  LACK OF RELIANCE ON AGENT.

          (a) Independently and without reliance upon the Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial or other condition and affairs of each Borrower in connection with the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of each Borrower, and, except as expressly provided in this Credit Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Revolving Loans or at any time or times thereafter.

          (b) The Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Credit Agreement or the Notes or the financial or other condition of any Borrower. The Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Credit Agreement or the Notes, or the financial condition of any Borrower, or the existence or possible existence of any Default or Event of Default, unless specifically requested to do so in writing by any Lender.


     13.4  CERTAIN RIGHTS OF THE AGENT.

     The Agent shall have the right to request instructions from the Required Lenders or, as required, each of the Lenders. If the Agent shall request instructions from the Required Lenders with respect to any act or action (including the failure to act) in connection with this Credit Agreement, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Required Lenders, and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.


     13.5  RELIANCE BY AGENT.

     The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex teletype or telecopier message, cablegram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person. The Agent may consult with legal counsel (including counsel for the Borrowers with respect to matters concerning the Borrowers), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.


     13.6  INDEMNIFICATION OF AGENT.

     To the extent the Agent is not reimbursed and indemnified by the Borrowers, each Lender will reimburse and indemnify the Agent, in proportion to its respective Commitment, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder, in any way relating to or arising out of this Credit Agreement, provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.


     13.7  THE AGENT IN ITS INDIVIDUAL CAPACITY.

     With respect to its obligation to lend under this Credit Agreement, the Loans made by it and the Notes issued to it, its participation in Letters of Credit issued hereunder, and all of its rights and obligations as a Lender hereunder and under the other Credit Documents, the Agent shall have the same rights and powers hereunder as any other Lender or holder of Notes or participation interests and may exercise the same as though it was not performing the duties specified herein; and the terms "Lenders", "Required Lenders", "holders of Notes", or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrowers or any Affiliate of the Borrowers as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrowers for services in connection with this Credit Agreement and otherwise without having to account for the same with the Lenders.

     13.8 HOLDERS OF NOTES.

     The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.


     13.9  SUCCESSOR AGENT.

          (a) The Agent may, upon ten (10) Business Days' notice to the Lenders and the Borrowers, resign at any time (effective upon the appointment of a successor Agent pursuant to the provisions of this
     Section 13.9(a)) by giving written notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right, upon ten (10) days' notice, to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation, then, upon ten (10) days' notice, the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank or a trust company or other financial institution which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or of any State thereof, or any Affiliate of such bank or trust company or other financial institution which is engaged in the banking business, having a combined capital and surplus of at least $500,000,000. Notwithstanding anything herein to the contrary, any successor Agent (whether appointed by the Required Lenders or the Agent) shall have been approved in writing by the Borrowers (such approval not to be unreasonably withheld).

          (b) Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Credit Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Credit Agreement.


     13.10  COLLATERAL MATTERS.

          (a) Each Lender authorizes and directs the Agent to enter into the Security Documents for the benefit of the Lenders. Each Lender authorizes and directs the Agent to make such changes to the form Acknowledgment Agreement attached hereto as Exhibit A as the Agent deems necessary in order to obtain any Acknowledgment Agreement from any landlord, warehouseman, filler, packer or processor of any Borrower. Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders or each of the Lenders, as applicable, in accordance with the provisions of this Credit Agreement or the Security Documents, and the exercise by the Required Lenders or each of the Lenders, as applicable, of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Security Document which may be necessary or appropriate to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Security Documents.

          (b) The Lenders hereby authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and payment in cash and satisfaction of all of the Obligations (including the Letter of Credit Obligations) at any time arising under or in respect of this Credit Agreement or the Credit Documents or the transactions contemplated hereby or thereby or (ii) constituting property being sold or disposed of upon receipt of the proceeds of such sale by the Agent if the applicable Borrower certifies to the Agent that the sale or disposition is made in compliance with Section
     9.3 hereof (and the Agent may rely conclusively on any such certificate, without further inquiry). Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this
     Section 13.10(b).

          (c) Upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Credit Agreement, or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and upon at least five (5) Business Days' prior written request by the applicable Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Lenders herein or pursuant hereto upon the Collateral that was sold or transferred; provided, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of such Borrower or any Subsidiary in respect of) all interests retained by such Borrower or any Subsidiary, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, the Agent shall be authorized to deduct all of the expenses reasonably incurred by the Agent from the proceeds of any such sale, transfer or foreclosure.

          (d) The Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by the Borrowers or any Subsidiary or is cared for, protected or insured or that the liens granted to the Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Agent in this Section 13.10 or in any of the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's own interest in the Collateral as one of the Lenders and that the Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct.


     13.11  ACTIONS WITH RESPECT TO DEFAULTS.

     In addition to the Agent's right to take actions on its own accord as permitted under this Credit Agreement, the Agent shall take such action with respect to a Default or Event of Default as shall be directed by the Required Lenders; provided, that, until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interests of the Lenders.


     13.12  DELIVERY OF INFORMATION.

     The Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Agent from the Borrowers, any Subsidiary, the Required Lenders, any Lender or any other Person under or in connection with this Credit Agreement or any other Credit Document except (a) as specifically provided in this Credit Agreement or any other Credit Document and (b) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument notice or other written communication received by and in the possession of the Agent at the time of receipt of such request and then only in accordance with such specific request.


                                  ARTICLE XIV

MISCELLANEOUS


     14.1  WAIVERS.

     Each Borrower hereby waives due diligence, demand, presentment and protest and any notices thereof as well as notice of nonpayment. No delay or omission of the Agent or the Lenders to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by the Agent or the Lenders of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.


     14.2  JURY TRIAL.

     TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER, THE AGENT AND THE LENDERS EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS CREDIT AGREEMENT, THE CREDIT DOCUMENTS OR ANY OTHER AGREEMENTS OR TRANSACTIONS RELATED HERETO OR THERETO.

     14.3 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE.

          (a) THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of North Carolina in Mecklenburg County or of the United States for the Western District of North Carolina or of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Credit Agreement, each of the Borrowers hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the Borrowers further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 14.5, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of the Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Borrower in any other jurisdiction.

          (b) Each of the Borrowers hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.


          14.4  ARBITRATION.

          (a) Notwithstanding the provisions of Section 14.3 to the contrary, upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Credit Agreement and other Credit Documents ("Disputes") between or among parties to this Credit Agreement shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from Credit Documents executed in the future, or claims arising out of or connected with the transaction reflected by this Credit Agreement.

          Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Charlotte, North Carolina. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted or if such person is not available to serve, the single arbitrator may be a licensed attorney. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements.

          (b) Notwithstanding the preceding binding arbitration provisions, the Agent, the Lenders and the Borrowers agree to preserve, without diminution, certain remedies that the Agent on behalf of the Lenders may employ or exercise freely, independently or in connection with an arbitration proceeding or after an arbitration action is brought. The Agent on behalf of the Lenders shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under Credit Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

          (c) The parties hereto agree that they shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

          (d) By execution and delivery of this Credit Agreement, each of the parties hereto accepts, for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction relating to any arbitration proceedings conducted under the Arbitration Rules in Charlotte, North Carolina and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Credit Agreement from which no appeal has been taken or is available.


     14.5  NOTICES.

     Except as otherwise provided herein, all notices and correspondences hereunder shall be in writing and sent by certified or registered mail return receipt requested, or by overnight delivery service, with all charges prepaid, if to the Agent, then to First Union Commercial Corporation, One First Union Center, 301 South College Street, DC-5, Charlotte, North Carolina 28288-0737, Attention: Eric M. Butler, Senior Vice President, if to the Borrowers, then to Borrowers at 1800 Sherman Avenue, Suite 1000, Evanston, Illinois 60201, Attention: Paul R. Ingersoll, Vice President, Secretary, with a copy to Sandford E. Perl, Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois 60601, Fax No. 312-861-2200 and to any Lender, at the address set forth beneath the signature of such Lender contained herein,


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



or by facsimile transmission, promptly confirmed in writing sent by first class mail, if to the Agent, at 704-374-2703, and if to the Borrowers at 847-733-1078 and if to any Lender at the facsimile number set forth beneath the signature of such Lender contained herein. All such notices and correspondence shall be deemed given (i) if sent by certified or registered mail, three (3) Business Days after being postmarked, (ii) if sent by overnight delivery service, when received at the above stated addresses or when delivery is refused and (iii) if sent by facsimile transmission, when receipt of such transmission is acknowledged; provided, that notices to the Agent shall not be effective until received.

     14.6 ASSIGNABILITY.

          (a) No Borrower shall have the right to assign this Credit Agreement or any interest therein except with the prior written consent of the Agent.

          (b) Notwithstanding subsection (c) of this Section 14.6, nothing herein shall restrict, prevent or prohibit any Lender from (i) pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank or (ii) granting assignments or participations in such Lender's Loans and/or Commitments hereunder to its parent company and/or to any Affiliate of such Lender or to any existing Lender or Affiliate thereof. Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender except to the extent such transfer would result in increased costs to the Borrowers.

          (c) Each Lender may, with the consent of the Agent (such consent not to be unreasonably withheld or delayed) and with the consent of the Borrowers prior to the occurrence of a Default or Event of Default hereunder (such consent not to be unreasonably withheld or delayed), assign to one or more banks or other financial institutions all or a portion of its rights and obligations under this Credit Agreement and the Notes; provided, that (i) for each such assignment, the parties thereto shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $2,500 to be paid by the assignee, (ii) no such assignment shall be for less than $5,000,000 of the Commitments or, if less, the entire remaining Commitments of such Lender, (iii) if such assignee is a Foreign Lender, all of the requirements of Section 2.7(b) shall have been satisfied as a condition to such assignment and (iv) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of both the Revolving Credit Commitment and Term Loan Commitment of such Lender and all Loans of such Lender. Upon such execution and delivery of the Assignment and Acceptance to the Agent, from and after the date specified as the effective date in the Assignment and Acceptance (the "Acceptance Date"), (x) the assignee thereunder shall be a party hereto, and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, such assignee shall have the rights and obligations of a Lender hereunder and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than any rights it may have pursuant to Section 14.8 hereof which will survive) and be released from its obligations under this

     Credit Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto).

          (d) By executing and delivering an Assignment and Acceptance, the assignee thereunder confirms and agrees as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the Notes or any other instrument or document furnished pursuant hereto, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of its obligations under this Credit Agreement or any other instrument or document furnished pursuant hereto, (iii) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the financial statements referred to in Section 7.1 hereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement, (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Credit Agreement are required to be performed by it as a Lender.

          (e) The Agent shall maintain at its address referred to in Section
     14.5 hereof a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register and copies of each Assignment and Acceptance shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, together with the Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto,
     (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers. Within five (5) Business Days after its receipt of such notice, the Borrowers shall execute and deliver to the Agent in exchange for the surrendered Note or Notes (which the assigning Lender agrees to promptly deliver to the Borrowers) a new Note or Notes to the order of the assignee in an amount equal to the Commitment or Commitments assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment or Commitments hereunder, a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment or Commitments retained by it hereunder. Such new Note or Notes shall re-evidence the indebtedness outstanding under the old Notes or Notes and shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the Closing Date and shall otherwise be in substantially the form of the Note or Notes subject to such assignments.

          (g) Each Lender may sell participations (without the consent of the Agent, the Borrowers or any other Lender) to one or more parties in or to all or a portion of its rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Commitments, the Loans owing to it and the Note or Notes held by it); provided, that (i) such Lender's obligations under this Credit Agreement (including, without limitation, its Commitments to the Borrowers hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Credit Agreement, (iv) the Borrowers, the Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement and (v) such Lender shall not transfer, grant, assign or sell any participation under which the participant shall have rights to approve any amendment or waiver of this Credit Agreement except to the extent such amendment or waiver would (A) extend the final maturity date or the date for the payments of any installment of fees or principal or interest of any Loans or Letter of Credit reimbursement obligations in which such participant is participating, (B) reduce the amount of any installment of principal of the Loans or Letter of Credit reimbursement obligations in which such participant is participating, (C) except as otherwise expressly provided in this Credit Agreement, reduce the interest rate applicable to the Loans or Letter of Credit reimbursement obligations in which such participant is participating, or (D) except as otherwise expressly provided in this Credit Agreement, reduce any Fees payable hereunder.

          (h) Each Lender agrees that, without the prior written consent of the Borrowers and the Agent, it will not make any assignment or sell a participation hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan, Note or other Obligation under the securities laws of the United States of America or of any jurisdiction.

          (i) In connection with the efforts of any Lender to assign its rights or obligations or to participate interests, such Lender may disclose any information in its possession regarding the Borrowers.


     14.7  INFORMATION.

     The Agent and each Lender (each, a "Lending Party") agrees to keep confidential any information furnished or made available to it by the Borrowers pursuant to this Credit Agreement that is marked confidential; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any Affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or Affiliate of any Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Credit Agreement, (g) in connection with any litigation to which such Lending Party or any of its Affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under this Credit Agreement or any other Credit Document, (i) subject to provisions substantially similar to those contained in this
Section 14.7, to any actual or proposed participant or assignee and (j) to Gold Sheets and other similar bank trade publications; such information to consist of deal terms and other information customarily found in such publications.


     14.8  PAYMENT OF EXPENSES; INDEMNIFICATION.


     The Borrowers agree to: (a) pay all reasonable out-of-pocket costs and expenses of (i) the Agent in connection with (A) the negotiation, preparation, execution and delivery and administration of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of special counsel to the Agent and the fees and expenses of counsel for the Agent in connection with collateral issues), and (B) any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, re-negotiation or restructure relating to the performance by the Borrowers under this Credit Agreement and (ii) the Agent and the Lenders in connection with enforcement of the Credit Documents and the documents and instruments referred to therein, including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Agent and each of the Lenders (including the allocated costs of internal counsel). The Borrowers shall and hereby agree to indemnify, defend and hold harmless the Agent, the Issuing Bank and each of the Lenders and their respective directors, officers, agents, employees and counsel from and against (x) any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it is finally judicially determined to have resulted from their own gross negligence or willful misconduct and excluding Excluded Taxes) arising out of or by reason of any litigation, investigation, claim or proceeding which arises out of or is in any way related to (i) this Credit Agreement, any Letter of Credit or the transactions contemplated thereby,
(ii) any actual or proposed use by any Borrower of the proceeds of the Loans or
(iii) the Agent's, the Issuing Bank's or the Lenders' entering into this Credit Agreement, the other Credit Documents or any other agreements and documents relating hereto, including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing and (y) any such losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred in connection with any remedial or other action taken by any Borrower or any of the Lenders in connection with compliance by any Borrower or any of its Subsidiaries, or any of their respective properties, with any federal, state or local environmental laws, acts, rules, regulations, orders, directions, ordinances, criteria or guidelines. If and to the extent that the obligations of any Borrower hereunder are unenforceable for any reason, such Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. The Borrowers' obligations hereunder shall survive any termination of this Credit Agreement and the other Credit Documents and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of their obligations set forth in this Credit Agreement. In addition, the Borrowers shall, upon demand, pay to the Agent and any Lender all costs and expenses (including the reasonable fees and disbursements of counsel and other professionals) paid or incurred by the Agent, the Issuing Bank or such Lender in (1) enforcing or defending its rights under or in respect of this Credit Agreement, the other Credit Documents or any other document or instrument now or hereafter executed and delivered in connection herewith, (2) in collecting the Loans, (3) in foreclosing or otherwise collecting upon the Collateral or any part thereof and (4) obtaining any legal, accounting or other advice in connection with any of the foregoing.


     14.9  ENTIRE AGREEMENT, SUCCESSORS AND ASSIGNS.

     This Credit Agreement along with the other Credit Documents and the Fee Letter constitutes the entire agreement among the Borrowers, the Agent and the Lenders, supersedes any prior agreements among them, and shall bind and benefit the Borrowers and the Lenders and their respective successors and permitted assigns.


     14.10  AMENDMENTS, ETC.

     No amendment or waiver of any provision of this Credit Agreement or any other Credit Document, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, or if the Lenders shall not be parties thereto, by the parties thereto and consented to by the Required Lenders, and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver or consent shall unless in writing and signed by all the Lenders, do any of the following: (a) increase the Commitments of the Lenders (or of any individual Lender) or subject the Lenders (or any individual Lender) to any additional obligations, (b) except as otherwise expressly provided in this Credit Agreement, reduce the principal of, or interest on, any Note or any Letter of Credit reimbursement obligations or any fees hereunder, (c) postpone any date fixed for any payment in respect of principal of, or interest on, any Note or any Letter of Credit reimbursement obligations or any fees hereunder,
(d) change the percentage of the Commitments, or any minimum requirement necessary for the Lenders or the Required Lenders to take any action hereunder,
(e) amend or waive this Section 14.10, or change the definition of Required Lenders or (f) except as otherwise expressly provided in this Credit Agreement, and other than in connection with the financing, refinancing, sale or other disposition of any asset of the Borrowers permitted under this Credit Agreement, release any Liens in favor of the Lenders on any of the Collateral and, provided, further, that no amendment, waiver or consent affecting the rights or duties of the Agent or the Issuing Bank under any Credit Document shall in any event be effective, unless in writing and signed by the Agent and/or the Issuing Bank, as applicable, in addition to the Lenders required hereinabove to take such action. Notwithstanding any of the foregoing to the contrary, the consent of the Borrowers shall not be required for any amendment, modification or waiver of the provisions of Article XIII (other than the provisions of Section 13.9). In addition, the Borrowers and the Lenders hereby authorize the Agent to modify this

Credit Agreement by unilaterally amending or supplementing Schedule 1.1A from time to time in the manner requested by the Borrowers, the Agent or any Lender in order to reflect any assignments or transfers of the Loans as provided for hereunder; provided, however, that the Agent shall promptly deliver a copy of any such modification to the Borrowers and each Lender.


     14.11  NONLIABILITY OF AGENT AND LENDERS.

     The relationship between any Borrower on the one hand and the Lenders and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to any Borrower. Neither the Agent nor any Lender undertakes any responsibility to any Borrower to review or inform such Borrower of any matter in connection with any phase of such Borrower's business or operations.


     14.12  INDEPENDENT NATURE OF LENDERS' RIGHTS.

     The amounts payable at any time hereunder to each Lender under such Lender's Note or Notes shall be a separate and independent debt.


     14.13  COUNTERPARTS.

     This Credit Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.


     14.14  EFFECTIVENESS.

     This Credit Agreement shall become effective on the date on which all of the parties have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent pursuant to Section
14.5 or, in the case of the Lenders, shall have given to the Agent written, telecopied or telex notice (actually received) at such office that the same has been signed and mailed to it.


     14.15  SEVERABILITY.

     In case any provision in or obligation under this Credit Agreement or the Notes or the other Credit Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.


     14.16  HEADINGS DESCRIPTIVE.

     The headings of the several sections and subsections of this Credit Agreement, and the Table of Contents, are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.


     14.17  MAXIMUM RATE.

     Notwithstanding anything to the contrary contained elsewhere in this Credit Agreement or in any other Credit Document, the Borrowers, the Agent and the Lenders hereby agree that all agreements among them under this Credit Agreement and the other Credit Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to the Agent or any Lender for the use, forbearance, or detention of the money loaned to any Borrower and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the Highest Lawful Rate. If due to any circumstance whatsoever, fulfillment of any provisions of this Credit Agreement or any of the other Credit Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance any Lender should ever receive anything of value deemed interest by applicable law which would exceed the Highest Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to the applicable Borrower. All sums paid or agreed to be paid to the Agent or any Lender for the use, forbearance, or detention of the Obligations and other indebtedness of the Borrowers to the Agent or any Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest on account of all such indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such indebtedness. The terms and provisions of this Section shall control every other provision of this Credit Agreement and all agreements among the Borrowers, the Agent and the Lenders.


     14.18  RIGHT OF SETOFF.

     In addition to and not in limitation of all rights of offset that any Lender or other holder of a Note may have under applicable law, each Lender or other holder of a Note shall, if any Event of Default has occurred and is continuing and whether or not such Lender or such holder has made any demand or the Obligations of any Borrower are matured, have the right to appropriate and apply to the payment of the Obligations of such Borrower all deposits (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing by such Lender or other holder, including, without limitation, any and all amounts in the FUCC Account. Any amount received as a result of the exercise of such rights shall be reallocated among the Lenders as set forth in Section 2.8 hereof.

     14.19 CONCERNING JOINT AND SEVERAL LIABILITY OF THE BORROWERS.

          (a) Each of the Borrowers is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders under this Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each of the Borrowers to accept joint and several liability for the obligations of each of them.

          (b) Each of the Borrowers jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them.

          (c) If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligation.

          (d) The obligations of each Borrower under the provisions of this Section 14.19 constitute full recourse obligations of such Borrower, enforceable against it to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Credit Agreement or any other circumstances whatsoever.

          (e) Except as otherwise expressly provided herein, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Loan made under this Credit Agreement, notice of occurrence of any Event of Default, or of any demand for any payment under this Credit Agreement, notice of any action at any time taken or omitted by any Lender under or in respect of any of the Obligations, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Credit Agreement. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by any Lender at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Credit Agreement, any and all other indulgences whatsoever by any Lender in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of any Lender, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with the applicable laws or regulations thereunder which might, but for the provisions of this Section 14.19, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this
     Section 14.19, it being the intention of each Borrower that, so long as any of the Obligations remain unsatisfied, the obligations of such Borrower under this Section 14.19 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this Section 14.19 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower or any Lender. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower or any Lender.

          (f) The provisions of this Section 14.19 are made for the benefit of the Lenders and their respective successors and assigns, and may be enforced by any such Person from time to time against any of the Borrowers as often as occasion therefor may arise and without requirement on the part of any Lender first to marshal any of its claims or to exercise any of its rights against any of the other Borrowers or to exhaust any remedies available to it against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations or to elect any other remedy. The provisions of this Section 14.19 shall remain in effect until all the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by any Lender upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this Section 14.19 will forthwith be reinstated in effect, as though such payment had not been made.

          (g) Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the joint obligations of a Borrower shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each Borrower hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the federal Bankruptcy Code).

          (h) The Borrowers hereby agree, as among themselves, that if any Borrower shall become an Excess Funding Borrower (as defined below), each other Borrower shall, on demand of such Excess Funding Borrower (but subject to the next sentence hereof and to subsection (B) below), pay to such Excess Funding Borrower an amount equal to such Borrower's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, assets, liabilities and debts of such Excess Funding Borrower) of such Excess Payment (as defined below). The payment obligation of any Borrower to any Excess Funding Borrower under this
     Section 14.19(h) shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Borrower under the other provisions of this Credit Agreement, and such Excess Funding Borrower shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations. For purposes hereof, (i) "Excess Funding Borrower" shall mean, in respect of any Obligations arising under the other provisions of this Credit Agreement (hereafter, the "Joint Obligations"), a Borrower that has paid an amount in excess of its Pro Rata Share of the Joint Obligations; (ii) "Excess Payment" shall mean, in respect of any Joint Obligations, the amount paid by an Excess Funding Borrower in excess of its Pro Rata Share of such Joint Obligations; and (iii) "Pro Rata Share", for the purposes of this Section

     14.19(h), shall mean, for any Borrower, the ratio (expressed as a percentage) of (A) the amount by which the aggregate present fair saleable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Borrower (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Borrower hereunder) to (B) the amount by which the aggregate present fair saleable value of all assets and other properties of such Borrower and all of the other Borrowers exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Borrower and the other Borrowers hereunder) of such Borrower and all of the other Borrowers, all as of the Closing Date (if any Borrower becomes a party hereto subsequent to the Closing Date, then for the purposes of this Section 14.19(h) such subsequent Borrower shall be deemed to have been a Borrower as of the Closing Date and the information pertaining to, and only pertaining to, such Borrower as of the date such Borrower became a Borrower shall be deemed true as of the Closing Date).

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF the parties hereto have caused this Credit Agreement to be executed and delivered by their proper and duly authorized officers as of the date set forth above.



     BORROWERS:               NATIONAL EQUIPMENT SERVICES, INC.,
                              a Delaware corporation


                              By:    /s/  Paul R. Ingersoll
                                     ----------------------
                              Name:  Paul R. Ingersoll
                              Title: Vice President


                              NES ACQUISITION CORP.,
                              a Delaware corporation


                              By:    /s/  Paul R. Ingersoll
                                     ----------------------
                              Name:  Paul R. Ingersoll


                              BAT ACQUISITION CORP.,
                              a Delaware corporation

                              By:    /s/  Paul R. Ingersoll
                                     ----------------------
                              Name:  Paul R. Ingersoll
                              Title: Vice President


                              AERIAL PLATFORMS, INC.,
                              a Georgia corporation

                              By:    /s/  Paul R. Ingersoll
                                     ----------------------
                              Name:  Paul R. Ingersoll
                              Title: Vice President

      AGENT AND
      LENDERS:           FIRST UNION COMMERCIAL CORPORATION,
                         as Agent and a Lender


                         By:    /s/ Todd A.Witmer
                                -----------------
                         Name:  Todd A. Witmer
                         Title: Vice President


                    Lending Office (Base Rate Loans)

                    Address:      One First Union Center, 5th Floor
                                  Charlotte, NC  28288
                    Attention:    Daniel Davidson
                    Telephone:    (704) 383-0175
                    Facsimile:    (704) 374-6537



                    Lending Office (Eurodollar Loans)

                   Address:      One First Union Center, 5th Floor
                                 301 S. College Street
                                 Charlotte, NC  28288
                   Attention:    Daniel Davidson
                   Telephone:    (704) 383-0175
                   Facsimile:    (704) 374-6537



                   Notice Address

                   Address:      One First Union Center, 5th Floor
                                 301 S. College Street
                                 Charlotte, NC  28288
                   Attention:    Daniel Davidson
                   Telephone:    (704) 383-0175
                   Facsimile:    (704) 374-6537

                  COMERICA BANK,
                  as a Lender


                      By:    /s/  Gregory N. Block
                             ---------------------
                      Name:  Gregory N. Block
                      Title: Vice President


                 Lending Office (Base Rate Loans)

                 Address:      500 Woodward Avenue
                               One Detroit Center
                               Detroit, MI  48226-3269
                 Attention:    Beverly Jones, CSA
                 Telephone:    (313) 222-3805
                 Facsimile:    (313) 222-3351



                 Lending Office (Eurodollar Loans)

                 Address:      500 Woodward Avenue
                               One Detroit Center
                               Detroit, MI  48226-3269
                 Attention:    Beverly Jones, CSA
                 Telephone:    (313) 222-3805
                 Facsimile:    (313) 222-3351


                 Notice Address

                 Address:      Two Mid America Plaza
                               Suite 616
                               Oakbrook Terrace, Illinois  60181
                 Attention:    Gregory N. Block
                               Vice President
                 Telephone:    (630) 645-7374
                 Facsimile:    (630) 575-2164

                THE CIT GROUP/BUSINESS CREDIT, INC.,
                as a Lender


                          By:      /s/  Mary James
                                   ---------------
                          Name:    Mary James
                          Title:   Vice President

                          Lending Office (Base Rate Loans)

                          Address:    900 Ashwood Pkwy.
                                      Atlanta, GA  30338
                          Attention:  Cammy McKay, Operations
                          Telephone:  (770) 551-7911
                          Facsimile:  (770) 551-7899


                          Lending Office (Eurodollar Loans)

                          Address:    900 Ashwood Pkwy.
                                      Atlanta, GA  30338
                          Attention:  Cammy McKay, Operations
                          Telephone:  (770) 551-7911
                          Facsimile:  (770) 551-7899


                          Notice Address

                          Address:    900 Ashwood Pkwy.
                                      Atlanta, GA  30338
                          Attention:  Cammy McKay, Operations
                          Telephone:  (770) 551-7911
                          Facsimile:  (770) 551-7899

                        BANKBOSTON, N.A.,
                        as a Lender



                        By:     /s/ Peter R. White
                                ------------------
                        Name:   Peter R. White
                        Title:  Managing Director


                        Lending Office (Base Rate Loans)

                        Address:   Diversified Finance
                                   100 Federal Street, MS 01-08-05
                                   Boston, MA  02110
                        Attention: Eunice Nwabozor, Administrative Officer
                        Telephone: (617) 434-0872
                        Facsimile: (617) 434-4929


                        Lending Office (Eurodollar Loans)

                        Address:   Diversified Finance
                                   100 Federal Street, MS 01-08-05
                                   Boston, MA  02110
                        Attention: Eunice Nwabozor, Administrative Officer
                        Telephone: (617) 434-0872
                        Facsimile: (617) 434-4929



                        Notice Address

                        Address:   Commercial Loan Services
                                   100 Federal Street, MS 01-08-04
                                   Boston, MA  02110
                        Attention: Halise Shrago
                        Telephone: (617) 434-9621
                        Facsimile: (617) 434-9820

                       HARRIS TRUST AND SAVINGS BANK,
                       as a Lender


                         By:    /s/ John M. Dillon
                         Name:      John M. Dillon
                         Title:     Vice President



                       Lending Office (Base Rate Loans)

                       Address:    111 West Monroe Street, 10-E
                                   Chicago, IL 60090
                       Attention:  Mary Ann Dillardi, Banking Services Rep.
                       Telephone:  312-461-2054
                       Facsimile:  312-461-2591



                       Lending Office (Eurodollar Loans)

                       Address:    111 West Monroe Street, 10-E
                                   Chicago, IL 60090
                       Attention:  Mary Ann Dillardi, Banking Services Rep.
                       Telephone:  312-461-2054
                       Facsimile:  312-461-2591



                       Notice Address

                       Address:    111 West Monroe Street, 10-E
                                   Chicago, IL 60090
                       Attention:  Mary Ann Dillardi, Banking Services Rep.
                       Telephone:  312-461-2054
                       Facsimile: 312-461-2591

                BANKERS TRUST COMPANY,
                as a Lender

                    By:     /s/  Mary Jo Jolly
                            --------------------------------
                    Name:   Mary Jo Jolly
                    Title:  Assistant Vice President


                Lending Office (Base Rate Loans)

                Address:     130 Liberty Street, 14th Floor
                             New York, NY  10006
                Attention:   Anita Manglani
                Telephone:   212-250-7174
                Facsimile:   212-250-7351



                Lending Office (Eurodollar Loans)

                Address:     130 Liberty Street, 14th Floor
                             New York, NY  10006
                Attention:   Anita Manglani
                Telephone:   212-250-7174
                Facsimile:   212-250-7351



                Notice Address

                Address:     130 Liberty Street, 14th Floor
                             New York, NY  10006
                Attention:   Anita Manglani
                Telephone:   212-250-7174
                Facsimile:   212-250-7351

               AMERICAN NATIONAL BANK AND
               TRUST COMPANY OF CHICAGO,
               as a Lender


                     By:      /s/ Elizabeth J. Limpert
                              --------------------------------
                     Name:    Elizabeth J. Limpert
                     Title:   First Vice President


               Lending Office (Base Rate Loans)

               Address:     1 N. LaSalle, 8th Floor
                            Chicago, IL  60690
               Attention:   Sandra Crawford, Client Technician
               Telephone:   312-661-3532
               Facsimile:   312-661-5947



               Lending Office (Eurodollar Loans)

               Address:     1 N. LaSalle, 8th Floor
                            Chicago, IL  60690
               Attention:   Sandra Crawford, Client Technician
               Telephone:   312-661-3532
               Facsimile:   312-661-5947



               Notice Address

               Address:     1 N. LaSalle, 9th Floor
                            Chicago, IL  60690
               Attention:   Elizabeth Limpert, First Vice President
               Telephone:   312-661-5655
               Facsimile:   312-661-6929

                      HELLER FINANCIAL, INC.,
                      as a Lender

                          By:     /s/ George Grieco
                                  -----------------------------------
                          Name:   George Grieco
                          Title:  Vice President


                      Lending Office (Base Rate Loans)

                      Address:     500 West Monroe Street, 18th Floor
                                   Chicago, IL  60661
                      Attention:   Sandy Lira, Operations Manager
                      Telephone:   312-441-7527
                      Facsimile:   312-441-6199



                      Lending Office (Eurodollar Loans)

                      Address:     500 West Monroe Street, 18th Floor
                                   Chicago, IL  60661
                      Attention:   Sandy Lira, Operations Manager
                      Telephone:   312-441-7527
                      Facsimile:   312-441-6199




                      Notice Address
                      Address:     150 East 42nd Street, 7th Floor
                                   New York, NY 10017
                      Attention:   Tara Hopkins, Account Executive
                      Telephone:   212-880-2014
                      Facsimile:   212-880-7002


111

                  MERCANTILE BUSINESS CREDIT INC.,
                  as a Lender


                       By:     /s/ Marian H. Kammerer
                               ---------------------------------
                       Name:   Marian H. Kammerer
                       Title:  Vice President


                   Lending Office (Base Rate Loans)

                   Address:     100 S. Brentwood Blvd., Suite 500
                                St. Louis, MO  63105
                   Attention:   Denise Foutch, Operations Officer
                   Telephone:   314-579-8437
                   Facsimile:   314-579-8502



                   Lending Office (Eurodollar Loans)

                   Address:     100 S. Brentwood Blvd., Suite 500
                                St. Louis, MO  63105
                   Attention:   Denise Foutch, Operations Officer
                   Telephone:   314-579-8437
                   Facsimile:   314-579-8502



                  Notice Address
                  Address:     100 S. Brentwood Blvd., Suite 500
                               St. Louis, MO  63105
                  Attention:   Carolyn Rooney, Vice President
                  Telephone:   314-579-8445
                  Facsimile:   314-579-8480


112

                                                                  EXHIBIT 4.6(i)

                                   EXHIBIT A

                        FORM OF ACKNOWLEDGMENT AGREEMENT

     THIS ACKNOWLEDGMENT AGREEMENT is made by ____________________________, a ______________ (together with its successors and assigns, the "Acknowledgor"), for the benefit of FIRST UNION COMMERCIAL CORPORATION, as Agent (together with all successors and assigns, the "Agent") for the Lenders (as defined in the Credit Agreement described below).

     WHEREAS, the Acknowledgor holds certain property of [Borrower] (the "Borrower") at the location described in Exhibit A attached hereto (the "Premises"); and

     WHEREAS, the Lenders have provided a $115,000,000 credit facility (the "Credit Facility") in favor of the Borrower, as evidenced and secured by, among other things, (i) a credit agreement, dated as of July 1, 1997 (together with all modifications, renewals or replacements, the "Credit Agreement"), executed by Borrower, certain other borrowing entities parties thereto, the Lenders, and the Agent; and (ii) a security agreement, dated as of July 1, 1997 (together with all modifications, renewals or replacements, the "Security Agreement"), on all inventory now or hereafter delivered to or located or installed at the Premises (the "Inventory;" the Credit Agreement, the Security Agreement, UCC financing statements relating to the Security Agreement (the "Financing Statements") and all other documents relating to, evidencing or securing the Credit Facility being referred to herein collectively as the "Credit Documents"); and

     WHEREAS, the Lenders have requested the Acknowledgor to furnish the Lenders certain assurances and agreements regarding the Inventory, which assurances and agreements the Acknowledgor is willing to give as set forth herein;

     NOW, THEREFORE, for and in consideration of the sum of One Dollar ($1.00) paid by each party to the other, receipt of which is hereby acknowledged, and other good and valuable consideration, the Acknowledgor hereby certifies to and agrees with the Agent and the Lenders as follows:

     1. The Acknowledgor consents to the extensions of credit under the Credit Facility, the execution of the Credit Documents, the collateral assignment of any contracts between the Acknowledgor and the Borrower and the recordation of the Financing Statements.

     2. The Acknowledgor agrees that: (a) the Borrower is the owner of the Inventory; (b) the Agent's lien upon or security interest in the Inventory is prior and superior to any interest, lien or claim of any nature the Acknowledgor may now have or hereafter obtain in the Inventory whether by operation of law, contract or otherwise; and (c) either the Borrower or the Agent may remove the Inventory from the Premises at any time without hindrance on the part of the Acknowledgor. The Acknowledgor hereby waives any rights it may now or hereafter have in the Inventory, including without limitation any lien rights available under applicable law.

     3. The Acknowledgor shall send to the Agent (in the manner provided herein) a copy of any notice or statement sent to the Borrower by the Acknowledgor with respect to the Inventory or amounts owed in connection therewith. Such copy shall be sent to the Agent at the same time such notice or statement is sent to the Borrower. Notices shall be sent to the Agent by prepaid, registered or certified mail, addressed to the Agent at the following address, or such other address as the Agent shall designate to the Acknowledgor in writing:

               FIRST UNION COMMERCIAL CORPORATION
               One First Union Center
               301 South College Street, 5th Floor
               Charlotte, NC 28202
               Attention: [___________________]
               Telephone: (704) [_____________]
               Facsimile: (704) [_____________]


     The Acknowledgor shall not pursue any right or remedy against the Borrower until the Acknowledgor shall have given thirty (30) days' prior written notice to the Agent as provided above.

     EXECUTED under seal this ____ day of _______________, 199_.


                                     ACKNOWLEDGOR:




                                     By:
                                     Name:
                                     Title:

                                   EXHIBIT B

                       FORM OF ASSIGNMENT AND ACCEPTANCE

     THIS ASSIGNMENT AND ACCEPTANCE dated as of ________, 199_ is entered into between ______________ ("Assignor") and __________________ ("Assignee").

     Reference is made to the Credit Agreement, dated as of July 1, 1997 (together with all modifications, renewals or replacements, the "Credit Agreement"), among National Equipment Services, Inc., certain other borrowing entities party thereto, the financial institutions party thereto, and First Union Commercial Corporation, as Agent. Terms defined in the Credit Agreement are used herein with the same meanings.

     1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth below, the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth below in the Commitments of the Assignor on the effective date of the assignment designated below (the"Effective Date") and the Loans and other extensions of credit owing to the Assignor which are outstanding on the Effective Date, together with unpaid interest accrued on the assigned Loans and other extensions of credit to the Effective Date and the amount, if any, set forth below of the Fees accrued to the Effective Date for the account of the Assignor. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in
Section 14.6(d) of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) the Assignee, if it is not already a Lender under the Credit Agreement, shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a lender thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights (other than any rights it may have pursuant to Section 14.8 of the Credit Agreement which will survive) and be released from its obligations under the Credit Agreement (and, in the case of an assignment of all or the remaining portion of the Assignor's rights and obligations under the Credit Agreement, the Assignor shall cease to be a party to the Credit Agreement).

     2. The Assignor represents and warrants to the Assignee that (i) it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim and (ii) it is legally authorized to enter into this Assignment and Acceptance.

     3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

     4.  Terms of Assignment


(a)  Date of Assignment:
(b)  Legal Name of Assignor:
(c)  Legal Name of Assignee:
(d)  Effective Date of Assignment:




     (e) Revolving Credit Commitment
         of Assignee after Assignment                          $__________

     (f) Revolving Credit Commitment Percentage
         of Assignee after Assignment                           __________%

     (g) Revolving Loans of Assignee after Assignment          $__________

     (h) Revolving Credit Commitment
         of Assignor after Assignment                          $__________

     (i) Revolving Credit Commitment Percentage
         of Assignor after Assignment                           __________%

     (j) Revolving Loans of Assignor after Assignment          $__________

     (k) Term Loans
         of Assignor after Assignment                          $__________

     (l) Term Loans
         of Assignee after Assignment                          $__________

The terms set forth above
are hereby agreed to:

________________________, as Assignor

By: ________________________________
Title: _____________________________

________________________, as Assignee

By: ________________________________
Title: _____________________________

CONSENTED TO:

FIRST UNION COMMERCIAL CORPORATION,
as Agent

By: ________________________________
Title: _____________________________

                                   EXHIBIT C
                          FORM OF SOLVENCY CERTIFICATE

     The undersigned treasurer of [name of Borrower] ("_______"), a ________________ , is familiar with the properties, business, assets and liabilities of [name of Borrower] and is duly authorized to execute this certificate on behalf of [name of Borrower].

     Reference is made to that Credit Agreement dated as of July 1, 1997 among National Equipment Services, Inc., NES Acquisition Corp., BAT Acquisition Corp. and Aerial Platforms, Inc. ("the Borrowers"), First Union Commercial Corporation, as Agent (the "Agent"), and the lenders from time to time parties thereto (the "Lenders") (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement"). All capitalized terms used and not defined herein have the meanings stated in the Credit Agreement.

     1. The undersigned certifies that he has made such investigation and inquiries as to the financial condition of [name of Borrower] as he deems necessary and prudent for the purpose of providing this Certificate. The undersigned acknowledges that the Agent and the Lenders are relying on the truth and accuracy of this Certificate in connection with making of the Loans under the Credit Agreement.

     2. The undersigned certifies that the financial information, projections and assumptions which underlie and form the basis for the representations made in this Certificate were reasonable when made and were made in good faith and continue to be reasonable as of the date hereof.

     BASED ON THE FOREGOING, the undersigned certifies that, both before and after giving effect to the Loans:

     A. [Name of Borrower] and its Subsidiaries, on a consolidated basis, are able to pay their debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business.

     B. [Name of Borrower] and its Subsidiaries, on a consolidated basis, do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay as such debts and liabilities mature in their ordinary course.

     C. [Name of Borrower] and its Subsidiaries, on a consolidated basis, are not engaged in any business or transaction, and are not about to engage in any business or transaction, for which the assets of [name of Borrower] and its Subsidiaries, on a consolidated basis, would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which [name of Borrower] and its Subsidiaries are engaged or are to engage.

     D. The present fair saleable value of the consolidated assets of [name of Borrower] and its Subsidiaries, taken on a going concern basis, is not less than the amount that will be required to pay the probable liability on the debts of [name of Borrower] and its Subsidiaries, on a consolidated basis, as they become absolute and matured.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate this _____ day of July, 1997, in his capacity as the treasurer of [name of Borrower].




                                        _____________________________________
                                        Name: [name of Treasurer]
                                        Title: Treasurer of [name of Borrower]

STATE OF ____________________ )
                                  )
COUNTY OF ___________________ )



                                  VERIFICATION

     The undersigned, being first duly sworn, deposes and says that he is the treasurer of [name of Borrower], a ______________, that he has read the foregoing and to his personal knowledge the matters and statements contained therein are true and accurate.

     This the ______ day of July, 1997.



                                                  ------------------------------


Sworn to and subscribed before me
this ______ day of July, 1997.


------------------------------
        Notary Public


My Commission Expires:


------------------------------

                                   EXHIBIT D

                     FORM OF LANDLORD LIEN WAIVER AGREEMENT

Drawn by and return to:
Moore & Van Allen, PLLC (_______)
100 North Tryon St., 47th Floor
Charlotte, N.C. 28202-4003

     THIS LANDLORD LIEN WAIVER AGREEMENT (the "Agreement") is entered as of this [DATE] by and between ___________________, a _______________ (the "Landlord"),
the owner of certain real property, buildings and improvements located in ___________________, and First Union Commercial Corporation, in its capacity as agent (the "Agent") for itself and the other lenders (the "Lenders") providing revolving credit and letter of credit facilities to National Equipment Services, Inc. and certain other borrowing entities (collectively, the "Borrowers") pursuant to that certain Credit Agreement dated as of July 1, 1997 (as it may be amended from time to time, the "Credit Agreement").

Recitals:

     1. The Lenders have agreed to provide the Borrowers with credit facilities (the "Loans") up to an aggregate amount of $115,000,000 under the terms and conditions of the Credit Agreement. The Borrowers have secured the repayment of the Loans inter alia by granting the Agent, for the ratable benefit of the Lenders, a first priority security interest in all of the Borrowers' accounts receivable, general intangibles, patents, trademarks and inventory, whether now owned or hereafter acquired, including without limitation, all raw materials, work-in-process, finished goods, packaging materials and all other materials and supplies of any nature related thereto, and all proceeds of any of the foregoing (collectively, the "Collateral").

     2. ___________________ has assumed lease obligations with respect to the Premises (as hereinafter defined) for the purpose of storing and warehousing the Collateral.

     3. As a condition to extending the Loans, the Lenders and the Agent have requested the Borrowers to obtain, and cause Landlord to provide, Landord's waiver and subordination all of its rights as a lessor against any of the Collateral for so long as the Loans remain outstanding. Landlord has agreed to execute this Agreement upon request by the Borrowers.

    NOW, THEREFORE, in consideration of the foregoing, and the mutual benefits accruing to the Agent and Landlord as a result of the credit facilities provided by the Lenders, the sufficiency and receipt of such consideration being hereby acknowledged, the parties hereto agree as follows:

    1. For so long as any of the Loans remain outstanding, Landlord hereby waives, releases, and quit claims in favor of the Agent and each and every party now or hereafter participating as a Lender under the credit Agreement all rights that Landlord, or its successors and assigns, may now or hereafter have to a lien, claim, charge or encumbrance of any kind or nature, arising by statute, contract, common law or otherwise, relating to the storage of the Collateral at any premises owned or controlled by Landlord (the "Premises").

     2. For so long as any of the Loans remain outstanding, Landlord hereby agrees that the liens and security interests existing in favor of the Agent, for the ratable benefit of each and every party now or hereafter participating as a Lender under the Credit Agreement, shall be prior and superior to (i) any and all rights of distraint, levy, and execution which Landlord may now or hereafter have against the Collateral, (ii) any and all liens and security interests which Landlord may now or hereafter have on and in the Collateral, and (iii) any and all other rights, demands and claims of every nature whatsoever which Landlord may now or hereafter have on or against the Collateral for any rent, storage charge, or similar expense, cost or sum due or to become due Landlord by any of the Borrowers under the provisions of any lease, storage agreement or otherwise, and Landlord hereby subordinates all of its foregoing rights and interests in the Collateral to the security interest of the Agent in the Collateral.

     3. Upon notice from the Agent that a default or event of default has occurred under the Credit Agreement, Landlord agrees that the Agent or its delegates or assigns may enter upon the Premises at any time or times, during normal business hours, to inspect or remove the Collateral, or any part thereof, from the Premises, without charge. The Agent shall repair or pay reasonable compensation to Landlord for damage, if any, to the Premises caused by the removal of Collateral.

     4. Landlord represents and warrants: (a) that it has not assigned its claims for payment, if any, nor its right to perfect or assert a lien of any kind whatsoever against the Inventory; (b) that it has the right, power and authority to execute this Agreement; and (c) that it holds legal title to the Premises. Landlord further agrees to provide the Agent with prompt written notice in the event that Landlord sells the Premises, or any portion thereof where any of the Borrowers stores any Collateral.

     5. This Agreement shall continue in effect during the term of the Credit Agreement, and any extensions, renewals or modifications thereof and any substitutions therefor, shall be binding upon the successors, assigns and transferees of Landlord, and shall inure to the benefit of the transferees of Landlord, and shall inure to the benefit of the Agent, each Lender, and their respective successors and assigns. Landlord hereby waives notice of the Agent's acceptance of and reliance on this Agreement.

     IN WITNESS WHEREOF, Landlord and the Agent have each caused this Agreement to be duly executed by their respective authorized representatives as of the date first above written.

                        FIRST UNION COMMERCIAL CORPORATION,
                        as Agent for the Lenders

                        By:
                        Name:
                        Title:

                        [LANDLORD]
                        --------------------------------,
                        By:
                        Name:
                        Title:


Acknowledged and Agreed:

-----------------------------,as Lessee

By:
Name:
Title:

                                   EXHIBIT E

                            FORM OF PLEDGE AGREEMENT

                                   EXHIBIT F

                           FORM OF SECURITY AGREEMENT

                                   EXHIBIT G-1

                             FORM OF REVOLVING NOTE

$________________                                                      <<DATE>>

FOR VALUE RECEIVED, the undersigned, NATIONAL EQUIPMENT SERVICES, INC., a Delaware corporation (the "Company"), NES ACQUISITION CORP., BAT ACQUISITION CORP. and AERIAL PLATFORMS, INC. (the "Subsidiary Borrowers") (hereinafter, the Company and the Subsidiary Borrowers collectively referred to as the "Borrowers" or individually referred to as a "Borrower"), jointly and severally promise to pay to the order of [Payee Lender] (the "Lender") at c/o First Union Commercial Corporation, as Agent for the Lender, One First Union Center, 301 South College Street, 5th Floor, Charlotte, North Carolina 28202 in lawful money of the United States of America and in immediately available funds, the principal amount of __________ Million Dollars ($__________), or such lesser amounts as may then constitute the unpaid aggregate principal amount of all Revolving Loans made by the Lender to the Borrowers pursuant to the Credit Agreement (as defined below), at the times set forth in the Credit Agreement, but no later than the Maturity Date.

The Borrowers further agree to jointly and severally pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time outstanding from the date of disbursement on the dates and at the rates specified in Article 4 of the Credit Agreement.

This promissory note is one of the Revolving Notes referred to in the Credit Agreement, dated as of July 1, 1997 (together with all modifications, renewals or replacements, the "Credit Agreement"), among the Borrowers, the Lender, certain other financial institutions parties thereto, and First Union
Commercial Corporation, as agent ("Agent"), and is subject to, and entitled to, all provisions and benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. Capitalized terms used herein without definition shall have the meanings given to such terms in the Credit Agreement. The Credit Agreement, among other things, provides [after giving effect to the Assignment and Acceptance executed by the Lender and [name of assigning Lender] as of the date hereof](1) for the making of Revolving Loans by the Lender to the Borrowers from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned.

Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement which have not been cured by the Borrowers or waived by the Agent at the direction of the Required Lenders, the Agent shall, upon the written, telecopied or telex request of the Required Lenders, and by delivery of written notice to the Borrowers from the Agent, take any or all of the following actions, without prejudice to the rights of the Agent, the Lender or any holder of this promissory note to enforce its claims against the Borrowers:
(a) declare all Obligations due hereunder to be immediately due and payable (except with respect to any Event of Default set forth in Section 11.1(e) of the Credit Agreement, in which case all Obligations due hereunder shall automatically become due and payable without the necessity of any notice or other demand) without presentment, demand, protest or any other action or obligation of the Lender, and (b) immediately terminate the Credit Agreement and the Commitments thereunder.

_____________________________
     (1) To be used for replacement Revolving Notes.

This promissory note is secured by security agreements and other collateral documents dated as of July 1, 1997 [and re-evidences the indebtedness outstanding on the date hereof with respect to the Revolving Loans which indebtedness has been assigned to the Lender pursuant to Section 14.6 of the Credit Agreement].(1)

The Borrowers hereby waive presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

     THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS PROMISSORY NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

                        NATIONAL EQUIPMENT SERVICES, INC.


                        By: ________________________

                        Title: _____________________



                        NES ACQUISITION CORP.


                        By: ________________________

                        Title: _____________________



                        BAT ACQUISITION CORP.


                        By: ________________________

                        Title: _____________________



                        AERIAL PLATFORMS, INC.


                        By: ________________________

                        Title: _____________________






______________________

          (1) To be used for replacement Revolving Notes.

                                  EXHIBIT G-2

                             FORM OF TERM LOAN NOTE

$__________________                                                    <<DATE>>


FOR VALUE RECEIVED, the undersigned, NATIONAL EQUIPMENT SERVICES, INC., a Delaware corporation (the "Company"), NES ACQUISITION CORP., BAT ACQUISITION CORP. and AERIAL PLATFORMS, INC. (the "Subsidiary Borrowers") (hereinafter, the Company and the Subsidiary Borrowers collectively referred to as the "Borrowers" or individually referred to as a "Borrower"), jointly and severally promise to pay to the order of [Payee Lender] (the "Lender") at c/o First Union Commercial Corporation, as Agent for the Lender, One First Union Center, 301 South College Street, 5th Floor, Charlotte, North Carolina 28202 in lawful money of the United States of America and in immediately available funds, the principal amount of ___________ Million Dollars ($___________), or such lesser amount as may then constitute the unpaid aggregate principal amount of all Term Loans made by the Lender to the Borrowers pursuant to the Credit Agreement (as defined below), at the times set forth in the Credit Agreement, but no later than the Maturity Date.

The Borrowers further agree to jointly and severally pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time outstanding from the date of disbursement on the dates and at the rates specified in Article 4 of the Credit Agreement.

This promissory note is one of the Term Notes referred to in the Credit Agreement, dated as of July 1, 1997 (together with all modifications, renewals or replacements, the "Credit Agreement"), among the Borrowers, the Lender, certain other financial institutions parties thereto, and First Union Commercial Corporation, as agent ("Agent"), and is subject to, and entitled to, all provisions and benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. Capitalized terms used herein without definition shall have the meanings given to such terms in the Credit Agreement. The Credit Agreement, among other things, provides [after giving effect to the Assignment and Acceptance executed by the Lender and [name of assigning Lender] as of the date hereof](1) for the making of Term Loans by the lender to the Borrowers on the Closing Date in aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned.

Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement which have not been cured by the Borrowers or waived by the Agent at the direction of the Required Lenders, the Agent shall, upon the written, telecopied or telex request of the Required Lenders, and by delivery of written notice to the Borrowers from the Agent, take any or all of the following actions, without prejudice to the rights of the Agent, the Lender or any holder of this promissory note to enforce its claims against the Borrowers:
(a) declare all Obligations due hereunder to be immediately due and payable (except with respect to any Event of Default set forth in Section 11.1(e) of the Credit Agreement, in which case all Obligations due hereunder shall automatically become immediately due and payable without the necessity of any notice or other demand) without presentment, demand, protest or any other action or obligation of the Lender; and (b) immediately terminate the Credit Agreement and the Commitments thereunder.

This promissory note is secured by security agreements and other collateral documents dated as of July 1, 1997 [and re-evidences the indebtedness outstanding on the date hereof with respect to the Term Loans made on the


________________
     (1) To be used for replacement Term Loan Notes.

Closing Date which indebtedness has been assigned to the Lender pursuant to
Section 14.6 of the Credit Agreement].(1)

The Borrowers hereby waive presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

     THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS PROMISSORY NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

                   NATIONAL EQUIPMENT SERVICES, INC.

                   BY:________________________
                   Title:_____________________

                   NES ACQUISITION CORP.

                   BY:________________________
                   Title:_____________________

                   BAT ACQUISITION CORP.

                   BY:________________________
                   Title:_____________________


                   AERIAL PLATFORMS, INC.

                   BY:________________________
                   Title:_____________________





__________________
      (1)To be used for replacement Term Loan Notes.

                                   EXHIBIT H

                          FORM OF NOTICE OF BORROWING


                                                        _______________, 199____

First Union Commercial Corporation
  as Agent for the Lenders
One First Union Center
301 South College Street, 5th Floor
Charlotte, North Carolina  28202
Attention: [_______________]

Ladies and Gentlemen:

     The undersigned, National Equipment Services, Inc., a Delaware corporation (the "Company"), on behalf of itself and on behalf of the other borrowing entities parties to the Credit Agreement, dated as of July 1, 1997, among the Company, such other Borrowers, certain financial institutions parties thereto, and First Union Commercial Corporation, as agent (together with all modifications, renewals or replacements, the "Credit Agreement"; capitalized terms used herein shall have the meanings given such terms in the Credit Agreement), hereby gives you notice, irrevocably, pursuant to Section 2.1(d) of the Credit Agreement that the Company hereby requests, on behalf of the Borrowers, borrowings under the Credit Agreement, and in that connection sets forth below the information relating to such borrowings (the "Proposed Borrowings") as required by Sections 2.1(d) of the Credit Agreement:

                                                       Interest       Interest
Borrower       Date of Borrowing        Amount           Rate          Period





     The requested funds shall be made available to the following accounts in the amounts set forth below:

     The Company hereby certifies, on behalf of the Borrowers, that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

     (A) the representations and warranties contained in the Credit Agreement and in each other document executed in connection therewith are true and correct in all material respects before and after giving effect to the Proposed Borrowings and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

     (B) no event has occurred and is continuing, or would result from such Proposed Borrowings or from the application of the proceeds therefrom, which constitutes a Default or an Event of Default;

     (C)  all of the other conditions to the Proposed Borrowings set forth in
Article 5 of the Credit Agreement have been fulfilled; and

     (D) the Proposed Borrowings satisfy all limitations set forth in the Credit Agreement (including, without limitation, availability under the Borrowing Base).

     If notice of this Proposed Borrowing has been given previously by telephone, then this notice should be considered a written confirmation of such telephone notice as required by Section 2.1(d) of the Credit Agreement.


                                        NATIONAL EQUIPMENT SERVICES, INC.
                                        By:
                                        Name:
                                        Title:

                                   EXHIBIT 1

                           FORM OF LOCKBOX AGREEMENT

     This Lock Box Agreement is made as of the _____ day of ________________, 19___, by and among [Borrower], a ____________________ corporation (the "Borrower"), First Union Commercial Corporation, as agent (the "Agent"), and [Lockbox Bank] (the "Bank").

     WHEREAS, the Agent and certain financial institutions ("Lenders") have entered into a Credit Agreement, dated as of July 1, 1997 (together with all modifications, renewals or replacements, the "Credit Agreement"), with the Borrower and certain other borrowing entities; and

     WHEREAS, to secure its obligations under the Credit Agreement, the Borrower has granted the Lenders a security interest in, inter alia, its present and future accounts receivable, and all proceeds thereof and the Borrower has agreed that all collections and proceeds of such accounts receivable shall be remitted in kind to the Agent; and

     WHEREAS, in order to provide for a more efficient and faster collection and deposit of said collections and proceeds the Agent and the Borrower desire to use the lock box service of the Bank; and

     WHEREAS, the Bank is willing to provide said service for the Borrower and the Agent commencing as of ______________.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. Post Office Box. The Bank will rent P.O. Box ______ (the "Lock Box") of
the post office located at               in the name of the Borrower. Customers
of the Borrower have been, or will be, instructed to mail their remittances to the Lock Box.

     2. Access to Mail. Subject to the provisions contained elsewhere herein, the Bank will have exclusive and unrestricted access to the Lock Box and will have complete and exclusive authority to receive, pick up and open all regular, registered, certified or insured mail addressed to the Lock Box. Prior to the Bank's receipt of notice from the Agent that an Event of Default has occurred under the Credit Agreement, the Borrower shall act as the exclusive agent for the Bank and shall have complete responsibility for receiving, picking up and opening all regular, registered, certified or insured mail addressed to the Lock Box. Notwithstanding the foregoing to the contrary, at any time, on written dema its processing of said mail, and shall release same, in kind, to the Agent, and the Agent shall thereafter process said mail promptly in accordance with this Agreement. The Bank shall not inquire into the Agent's right to make such a demand under any agreement among the agent, the Lenders and the Borrower, and shall be forever released of all obligations with respect to said remittances upon release to the Agent. The Borrower shall have no control whatsoever over any mail, checks, money orders, collections or other forms of remittances received in the Lock Box except as aforesaid. Appropriate instructions have been, or will be, given by the Bank to the United States Post Office where the Lock Box is maintained, and such instructions shall not be revoked without the prior written consent of the Agent. Any instruction given to the Bank by the Borrower upon and after the occurrence of an Event of Default, without the prior or concurrent written agreement of the Agent shall be void and of no force or effect. All mail addressed to the Lock Box will be picked up by the Bank according to its regular collection schedule and, at any time prior to the occurrence of an Event of Default, shall be retrieved promptly by the Borrower for processing in accordance with the terms of this Agreement.

     3. Remittance Collection. On the day received the Bank (or at any time prior to the occurrence of an Event of Default, the Borrower) will open all mail addressed to the Lock Box and remove and inspect the enclosures. All checks, money orders and other forms or orders for the payment of money and other collection remittances (hereinafter collectively referred to as "checks") shall be processed by the Bank (or at any time prior to the occurrence of an Event of Default, the Borrower) as follows:

          a. Missing Date. All undated checks will be dated by the Bank (or at any time prior to the occurrence of an Event of Default, by the Borrower) as of the postmark date and processed as hereafter provided.

          b. Postdated. Checks postdated up to three days from date of receipt shall be processed on the date indicated on the check. The Bank (or at any time prior to the occurrence of an Event of Default, the Borrower) shall not deposit checks postdated more than three days and which are in excess of $_____________, but shall notify the Agent by telephone of such checks and follow the Agent's instructions for disposition of such checks.

          c. Stale Date. The Bank (or at any time prior to the occurrence of an Event of Default, the Borrower) shall notify the Agent of checks dated six months or more prior to the date of collection and which exceed $_____________. The agent may, in its reasonable discretion, require that any such checks be forwarded promptly to the Agent.

          d. Different Amount. Where written and numeric amounts differ, a check will be processed by the Bank (or at any time prior to the occurrence of an Event of Default, the Borrower) only if the correct amount can be determined from the accompanying documents, otherwise the check will not be deposited and, if any such check is for an amount in excess of $_____________, it shall be sent to the Agent.

          e. Signature Missing. Checks which do not bear the drawer's signature and do not indicate the drawer's identity will not be deposited. If, as determined by the Bank (or at any time prior to the occurrence of an Event of Default, the Borrower), the drawer can be identified from the face of the check, the Bank (or at any time prior to the occurrence of an Event of Default, the Borrower), the drawer can be identified from the face of the check, the Bank (or at any time prior to the occurrence of an Event of Default, the Borrower) will deposit and process the check by affixing a stamped impression requesting the drawer bank to contact the drawer for authority to pay. The Bank (or at any time prior to the occurrence of an Event of Default, by the Borrower) shall notify the Agent of any checks in excess of $_____________ which cannot be deposited pursuant to this clause (e).

          f. Alterations and Restrictions. Checks with alterations and checks bearing restrictive notations such as "Payment in Full" will not be deposited, and the Bank (or at any time prior to the occurrence of an Event of Default, the Borrower) shall notify the Agent of such checks which exceed $_____________ by telephone on the day of receipt and will deposit, hold or forward such checks with accompanying written matter, if any, as requested by the Agent.

          g. Foreign Banks and Currency. Checks drawn in foreign currency will be processed in accordance with the Bank's normal procedure for such checks and the Agent will be notified by advice of any such checks which exceed $_____________ on the date received by the Bank.

          h. Other Items. Any items which the Agent has specifically instructed the Bank (or at any time prior to the occurrence of an Event of Default, the Borrower) in writing not to process will not be deposited and shall be sent to the Agent.

     Notwithstanding anything to the contrary contained in this Agreement, the Bank shall have no obligation to perform services on a basis any different than it performs lockbox services in the normal course of business, except with respect to receiving instructions from the Agent rather than the Borrower.

     4. Processing Acceptable Checks. All checks, except those not acceptable for deposit under the terms of this Agreement, shall be deposited on the day of receipt by the Bank to Account No. _____________ (the "Depository Account"), and all such checks shall be endorsed as follows:

          credited to account number _____________: absence of endorsement hereby supplied and granted by [Lock Box Bank]

          Any funds in the Depository Account will be wired on a daily basis with the following instructions:

          First Union Commercial Corporation
          One First Union Center
          301 South College Street
          Charlotte, North Carolina 28202
          Attn:
          Account No. _____________
          For the account of the Borrower;

provided, however, that no funds shall be required to be wired unless and until the amount of funds in the Depository Account shall be in excess of an aggregate of $1000, unless the Agent shall, in its sole discretion, otherwise instruct the Bank.

All remittance advices, envelopes, and written matter (except as expressly provided herein) received in the Lock Box together with photocopies of all checks shall be sent to the Borrower and, if requested by the Agent, copies of same shall be sent to the Agent. The Bank shall mail a statement of account, on a monthly basis, to both the Agent and the Borrower. If no deposit is made on a bank business day, a deposit advice, correctly dated, will be sent to the Agent and the Borrower with the notation "No Deposit" appearing thereon. In addition, the Bank (or at any time prior to the occurrence of an Event of Default, the Borrower) shall indicate by telephone to the Agent on each Bank business day by 2:30 P.M. (Eastern time zone) the amount of each day's deposit total. The Depository Account shall be opened and established by the Borrower for the benefit of the Agent on behalf of the Lenders and shall be subject to the terms and provisions of the Credit Agreement and Security Agreement (as such term is defined in the Credit Agreement). Neither the Bank nor the Borrower shall have the right to withdraw funds from the Depository Account, except that the Bank may make such debits therefrom as provided in Section 5 hereof.

     5. Returned Checks. Checks deposited in the Depository Account which are returned unpaid because of "Insufficient Funds," "Uncollected Funds," etc. will be redeposited by the Bank (or at any time prior to the occurrence of an Event of Default, the Borrower) only once, except that if a returned check exceeds $1,000 the Bank (or at any time prior to the occurrence of an Event of Default, the Borrower) shall not redeposit such check but shall telephone the Agent for further instructions on the day such check is received. If redeposit is not warranted for reasons such as "account closed" or "payment stopped" or if a check is returned a second time, the Bank will charge the Depository Account and send a debit advice with the item to the Agent with copies of same to the Borrower.

     6. Remittance received by the Borrower. Remittances which are sent directly to or received by the Borrower shall be forwarded to the Lock Box on the day received.

     7. Record Maintenance. All deposit checks will be microfilmed (on front and back) by the Bank and retained for five years by the Bank prior to destruction. Photocopies of filmed items will be provided to the Agent or the Borrower on request, within the five-year period.

     8. Bank Charges. All charges of the Bank for services rendered pursuant to this agreement shall be billed to and paid directly by the Borrower. Said charges shall not be charged against remittances nor shall they be debited to the Depository Account.

     9. No Offset. The Bank (or at any time prior to the occurrence of an Event of Default, the Borrower) hereby agrees that it will treat all remittances received in the Lock Box in accordance with the terms of this agreement. The Bank will not offset or assert any claim against the Lock Box or the Depository Account or divert such remittances on account of any obligations owed to the Bank by the Borrower or by the party making the remittance, except as provided in Section 5 hereof.

     10. Bank Liability. In acting under this agreement the Bank shall not be liable to the Agent, the Lenders or the Borrower for any error of judgment, or for any act done or step taken or omitted by it in good faith, except for gross negligence or willful misconduct.

     11. Term. This Agreement shall continue in full force and effect until termination by the Bank on 60 days' prior written notice to all other parties. The Agent may terminate this Agreement at any time which termination shall be effective on receipt of written notice by the Bank and in the event of such termination, the Agent shall at its option have the sole right to remove mail from the Lock Box. The Borrower shall have no right to unilaterally terminate this Agreement.

     12. Modification. This Agreement may only be modified by a writing signed by all of the parties hereto.

     13. Addresses.

          a. All notices, including phone notices, any daily deposit advices, monthly statements of account and copies of all checks and the documents which are to be given or sent to the Agent shall be sent to the following address, and, where applicable, given at the following phone number:

               First Union Commercial Corporation
               One First Union Center
               301 South College Street, 5th Floor
               Charlotte, North Carolina  28202
               Attention:
               Telephone:
               Telecopier:

          b.  All notices to the Bank shall be sent to:

               [Bank]
               ________________________________________

               ________________________________________

               ________________________________________

               Attention:
               Telephone:
               Telecopier:

          c. All notices and items which are to be sent to the Borrowers shall be sent to:

              [Borrower]
              ____________________________

              ____________________________

              ____________________________

              Attention:
              Telephone:
              Telecopier:

     14. Agent Agreement.

     The Agent agrees that it will indemnify and hold the Bank harmless from any and all loss, liability, expense or damage that the Bank may incur in processing lockbox items in accordance with this Agreement, including, without limitation, any loss that the Bank experiences as a result of returned items to the extent the balances in the Depository Account referenced in paragraph 4 are insufficient to cover such losses or in the event the balances in such Depository Account are insufficient to cover the Bank charges referenced in paragraph 8.

     15. Limitation on Liability.

     The Agent and the Borrower acknowledge that the Bank undertakes to perform only such duties as are expressly set forth in this Agreement and those which are normally undertaken by the Bank in connection with lockbox processing. Notwithstanding any other provision of this Agreement, it is agreed by the parties that the Bank shall not be liable for any action taken by the Bank or any of its directors, officers, agents (including specifically the Borrower and any of its directors, officers, agents or employees) or employees in accordance with this Agreement, except for the Bank's or such natural person's gross negligence or willful misconduct. In no event shall the Bank be liable for losses or delays resulting from force majeure, computer malfunction, interruption of communication facilities, labor difficulties or other causes beyond its reasonable control or for any indirect, special or consequential damages.

     This Agreement shall become effective upon its receipt by the Agent, properly executed by all the parties hereto.


                     FIRST UNION COMMERCIAL CORPORATION[C]

                      BY:__________________________
                      TITLE:

                                              [LOCKBOX BANK]


                      BY:__________________________
                      TITLE:

                      [BORROWER]

                      BY:__________________________
                      TITLE:

                                   EXHIBIT J

                     FORM OF NOTICE OF EXTENSION/CONVERSION


                                                        _______________, 199____

First Union Commercial Corporation,
  as Agent for the Lenders
One First Union Center
301 South College Street, 5th Floor
Charlotte, North Carolina  28202
Attention: [_______________]

Ladies and Gentlemen:

     The undersigned, National Equipment Services, Inc., a Delaware corporation (the "Company"), on behalf of itself and the other borrowing entities parties to the Credit Agreement, dated as of July 1, 1997, among the Company, such other Borrowers, certain financial institutions parties thereto, and First Union Commercial Corporation, as agent (together with all modifications, renewals or replacements, the "Credit Agreement"; capitalized terms used herein shall have the meanings given such terms in the Credit Agreement). The Company, on behalf of the Borrowers, hereby gives you notice, irrevocably, pursuant to Section 2.10 of the Credit Agreement that the Borrowers hereby request extensions and/or conversions under the Credit Agreement, and in that connection set forth below the information relating to such extensions and/or conversions (the "Extensions/Conversions") as required by Sections 2.10 of the Credit Agreement:

                                                       Interest       Interest
Borrower       Date of Borrowing        Amount           Rate          Period





     The Company, on behalf of the Borrowers, hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Extension/Conversion:

     (A) the representations and warranties contained in the Credit Agreement and in each other document executed in connection therewith are true and correct in all material respects before and after giving effect to the Extensions/Conversions and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

     (B) no event has occurred and is continuing, or would result from such Extensions/Conversions or from the application of the proceeds therefrom, which constitutes a Default or an Event of Default;

     (C)  all of the other conditions to the Extensions/Conversions set forth in
Article 2 of the Credit Agreement have been fulfilled; and

     (D) the Extensions/Conversions satisfy all limitations set forth in the Credit Agreement (including, without limitation, availability under the Borrowing Base).

     If notice of these Extensions/Conversions has been given previously by telephone, then this notice should be considered a written confirmation of such telephone notice as required by Section 2.10 of the Credit Agreement.

                                        NATIONAL EQUIPMENT SERVICES, INC.
                                        By:
                                        Name:
                                        Title:

                                   EXHIBIT K

                         FORM OF COMPLIANCE CERTIFICATE

                            [Letterhead of Company]

                                                                _________, 199__

First Union Commercial Corporation,
as Agent for the Lenders
One First Union Center
301 South College Street, 5th Floor
Charlotte, North Carolina 28202

Ladies and Gentlemen:

     I hereby certify to you as follows:

     (a) I am the duly elected [Title] of National Equipment Services, Inc., a Delaware corporation (the "Company"). Capitalized but undefined terms used in this Certificate shall have the meanings assigned to them in the Credit Agreement, dated as of July 1, 1997 (together with all modifications, renewals or replacements, the "Credit Agreement"), among the Company, certain other borrowing entities parties thereto (together with the Company, the "Borrowers"), the financial institutions parties thereto, and you, as Agent.

     (b) I have reviewed the terms of the Credit Agreement, and have made, or have caused to be made under my supervision, a review, in reasonable detail of the transactions and the condition of the Borrowers during the immediately preceding [month] [fiscal quarter] [fiscal year].

     (c) The review described in paragraph (b) above did not disclose the existence during or at the end of such period, and I have no knowledge of the existence as of the date hereof, of any condition or event which constitutes a Default or an Event of Default, except as hereinafter set forth. Described in a separate attachment to this Certificate are (i) detailed calculations demonstrating compliance by the Borrowers with the financial covenants contained in Section 8 of the Credit Agreement and (ii) the exceptions, if any, to this paragraph (c) (listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Company or applicable Borrower has taken, is taking, or proposes to take with respect to such condition or event).

     I further certify that, based on the review described in paragraph (b) above, neither the Company, any other Borrower nor any of the Subsidiaries at any time during or at the end of such period, except as specifically described in paragraph (k) below, did any of the following:

     (d) Changed its respective corporate name, or transacted business under any trade name, style, or fictitious name, other than those previously described to you and set forth in the Credit Agreement.

     (e) Changed the location of its chief executive office, or changed the location of or disposed of any of its assets (other than as permitted under the Credit Agreement) or established any new inventory locations (other than in connection with leases of Rental Equipment).

     (f) Changed its capital structure (other than as permitted under the Credit Agreement).

     (g) Materially changed the terms upon which it sells goods (including sales on consignment) or provides services, nor has any vendor or trade supplier to any of the Borrowers during or at the end of such month decreased the terms upon which it supplies goods to any of such Borrowers.

     (h) Permitted or suffered to exist any Liens or encumbrances on any of its properties, whether real or personal, other than as specifically permitted in the Credit Agreement.

     (i) Received any notices of any kind from any federal, state or local agency, tribunal or other authority regulating or having responsibility for any environmental matters.

     (j) Became aware of, obtained knowledge of, or received notification of, any breach or violation of any material covenant contained in any instrument or agreement in respect of indebtedness for money borrowed by any of the Borrowers or any of the Subsidiaries.

     (k)  [List exceptions, if any, to paragraphs (d) through (j) above].

     The foregoing certifications are made and delivered this____ day of______199__.

                                        Very truly yours,

                                        NATIONAL EQUIPMENT SERVICES, INC.

                                        By:
                                        Name:
                                        Title:

                                  Schedule A

[set forth evidence of compliance with financial covenants showing the calculations therefor in reasonable detail]

                                       EXHIBIT L

                          FORM OF BORROWING BASE CERTIFICATE

                                 EXHIBIT L

[NOTE: THIS FORM WAS NOT PART OF THE EXHIBITS ATTACHED TO THE FINAL CREDIT AGREEMENT]

                  FORM OF BORROWING BASE CERTIFICATE

      For the month ended _____________, 199____.

      I, the undersigned, the duly elected [Title] of National Equipment Services, Inc., a Delaware corporation (the "Company"), do hereby certify the following:

Accounts Receivables

1.    Aggregate face amount of the Borrowers' Accounts                      ____

2.    Ineligibles/Deductions

      Discounts, claims, charges and allowances of any nature               ____
      Excluded Sales to Affiliates                                          ____
      Accounts unpaid 90 days or more after invoice date                    ____
      Accounts owing by any debtor which has more than 50%
       of other Accounts unpaid 90 days or more after invoice date          ____
      Excess by which the Accounts of any single account debtor
       constitutes more than 15% of aggregate Accounts                      ____
      Creditors of Borrowers/Disputed Accounts/Set-Off                      ____
      Bankruptcy                                                            ____
      Foreign invoices (unless supported by guaranty or L/C)                ____
      Bill-and-hold, sale-and-return, etc.                                  ____
      Government account debtor                                             ____
      Non-delivered or rejected goods                                       ____
      Accounts determined ineligible by the Agent                           ____

      Total Ineligibles/Deductions:                                         ____

3.    Eligible Accounts Receivable                                          ____

4.    Eligible Accounts Receivable Advance Rate                              85%

5.    Available Accounts Receivable                                         ____

Inventory

A. Parts and Supplies
1.   Gross Value of Borrowers' Parts and Supplies Inventory 1               ____

2.   Ineligibles/Deductions

     Inventory located on leased property and no landlord waiver           ____
     Inventory subject to other Liens                                      ____
     Inventory in foreign location                                         ____
     Obsolete or slow moving Inventory                                     ____
     Inventory determined ineligible by the Agent                          ____

     Total Ineligibles/Deductions                                          ____

3.   Eligible Parts and Supplies Inventory                                 ____

4.   Eligible Parts and Supplies Inventory Advance Rate                     50%

5.   Available Parts and Supplies Inventory                                ____

B. Rental Equipment
1.   Orderly Liquidation Value of Gross Value
       of Borrowers' Rental Equipment 2                                     ____

2.   Ineligibles/Deductions

     Rental Equipment located on leased property and no landlord waiver    ____
     Rental Equipment subject to other Liens                               ____
     Rental Equipment in foreign location (other than Canada)              ____
     Obsolete or slow moving Rental Equipment                              ____
     Rental Equipment determined ineligible by the Agent                   ____

     Total Ineligibles/Deductions                                          ____

3.   Eligible Rental Equipment                                             ____

4.   Eligible Rental Equipment Advance Rate                                 80%
          (reduced by 1/60th on the last date of each month unless an Equipment appraisal is delivered in such month)

5.   Available Rental Equipment                                            ____

C. New Equipment



__________
     1 Valued at the lower of cost (on a FIFO basis) or market. All Parts and Supplies Inventory must meet the qualifications set forth in subpart (i) of the definition of Eligible Parts and Supplies Inventory.

     2 Valued based on the "Orderly Liquidation Value" as defined in the Credit
       Agreement. All Rental Equipment must meet the qualifications set forth in subpart (i) of the definition of Eligible Rental Equipment.

1.  Gross Value of Borrowers' New Equipment1                             ___

2.  Ineligibles/Deductions

    New Equipment located on leased property and no landlord waiver      ___
    New Equipment subject to other Liens                                 ___
    New Equipment in foreign location                                    ___
    Obsolete or slow moving Equipment                                    ___
    New Equipment determined ineligible by the Agent                     ___

    Total Ineligibles/Deductions                                         ___

3.  Eligible New Equipment                                               ___

4.  Eligible New Equipment Advance Rate                                   80%

5.  Available New Equipment                                              ___

Borrowing Base


1.  Borrowing Base Availability (the sum of Available Accounts
    Receivable, Available Parts and Supplies Inventory, Available
    Rental Equipment and Available New Equipment)                        ___

2.  Revolving Credit Committed Amount                                    ___

3.  Outstanding Revolving Loans
    and Letter of Credit Obligations                                     ___

4.  Reserves                                                             ___

5.  Net Borrowing Base Availability (the lesser of (1) and (2)
    minus (3) and (4))                                                   ___

    The foregoing Borrowing Base certificate is made and delivered this___ day of_____ 199__ .

                                   Very truly yours,

                                   NATIONAL EQUIPMENT SERVICES, INC.

                                   BY:
                                      ---------------------
                                   Title:





     1 Valued at the delivered cost of New Equipment. All New Equipment must meet the qualifications set forth in subpart (i) of the definition of Eligible New Equipment.

                                     EXHIBIT M

                         FORM OF BORROWER JOINDER AGREEMENT

     THIS BORROWER JOINDER AGREEMENT (the "Agreement", dated as of      , 19__,
is by and between                       , a                       (the
"Applicant Borrower"), and FIRST UNION COMMERCIAL CORPORATION , in its capacity as Agent (the "Agent") under that certain Credit Agreement (as amended and modified, the "Credit Agreement") dated as of July 1, 1997 by and among National Equipment Services, Inc., a Delaware corporation and certain related borrowing entities (the "Borrowers"), the Lenders party thereto and the Agent. All of the defined terms in the Credit Agreement are incorporated herein by reference.

     The Applicant Borrower has indicated its desire to become a Borrower pursuant to the terms of the Credit Agreement.

     Accordingly the Applicant Borrower hereby agrees as follows with the Agent, for the benefit of the Lenders:

1. The Applicant Borrower hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Applicant Borrower will be deemed to be a party to the Credit Agreement and a "Borrower" for all purposes of the Credit Agreement and the other Credit Documents, and shall have all of the obligations of a Borrower thereunder as if it has executed the Credit Agreement and the other Credit Documents. The Applicant Borrower hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement and in the Credit Documents, including without limitation (i) all of the representations and warranties of the Credit Parties set forth in Section 6 of the Credit Agreement, as supplemented from time to time in accordance with the term thereof, and (ii) all of the affirmative and negative covenants set forth in Sections 7, 8, and 9 of the Credit Agreement.

     1. The Applicant Borrower hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Applicant Borrower will be deemed to be a party to the Security Agreement, and shall have all the obligations of an "Obligor" (as such term is defined in the Security Agreement) thereunder as if it had executed the Security Agreement. The Applicant Borrower hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement. Without limiting generality of the foregoing terms of this paragraph 2, the Applicant Borrower hereby grants to the Agent, for the benefit of the lenders, a continuing security interest in, and a right of set off against any and all right, title and interest of the Applicant Borrower in and to the Collateral (as such term is defined in Section 2 of the Security Agreement) of the Applicant Borrower.

     2. The Applicant Borrower hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Applicant Borrower will be deemed to be a party to the Pledge Agreement, and shall have all the obligations of a "Pledgor" thereunder as if it had executed the Pledge Agreement. The Applicant Borrower hereby ratifies, as of the date hereof, and agrees to be bound by, all the terms, provisions and conditions contained in the Pledge Agreement. Without limiting the generality of the foregoing terms of this paragraph 3, the Applicant Borrower hereby pledges and assigns to the Agent, for the benefit of the Lenders, and grants to the Agent, for the benefit of the Lenders, a continuing security interest in any and all right, title and interest of the Applicant Borrower in and to Pledged Stock (as such term is defined in Section 1 of the Pledge Agreement) and the other Collateral (as such term is defined in Section 1 of the Pledge Agreement).

     3. The Applicant Borrower acknowledges and confirms that it has received a copy of the Credit Agreement and the schedules and exhibits thereto, the Pledge Agreement and the schedules and exhibits thereto and the Security Agreement and the schedules and exhibits relating thereto. The information on the Schedules to the Credit Agreement, the Pledge Agreement and the Security Agreement are amended to provide the information shown on the attached Schedule A.

     4. National Equipment Services, Inc. confirms that all of its and its Subsidiaries' obligations under the Credit Agreement are, and upon the Applicant Borrower becoming a Borrower shall continue to be, in full force and effect. National Equipment Services, Inc. further confirms that immediately upon the Applicant Borrower becoming a Borrower the term "Obligations", as used in the Credit Agreement, shall include all Obligations of such Applicant Borrower under the Credit Agreement and under each other Credit Document.

     5. The Applicant Borrower hereby agrees that upon becoming a Borrower it will assume all Obligations of a Borrower as set forth in the Credit Agreement. By its execution of this Agreement, the Applicant Borrower appoints each of ________________, [title] and ____________________, [title], of National
Equipment Services, Inc., to be its attorneys ("its Attorneys") and in its name and on its behalf and as its act and deed or otherwise to sign all documents and carry out all such acts as are necessary or appropriate in connection with executing any Notice of Borrowing, Notice of Extension/Conversion or any Borrowing Base Certificate or any security documents (the "Documents") in connection with the Credit Agreement, provided that such Documents are in substantially the form provided therefor in the applicable exhibits thereto. This Power of Attorney shall be valid for the duration of the term of the Credit Agreement. The Applicant Borrower hereby undertakes to ratify everything which either of its Attorneys shall do in order to execute the Documents mentioned herein.

     6. Each of National Equipment Services, Inc. and the Applicant Borrower agrees that at any time and from time to time, upon the written request of the Agent, it will execute and deliver such further documents and do such further acts and things as the Agent may reasonably request in order to effect the purposes of this Agreement.

     7. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

     8. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the Applicant Borrower has caused this Borrower Joinder Agreement to be duly executed by its authorized officers, and the Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

                             <<APPLICANT BORROWER>>

                             By:
                             Name:

                              Title:


                              NATIONAL EQUIPMENT SERVICES, INC.

                              By:
                              Name:
                              Title:


                              FIRST UNION COMMERCIAL CORPORATION

                              By:
                              Name:
                              Title:

                                   SCHEDULE A
                                       to
                           Borrower Joinder Agreement

                         Schedules to Credit Agreement
                          (to be updated as necessary)


                      Schedule 1(b) to Security Agreement
                             Intellectual Property


                      Schedule 3(a) to Security Agreement
                             Chief Executive Office


                      Schedule 3(b) to Security Agreement
                             Location of Collateral


                      Schedule 3(c) to Security Agreement
                      Mergers, Consolidations, Changes in
                         Structure or Use of Tradenames


                         Schedule 1 to Pledge Agreement
                                 Pledged Stock

                                 SCHEDULE 1.1A

                            LENDERS AND COMMITMENTS

                                     REVOLVING                        TERM
                      REVOLVING        CREDIT          TERM           LOAN
                        CREDIT       COMMITMENT        LOAN        COMMITMENT
LENDER                COMMITMENT     PERCENTAGE     COMMITMENT     PERCENTAGE
------               -------------  ------------    ------------  ------------
First Union         $17,391,304.35  17.391304348%  $2,608,695.65  17.391304348%
Commercial
Corporation

BankBoston, N.A.    $15,217,391.30  15.217391304%  $2,282,608.70  15.217391304%

American National   $15,217,391.30  15.217391304%  $2,282,608.70  15.217391304%
Bank and Trust
Company of Chicago

Comerica Bank       $10,869,565.22  10.869565217%  $1,630,434.78  10.869565217%

The CIT Group/       $8,260,869.57   8.260869565%  $1,239,130.43   8.260869565%
Business
Credit, Inc.

Bankers Trust        $8,260,869.57   8.260869565%  $1,239,130.43   8.260869565%
Company

Harris Trust and     $8,260,869.57   8.260869565%  $1,239,130.43   8.260869565%
Savings Bank

Heller Financial,    $8,260,869.57   8.260869565%  $1,239,130.43   8.260869565%
Inc.

Mercantile Business  $8,260,869.57   8.260869565%  $1,239,130.43   8.260869565%
Credit, Inc.
                     -------------   ------------  -------------   ------------
TOTAL                 $100,000,000           100%    $15,000,000           100%
                     =============   ============  =============   ============

                                 SCHEDULE 1.1B

                               CLOSING CONDITIONS

The obligation of each Lender to make Loans and/or of the Issuing Bank to issue Letters of Credit shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions precedent:

     1. Executed Credit Documents. Receipt by the Agent of duly executed copies of:

          (a)  the Credit Agreement;

          (b)  the Notes;

          (c)  the Security Documents; and

          (d)  all other Credit Documents,

     each in form and substance acceptable to the Lenders in their sole discretion.

     2.   Corporate Documents. Receipt by the Agent of the following:

          (a) Charter Documents. Copies of the articles or certificates of incorporation or other charter documents of each Borrower certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of such Borrower to be true and correct as of the Closing Date.

          (b) Bylaws. A copy of the bylaws of each Borrower certified by a secretary or assistant secretary of such Borrower to be true and correct as of the Closing Date.

          (c) Resolutions. Copies of resolutions of the Board of Directors of each Borrower approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Borrower to be true and correct and in force and effect as of the Closing Date.

          (d) Good Standing. Copies of (i) certificates of good standing, existence or its equivalent with respect to each Borrower certified as of a recent date by the appropriate governmental authorities of the state or other jurisdiction of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect and (ii) to the extent available, a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

          (e) Incumbency. An incumbency certificate of each Borrower certified by a secretary or assistant secretary to be true and correct as of the Closing Date.

     3. Financial Statements. Receipt by the Agent and the Lenders of the financial statements described in Section 6.6 of the Credit Agreement and such other information relating to the Borrowers or the Closing Date Acquisitions as the Agent may reasonably require in connection with the structuring and syndication of credit facilities of the type described herein. The Borrowers shall certify as of the Closing Date that such financial statements have been prepared in accordance with the books and records of the Borrowers and their predecessor corporation, as applicable, and fairly present in all material respects the financial condition of each of the Borrowers and such predecessor corporations at the dates thereof and the results of operations for the periods indicated (subject, in the case of unaudited financial statements, to normal year-end adjustments and the absence of footnote disclosures), and such financial statements have been prepared in conformity with GAAP consistently applied throughout the periods involved.

     4. Opinions of Counsel. Receipt by the Agent of an opinion, or opinions (which shall cover, among other things, authority, legality, validity, binding effect, enforceability, and attachment and perfection of liens), satisfactory to the Agent, addressed to the Agent and the Lenders and dated the Closing Date, from legal counsel to the Borrowers.

     5. Environmental Reports. Receipt by the Agent in form and substance satisfactory to it of the environmental assessment reports and related documents prepared in connection with the Closing Date Acquisitions or otherwise prepared for any of the Borrowers in respect of Real Estate.

     6. Personal Property Collateral. The Agent shall have received:

          (a) searches of Uniform Commercial Code filings in the jurisdiction of the chief executive office of each Borrower and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Agent's security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

          (b) duly executed UCC financing statements for each appropriate jurisdiction as is necessary, in the Agent's sole discretion, to perfect the Agent's security interest in the Collateral;

          (c) searches of ownership of intellectual property in the appropriate governmental offices and such patent/trademark/copyright filings as requested by the Agent in order to perfect the Agent's security interest in the Collateral;

          (d) all stock certificates evidencing the Capital Stock pledged to the Agent pursuant to the Pledge Agreement, together with duly executed in blank undated stock powers attached thereto;

          (e) such patent/trademark/copyright filings as requested by the Agent in order to perfect the Agent's security interest in the Collateral;

          (f) all instruments and chattel paper in the possession of any of the Borrowers, together with allonges or assignments as may be necessary or appropriate to perfect the Agent's security interest in the Collateral to the extent required under the Security Agreement; and

          (g) duly executed consents as are necessary, in the Agent's sole discretion, to perfect the Lenders' security interest in the Collateral.

     7. Priority of Liens. The Agent shall have received satisfactory evidence that (a) the Agent, on behalf of the Lenders, holds a perfected, first priority Lien on all Collateral (subject to clause (b)) and (b) none of the Collateral is subject to any other Liens other than Permitted Liens.

     8. Availability. After giving effect to the initial Loans made and Letters of Credit issued hereunder on the Closing Date, there shall be at least $3,000,000 of availability existing under the Revolving Credit Committed Amount.

     9. Opening Borrowing Base Certificate. Receipt by the Agent of a Borrowing Base Certificate as of the Closing Date after giving effect to the Sprintank Acquisition, substantially in the form of Exhibit L and certified by the chief financial officer of the Company to be true and correct as of the Closing Date.

     10. Evidence of Insurance. Receipt by the Agent of copies of insurance policies or certificates of insurance of the Borrowers or certificates of insurance of the Borrowers evidencing liability and casualty insurance meeting the requirements set forth in the Credit Documents, including, but not limited to, naming the Agent as sole loss payee on behalf of the Lenders.

     11. Corporate Structure. The corporate capital and ownership structure of the Company and its Subsidiaries (after giving effect to the Sprintank Acquisition) shall be as described in Schedule 6.9.

     12. Equity Investment. Receipt by the Agent of evidence that a cash equity investment of at least $20,500,000 shall have been made in the Company by Golder Thoma and/or its Affiliates (net of reasonable expenses payable to third parties in connection therewith) on terms that are reasonably satisfactory to the Agent.

     13. Subordinated Debt (a) the Borrowers shall have issued Subordinated Debt pursuant to the Existing Subordinated Notes, (b) the Agent shall have received a copy, certified by an officer of the Company as true and complete, of each Existing Subordinated Note as originally executed and delivered, and no amendment or modification thereof shall have been entered into on or prior to the Closing Date which shall not have been approved by each of the Lenders and
(c) the Borrowers shall have received proceeds (or other equivalent value therefor) from the issuance of the Existing Subordinated Notes in an aggregate principal amount of $1,000,000.

    14. Consents. Receipt by the Agent of evidence that all governmental, shareholder and third party consents (including Hart-Scott-Rodino clearance) and approvals required in connection with the Sprintank Acquisition and the related financings and other transactions contemplated hereby and expiration of all applicable waiting periods without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on the Sprintank Acquisition or such other transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the judgment of the Agent could have such effect.

     15. Litigation. There shall not exist (a) any order, decree, judgment, ruling or injunction which restrains the consummation of the Sprintank Acquisition in the manner contemplated by the Sprintank Purchase Agreement or
(b) any pending or threatened action, suit, investigation or proceeding against a Borrower that could reasonably be expected to have a Material Adverse Effect.

     16. Other Indebtedness. Receipt by the Agent of evidence that, after giving effect to the Sprintank Acquisition and the making of the Loans made on the Closing Date, the Borrowers shall have no Funded Indebtedness other than the Indebtedness other than the Indebtedness under (a) the Credit Documents and (b) the Subordinated Notes.

     17. Solvency Certificate. Receipt by the Agent of an officer's certificate for each Borrower prepared by the chief financial officer of each such Borrower as to the financial condition, solvency and related matters of each such Borrower, in each case after giving effect to the Closing Date Acquisitions and the initial borrowings under the Credit Documents, in substantially the form of Exhibit C hereto.

     18. Sprintank Purchase Agreement. There shall not have been any material modification, amendment, supplement or waiver to the Sprintank Purchase Agreement without the prior written consent of the Agent, including, but not limited to, any modification, amendment, supplement or waiver relating to the amount or type of consideration to be paid in connection with the Sprintank Acquisition and the contents of all disclosure schedules and exhibits, and the Sprintank Acquisition shall have been consummated in accordance with the terms of the Sprintank Purchase Agreement (without waiver of any conditions precedent to the obligations of the buyer thereunder). The Agent shall have received the final Sprintank Purchase Agreement, together with all exhibits and schedules thereto, certified by an officer of the Company.

     19. Officer's Certificates. The Agent shall have received a certificate or certificates executed by an Executive Officer of the Company as of the Closing Date stating that (a) each Borrower is in compliance with all existing financial obligations, (b) all governmental, shareholder and third party consents and approvals, if any, with respect to the Credit Documents and the transactions contemplated thereby have been obtained, (c) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to affect any Borrower or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding could reasonably be expected to have a Material Adverse Effect, (d) the transactions contemplated by the Sprintank Purchase Agreement have been consummated in accordance with the terms thereof and (e) immediately after giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated therein to occur on such date,
(i) each of the Borrowers is solvent, (ii) no Default or Event of Default exists, (iii) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and (iv) the Borrowers are in compliance with each of the financial convenants set forth in Section 8.

     20. Fees and Expenses. Payment by the Borrowers of all fees and expenses owed by them to the Lenders and the Agent, including, without limitation, payment to the Agent of the fees set forth in the Fee Letter.

     21. Sources and Uses: Payment Instructions. Receipt by the Agent of (a) a statement of sources and uses of funds covering all payments reasonably expected to be made by the Company in connection with the transactions contemplated by the Credit Documents to be consummated on the Closing Date and reflecting all of the Closing Date Acquisitions, in each case, including an itemized estimate of all fees, expenses and other closing costs and (b) payment instructions with respect to each wire transfer to be made by the Agent on behalf of the Lenders or the Company or any other Borrower on the Closing Date setting forth the amount of such transfer, the name and number of the account to which such transfer is to be made, the name and ABA number of the bank or other financial institution where such account is located and the name and telephone number of an individual that can be contacted to confirm receipt of such transfer.

     22. Powers of Attorney. Receipt by the Agent of copies of the powers of attorney executed by the Borrowers (other than the Company) appointing certain officers of the Company to execute certain ancillary documents on behalf of the Borrowers.

     23. Other. Receipt by the Lenders of such other documents, instruments, agreements or information as reasonably requested by any Lender, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership and contingent liabilities of the Borrowers.

     The documents referred to in this Schedule shall be delivered to the Agent and the Lenders no later than the Closing Date. The certificates and opinions referred to in this Schedule shall be dated the Closing Date.

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